                                                                 EXHIBIT 10.41.1

                   AMENDED AND RESTATED MASTER LEASE AGREEMENT

                                      AMONG

                             HEALTH CARE REIT, INC.

                       HCRI NORTH CAROLINA PROPERTIES, LLC

                       HCRI TENNESSEE PROPERTIES, INC. AND

                           HCRI TEXAS PROPERTIES, LTD.

                                       AND

                         ALTERRA HEALTHCARE CORPORATION

                                  JULY 1, 2001

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                                TABLE OF CONTENTS

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ARTICLE 1: LEASED PROPERTY, TERM AND DEFINITIONS....................................................       1
     1.1   Leased Property..........................................................................       1
     1.2   Indivisible Lease........................................................................       1
     1.3   Term.....................................................................................       2
     1.4   Definitions..............................................................................       2
     1.5   Landlord As Agent........................................................................       9

ARTICLE 2: RENT.....................................................................................       9
     2.1   Base Rent................................................................................       9
     2.2   Increase of Lease Rate and Base Rent.....................................................       9
     2.3   Additional Rent..........................................................................      10
     2.4   Place of Payment of Rent.................................................................      10
     2.5   Net Lease................................................................................      11
     2.6   No Termination, Abatement, Etc...........................................................      11
     2.7   Computational Method.....................................................................      11

ARTICLE 3: IMPOSITIONS AND UTILITIES................................................................      11
     3.1   Payment of Impositions...................................................................      11
     3.2   Definition of Impositions................................................................      12
     3.3   Escrow of Impositions....................................................................      13
     3.4   Utilities................................................................................      13
     3.5   Discontinuance of Utilities..............................................................      13
     3.6   Business Expenses........................................................................      13
     3.7   Permitted Contests.......................................................................      14

ARTICLE 4: INSURANCE................................................................................      14
     4.1   Property Insurance.......................................................................      14
     4.2   Liability Insurance......................................................................      15
     4.3   Builder's Risk Insurance.................................................................      16
     4.4   Insurance Requirements...................................................................      16
     4.5   Replacement Value........................................................................      17
     4.6   Blanket Policy...........................................................................      17
     4.7   No Separate Insurance....................................................................      17
     4.8   Waiver of Subrogation....................................................................      17
     4.9   Mortgages................................................................................      17
     4.10  Escrows..................................................................................      18

ARTICLE 5: INDEMNITY................................................................................      18
     5.1   Tenant's Indemnification.................................................................      18
           5.1.1       Notice of Claim..............................................................      18
           5.1.2       Survival of Covenants........................................................      18
           5.1.3       Reimbursement of Expenses....................................................      19
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     5.2   Environmental Indemnity; Audits..........................................................      19
     5.3   Limitation of Landlord's Liability.......................................................      19

ARTICLE 6: USE AND ACCEPTANCE OF PREMISES...........................................................      19
     6.1   Use of Leased Property...................................................................      19
     6.2   Acceptance of Leased Property............................................................      20
     6.3   Conditions of Use and Occupancy..........................................................      20

ARTICLE 7: MAINTENANCE AND MECHANICS' LIENS.........................................................      20
     7.1   Maintenance..............................................................................      20
     7.2   Required Alterations.....................................................................      20
     7.3   Mechanic's Liens.........................................................................      21
     7.4   Replacements of Fixtures and Landlord's Personal Property................................      21

ARTICLE 8: DEFAULTS AND REMEDIES....................................................................      22
     8.1   Events of Default........................................................................      22
     8.2   Remedies.................................................................................      24
     8.3   Right of Set-Off.........................................................................      26
     8.4   Performance of Tenant's Covenants........................................................      26
     8.5   Late Payment Charge......................................................................      26
     8.6   Interest.................................................................................      27
     8.7   Litigation; Attorneys' Fees..............................................................      27
     8.8   Escrows and Application of Payments......................................................      27
     8.9   Remedies Cumulative......................................................................      27

ARTICLE 9: DAMAGE AND DESTRUCTION...................................................................      28
     9.1   Notice of Casualty.......................................................................      28
     9.2   Substantial Destruction..................................................................      28
     9.3   Partial Destruction......................................................................      29
     9.4   Restoration..............................................................................      29
     9.5   Insufficient Proceeds....................................................................      30
     9.6   Not Trust Funds..........................................................................      30
     9.7   Landlord's Inspection....................................................................      30
     9.8   Landlord's Costs.........................................................................      30
     9.9   No Rent Abatement........................................................................      31

ARTICLE 10: CONDEMNATION............................................................................      31
     10.1  Total Taking.............................................................................      31
     10.2  Partial Taking...........................................................................      31
     10.3  Condemnation Proceeds Not Trust Funds....................................................      31

ARTICLE 11: TENANT'S PROPERTY.......................................................................      32
     11.1  Tenant's Property........................................................................      32
     11.2  Requirements for Tenant's Property.......................................................      32

ARTICLE 12: RENEWAL OPTIONS.........................................................................      33
     12.1  Renewal Options..........................................................................      33
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                                      (ii)
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     12.2  Effect of Renewal........................................................................      33
     12.3  Effect of Non-Renewal or Expiration of Lease.............................................      34

ARTICLE 13: OPTION TO PURCHASE......................................................................      34
     13.1  Option to Purchase.......................................................................      34
     13.2  Option Price.............................................................................      34
     13.3  Fair Market Value........................................................................      35
     13.4  Closing..................................................................................      36
     13.5  Failure to Close Option..................................................................      36
     13.6  Failure to Exercise Option to Purchase and Renewal Option................................      37

ARTICLE 14: NEGATIVE COVENANTS......................................................................      37
     14.1  No Debt..................................................................................      37
     14.2  No Liens.................................................................................      37
     14.3  No Guaranties............................................................................      37
     14.4  No Transfer..............................................................................      37
     14.5  No Dissolution...........................................................................      37
     14.6  [INTENTIONALLY OMITTED]..................................................................      37
     14.7  No Investments...........................................................................      37
     14.8  Contracts................................................................................      38
     14.9  Subordination of Payments to Affiliates..................................................      38
     14.10 Change of Location or Name...............................................................      38

ARTICLE 15: AFFIRMATIVE COVENANTS...................................................................      38
     15.1  Perform Obligations......................................................................      38
     15.2  Proceedings to Enjoin or Prevent Construction............................................      38
     15.3  Documents and Information................................................................      38
           15.3.1      Furnish Documents............................................................      38
           15.3.2      Furnish Information..........................................................      39
           15.3.3      Further Assurances and Information...........................................      39
           15.3.4      Material Communications......................................................      39
           15.3.5      Requirements for Financial Statements........................................      39
           15.3.6      Confidentiality..............................................................      39
     15.4  Compliance With Laws.....................................................................      40
     15.5  Broker's Commission......................................................................      40
     15.6  Existence and Change in Control..........................................................      40
     15.7  Financial Covenants......................................................................      40
           15.7.1      Definitions..................................................................      40
           15.7.2      Coverage Ratio...............................................................      40
           15.7.3      Net Worth....................................................................      41
           15.7.4      Current Ratio................................................................      41
           15.7.5      Debt to Equity Ratio.........................................................      41
           15.7.6      Working Capital..............................................................      41
     15.8  Transfer of License and Facility Operations..............................................      41
     15.9  Most Favored Lessor Provision............................................................      41
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                                     (iii)
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ARTICLE 16: ALTERATIONS, CAPITAL IMPROVEMENTS, AND SIGNS............................................      41
     16.1  Prohibition on Alterations and Improvements..............................................      41
     16.2  Approval of Alterations..................................................................      41
     16.3  Permitted Alterations....................................................................      42
     16.4  Requirements for Permitted Alterations...................................................      42
     16.5  Ownership and Removal of Permitted Alterations...........................................      43
     16.6  Signs....................................................................................      43

ARTICLE 17: [RESERVED]..............................................................................      43

ARTICLE 18: ASSIGNMENT AND SALE OF LEASED PROPERTY..................................................      43
     18.1  Prohibition on Assignment and Subletting.................................................      43
     18.2  Requests for Landlord's Consent to Assignment, Sublease or Management Agreement..........      43
     18.3  Agreements with Residents................................................................      44
     18.4  Sale of Leased Property..................................................................      44
     18.5  Assignment by Landlord...................................................................      45

ARTICLE 19: HOLDOVER AND SURRENDER..................................................................      45
     19.1  Holding Over.............................................................................      45
     19.2  Surrender................................................................................      45

ARTICLE 20: LETTER OF CREDIT........................................................................      45
     20.1  Terms of Letter of Credit................................................................      45
     20.2  Replacement Letter of Credit.............................................................      45
     20.3  Draws....................................................................................      46
     20.4  Partial Draws............................................................................      46
     20.5  Substitute Letter of Credit..............................................................      47
     20.6  Retention of Letter of Credit............................................................      47
     20.7  Termination of Letter of Credit Amount...................................................      47

ARTICLE 21: QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT AND ESTOPPEL CERTIFICATES....................      47
     21.1  Quiet Enjoyment..........................................................................      47
     21.2  Subordination............................................................................      47
     21.3  Attornment...............................................................................      48
     21.4  Estoppel Certificates....................................................................      48

ARTICLE 22: REPRESENTATIONS AND WARRANTIES..........................................................      49
     22.1  Organization and Good Standing...........................................................      49
     22.2  Power and Authority......................................................................      49
     22.3  Enforceability...........................................................................      49
     22.4  Government Authorizations................................................................      49
     22.5  Financial Statements.....................................................................      49
     22.6  Condition of Facility....................................................................      49
     22.7  Compliance with Laws.....................................................................      50
     22.8  No Litigation............................................................................      50
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                                      (iv)
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     22.9  Consents.................................................................................      50
     22.10 No Violation.............................................................................      50
     22.11 Reports and Statements...................................................................      50
     22.12 ERISA....................................................................................      51
     22.13 Chief Executive Office...................................................................      51
     22.14 Other Name or Entities...................................................................      51
     22.15 Parties in Possession....................................................................      51
     22.16 Access...................................................................................      51
     22.17 Utilities................................................................................      51
     22.18 Condemnation and Assessments.............................................................      51
     22.19 Zoning...................................................................................      51
     22.20 Pro Forma Statement......................................................................      52
     22.21 Environmental Matters....................................................................      52
     22.22 Leases and Contracts.....................................................................      52
     22.23 No Default...............................................................................      52

ARTICLE 23: FUTURE PROJECTS.........................................................................      52
     23.1  Obligation for Future Projects...........................................................      52
     23.2  Coterminous Transactions.................................................................      52

ARTICLE 24: SECURITY INTEREST.......................................................................      53
     24.1  Collateral...............................................................................      53
     24.2  Additional Documents.....................................................................      53
     24.3  Notice of Sale...........................................................................      54

ARTICLE 25: MISCELLANEOUS...........................................................................      54
     25.1  Notices..................................................................................      54
     25.2  Advertisement of Leased Property.........................................................      54
     25.3  Entire Agreement.........................................................................      54
     25.4  Severability.............................................................................      54
     25.5  Captions and Headings....................................................................      55
     25.6  Governing Law............................................................................      55
     25.7  Memorandum of Lease......................................................................      55
     25.8  Waiver...................................................................................      55
     25.9  Binding Effect...........................................................................      55
     25.10 Power of Attorney........................................................................      55
     25.11 No Offer.................................................................................      56
     25.12 Modification.............................................................................      56
     25.13 Landlord's Modification..................................................................      56
     25.14 No Merger................................................................................      56
     25.15 Laches...................................................................................      56
     25.16 Limitation on Tenant's Recourse..........................................................      56
     25.17 Construction of Lease....................................................................      57
     25.18 Counterparts.............................................................................      57
     25.19 Custody of Escrow Funds..................................................................      57
     25.20 Landlord's Status as a REIT..............................................................      57
     25.21 Exhibits.................................................................................      57
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     25.22 WAIVER OF JURY TRIAL.....................................................................      57
     25.23 CONSENT TO JURISDICTION..................................................................      57
     25.24 Attorney's Fees and Expenses.............................................................      58
     25.25 Survival.................................................................................      58
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EXHIBIT A:  LEGAL DESCRIPTIONS

EXHIBIT B:  PERMITTED EXCEPTIONS

EXHIBIT C:  FACILITY INFORMATION

EXHIBIT D:  LANDLORD'S PERSONAL PROPERTY

EXHIBIT E:  DOCUMENTS TO BE DELIVERED

EXHIBIT F:  TENANT'S CERTIFICATE AND FACILITY FINANCIAL REPORTS

EXHIBIT G:  GOVERNMENT AUTHORIZATIONS TO BE OBTAINED; ZONING PERMITS

EXHIBIT H:  PENDING LITIGATION

EXHIBIT I:  LIST OF LEASES AND CONTRACTS

                                      (vi)
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                   AMENDED AND RESTATED MASTER LEASE AGREEMENT

            This Amended and Restated Master Lease Agreement ("Lease") is made effective as of July 1, 2001 (the "Effective Date") among HEALTH CARE REIT, INC., a corporation organized under the laws of the State of Delaware ("HCRI" and a "Landlord" as further defined in Section 1.4 below), HCRI NORTH CAROLINA PROPERTIES, LLC, a limited liability company organized under the laws of the State of Delaware ("HCRI-NC" and a "Landlord"), HCRI TENNESSEE PROPERTIES, INC., a corporation organized under the laws of the State of Delaware ("HCRI-TN" and a "Landlord"), and HCRI TEXAS PROPERTIES, LTD., a limited partnership organized under the laws of the State of Texas ("HCRI-TX" and a "Landlord"), each Landlord having its principal office located at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475, and ALTERRA HEALTHCARE CORPORATION, a corporation organized under the laws of the State of Delaware ("Tenant"), having its chief executive office located at 10000 Innovation Drive, Milwaukee, Wisconsin 53226.

                                R E C I T A L S

            A. Tenant is the tenant of the Leased Property (defined below) pursuant to numerous Lease Agreements by and between Landlord and Tenant, or Tenant's predecessor in interest, including a certain Lease Agreement between Health Care REIT, Inc. and Alternative Living Services, Inc. d/b/a Alterra dated May 19, 1999 for the facility known as Clare Bridge of Everett and located in Everett, Washington ("Everett Lease").

            B. Landlord and Tenant desire to consolidate all leases by and between Landlord and Tenant into the Everett Lease and to amend and restate the Everett Lease as set forth herein.

            NOW, THEREFORE, Landlord and Tenant agree as follows:

            ARTICLE 1: LEASED PROPERTY, TERM AND DEFINITIONS

            1.1 Leased Property. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Property, subject, however, to the Permitted Exceptions and subject to the terms and conditions of this Lease.

            1.2 Indivisible Lease. This Lease constitutes one indivisible lease of the entire Leased Property. The Leased Property constitutes one economic unit and the Base Rent and all other provisions have been negotiated and agreed to based on a lease of all of the Leased Property as a single, composite, inseparable transaction and would have been materially different had separate leases or a divisible lease been intended. Except as expressly provided herein for specific, isolated purposes (and then only to the extent expressly otherwise stated), all provisions of this Lease shall apply equally and uniformly to all the Leased Property as one unit and any Event of Default under this Lease is an Event of Default as to the entire Leased Property. The parties intend that the provisions of this Lease shall at all times be construed, interpreted and applied so as to carry out their mutual objective to create a single indivisible lease of all the Leased Property and, in particular but without limitation, that for purposes of any assumption, rejection or assignment of this Lease under the Bankruptcy Code, this is one indivisible and non-severable lease and executory contract dealing with one legal and economic unit which must be assumed, rejected or assigned as a whole with respect to all (and only all) the Leased Property covered hereby. The parties agree that the existence of more than one Landlord under this Lease does not affect the indivisible, non-severable nature of this Lease. The parties may amend this Lease from time to time to include one or more additional Facility Properties as part of the Leased Property and such future addition to the Leased Property shall not in any way change the indivisible and non-severable nature of this Lease and all of the foregoing provisions shall continue to apply in full force.

            1.3 Term. The initial term ("Initial Term") of this Lease commences on the Effective Date and expires at 12:00 Midnight Eastern Time on the fifteenth anniversary of the Commencement Date (the "Expiration Date"); provided, however, that [i] Tenant has one or more options to renew the Lease pursuant to Article 12, and [ii] that any addition to the Leased Property pursuant to amendment of this Lease shall extend the Initial Term so that the Initial Term shall expire on the fifteenth anniversary of the Amended Commencement Date as set forth in such amendment.

            1.4 Definitions. Except as otherwise expressly provided, [i] the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular; [ii] all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as of the time applicable; and [iii] the words "herein", "hereof", and "hereunder" and similar words refer to this Lease as a whole and not to any particular Section .

            "ADA" means the federal statute entitled Americans with Disabilities Act, 42 U.S.C. Section 12101, et seq.

            "Affiliate" means any person, corporation, partnership, limited liability company, trust, or other legal entity that, directly or indirectly, controls, or is controlled by, or is under common control with Tenant. "Control" (and the correlative meanings of the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity.

            "Allocated Lease Amount" means the portion of the Lease Amount allocated to a specific Facility for certain specified purposes as set forth on the attached Exhibit C, including any Lease Advance Amount designated by Landlord as allocated to such specific Facility.

            "Amended Commencement Date" means the Commencement Date as amended pursuant to the most recent amendment of this Lease in effect at such time.

            "Annual Facility Budget" means Tenant's projection of the Facility Financial Statement for the next fiscal year (or the 12-month rolling forward period, if applicable).

            "Annual Financial Statements" means [i] for Tenant, an audited balance sheet, statement of income, and statement of cash flows for the most recent fiscal year on an individual facility and consolidated basis; and [ii] for each Facility, an unaudited Facility Financial Statement for the most recent fiscal year.

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            "Bankruptcy Code" means the United State Bankruptcy Code set forth in 11 U.S.C. Section 101 et. seq., as amended from time to time.

            "Base Rent" has the meaning set forth in Section 2.1, as increased from time to time pursuant to Section 2.2.

            "Business Day" means any day other than a Saturday, Sunday, or national holiday.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

            "Closing" means the closing of the lease of the Leased Property to Tenant.

            "Collateral" has the meaning set forth in Section 24.1.

            "Commencement Date" means the Effective Date if such date is the first day of a month, and if it is not, the first day of the first month following the Effective Date.

            "Commitment" means the Commitment Letter for the Lease dated June 26, 2001.

            "Company Financial Model" means Tenant's projection of its financial statement for the next five fiscal years, which shall include the balance sheet, statement of income and statement of cash flow.

            "CPI Index" has the meaning set forth in Section 2.2.

            "Effective Date" means the date of this Lease as set forth in the first paragraph hereof.

            "Environmental Laws" means all federal, state, and local ecological, wetlands, and other environmental laws and regulations, as amended from time to time, including but not limited to [i] CERCLA; [ii] the Resource Conservation and Recovery Act; [iii] the Hazardous Materials Transportation Act; [iv] the Clean Air Act; [v] Clean Water Act; [vi] the Toxic Substances Control Act; and [vii] the Safe Drinking Water Act.

            "Event of Default" has the meaning set forth in Section 8.1.

            "Expiration Date" has the meaning set forth in Section 1.3.

            "Extended Term" has the meaning set forth in Section 12.3(a).

            "Facility" means each facility located on a portion of the Land, including the Facility Property associated with such Facility. References in this Lease to the "Facility" shall mean each Facility individually unless expressly stated otherwise.

            "Facility Financial Statement" means a financial statement for each Facility which shall include the statement of income and expense, occupancy census data (including payor mix

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to the extent presently provided by Affiliates) and a comparison of the actual financial data versus the Annual Facility Budget for the applicable period.

            "Facility Name" means the name under which a Facility has done business during the Term. The Facility Name in use by each Facility on the Effective Date is set forth on the attached Exhibit C.

            "Facility Property" means the portion of the Land on which a Facility is located, the legal description of which is set forth beneath the applicable Facility Name on Exhibit A, the Improvements on such portion of the Land, the Related Rights with respect to such portion of the Land, and Landlord's Personal Property with respect to such Facility. References in this Lease to the "Facility Property" shall mean the entire Facility Property unless expressly stated otherwise.

            "Facility Uses" means the uses relating to the operation of a Facility as a facility of the type and operating the number of beds and units set forth on Exhibit C with respect to such Facility.

            "Fair Market Value" has the meaning set forth in Section 13.3.

            "Financial Statements" means [i] the annual, quarterly and year to date financial statements of Tenant; and [ii] all operating statements for each Facility, that were submitted to Landlord prior to the Effective Date.

            "Fixtures" means all permanently affixed equipment, machinery, fixtures and other items of real and/or personal property (excluding Landlord's Personal Property), including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, built-in oxygen and vacuum systems, towers and other devices for the transmission of radio, television and other signals, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto. References in this Lease to the "Fixtures" shall mean all Fixtures unless expressly stated otherwise.

            "Government Authorizations" means all permits, licenses, approvals, consents, and authorizations required to comply with all Legal Requirements, including, but not limited to, [i] zoning permits, variances, exceptions, special use permits, conditional use permits, and consents; [ii] to the extent applicable, the permits, licenses, provider agreements and approvals required for licensure and operation of each Facility in accordance with its respective Facility Uses and certified, if applicable, as a provider under the federal Medicare and state Medicaid programs; [iii] environmental, ecological, coastal, wetlands, air, and water permits, licenses, and consents; [iv] curb cut, subdivision, land use, and planning permits, licenses, approvals and consents; [v] building, sign, fire, health, and safety permits, licenses, approvals, and consents; and [vi] architectural reviews, approvals, and consents required under restrictive covenants.

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            "Hazardous Materials" means any substance [i] the presence of which poses a hazard to the health or safety of persons on or about the Land, including, but not limited to, asbestos containing materials; [ii] which requires removal or remediation under any Environmental Law, including, without limitation, any substance which is toxic, explosive, flammable, radioactive, or otherwise hazardous; or [iii] which is regulated under or classified under any Environmental Law as hazardous or toxic, including, but not limited to, any substance within the meaning of "hazardous substance", "hazardous material", "hazardous waste", "toxic substance", "regulated substance", "solid waste", or "pollutant" as defined in any Environmental Law.

            "HCRI" means Health Care REIT, Inc., a corporation organized under the laws of the State of Delaware.

            "HCRI-NC" means HCRI North Carolina Properties, LLC, a limited liability company organized under the laws of the State of Delaware.

            "HCRI-TN" means HCRI Tennessee Properties, Inc., a corporation organized under the laws of the State of Delaware.

            "HCRI-TX" means HCRI Texas Properties, Ltd., a limited partnership organized under the laws of the State of Texas.

            "Impositions" has the meaning set forth in Section 3.2.

            "Improvements" means all buildings, structures, Fixtures and other improvements of every kind on the Land, including, but not limited to, alleys, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures, now or hereafter situated upon the Land. References in this Lease to the "Improvements" shall mean all Improvements unless expressly stated otherwise.

            "Initial Lease Advance" means $81,665,113.00.

            "Initial Term" has the meaning set forth in Section 1.3.

            "Issuer" means a financial institution satisfactory to Landlord issuing the Letter of Credit and such Issuer's successors and assigns. Any "Issuer" shall have a Lace Financial Service Rating of "C+" or higher (or comparable rating from a comparable rating entity if Lace Financial Service should cease providing such ratings) at all times throughout the Term. Landlord agrees that Firstar N.A. is an acceptable Issuer as of the Effective Date.

            "Land" means the real property described in Exhibit A attached hereto. References in this Lease to the "Land" shall mean the entire Land unless expressly stated otherwise.

            "Landlord" means HCRI, HCRI-NC, HCRI-TN and HCRI-TX, individually and collectively.

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            "Landlord Affiliate" means any person, corporation, partnership, limited liability company, trust, or other legal entity that, directly or indirectly, controls, or is controlled by, or is under common control with Landlord. "Control" (and the correlative meanings of the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity. "Landlord Affiliate" includes, without limitation, HCRI Pennsylvania Properties, Inc., HCRI Nevada Properties, Inc., HCRI Properties, Inc. and HCRI Louisiana Properties, L.P.

            "Landlord's Personal Property" means all Personal Property owned by Landlord on the Effective Date, together with any and all replacements thereof, and all Personal Property that pursuant to the terms of this Lease becomes the property of Landlord during the Term. References in this Lease to "Landlord's Personal Property" shall mean all Landlord's Personal Property unless expressly stated otherwise. As of the Effective Date, Landlord's Personal Property includes all Personal Property located at the Leased Property, except Personal Property that is leased or financed by Tenant from an entity other than Landlord.

            "LC Proceeds" has the meaning set forth in Section 20.3.

            "Lease" means this Master Lease Agreement, as amended from time to time.

            "Lease Advance" means any advance of funds by Landlord to Tenant pursuant to the terms of this Lease including the Initial Lease Advance.

            "Lease Advance Amount" means the amount of any Lease Advance. The first Lease Advance Amount is the Lease Amount on the Effective Date.

            "Lease Advance Date" means the date on which Landlord makes a Lease Advance.

            "Lease Amount" is an aggregate concept and means the sum of the Lease Advance Amounts outstanding at the applicable time. As of the Effective Date, the Lease Amount is $81,665,113.00.

            "Lease Documents" means this Lease and all documents executed by Landlord and Tenant relating to this Lease and the lease of the Facilities pursuant to this Lease.

            "Lease Payments" means the sum of the Base Rent payments (as increased from time to time) for the applicable period.

            "Lease Rate" means the annual rate used to determine Base Rent for each Lease Advance. The Lease Rate for the Initial Lease Advance for the Initial Term is 10.50%. On the Renewal Date, the Lease Rate will be the Renewal Rate.

            "Lease Year" means each consecutive period of 365 or 366 days throughout the Term. The first Lease Year commences on the Commencement Date and expires on the day before the first anniversary of the Commencement Date.

            "Leased Property" means all of the Land, Improvements, Related Rights and Landlord's Personal Property. References in this Lease to the "Leased Property" shall mean the entire Leased Property unless expressly stated otherwise.

            "Legal Requirements" means all laws, regulations, rules, orders, writs, injunctions, decrees, certificates, requirements, agreements, conditions of participation and standards of any federal, state, county, municipal or other governmental entity, administrative agency, insurance underwriting board, architectural control board, private third-party payor, accreditation organization, or any restrictive covenants applicable to the development, construction, condition and operation of the Facility by Tenant, including, but not limited to, [i] zoning, building, fire, health, safety, sign, and subdivision regulations and codes; [ii] certificate of need laws, if applicable; [iii] licensure to operate each Facility in accordance with its respective Facility Uses; [iv] Medicare and Medicaid certification requirements, if applicable, and if Tenant elects to participate in such programs; [v] the ADA; [vi] any Environmental Laws; and [vii] requirements, conditions and standards for participation in third-party payor insurance programs.

            "Letter of Credit" means an irrevocable and transferable Letter of Credit as required under Article 20 hereof, issued by Issuer in favor of Landlord as security for the Lease and in form acceptable to Landlord, and any amendments thereto or replacements or substitutions therefor.

            "Material Obligation" means [i] any indebtedness secured by a security interest in or a lien, deed of trust or mortgage on any of the Leased Property and any agreement relating thereto; [ii] any obligation or agreement that is material to the operation of the Facility; [iii] any indebtedness or capital lease of Tenant that has an outstanding principal balance of at least $1,000,000.00 in any one instance or at least $1,000,000.00 in the aggregate and any agreement relating thereto; [iv] any obligation to or agreement with the Issuer relating to the Letter of Credit; and [v] any sublease of the Leased Property.

            "North Carolina Facility" means each Facility located in the State of North Carolina.

            "Option Price" has the meaning set forth in Section 13.2.

            "Option to Purchase" has the meaning set forth in Section 13.1.

            "Organizational Documents" means [i] for a corporation, its Articles of Incorporation certified by the Secretary of State of the state of organization, as amended to date, and its Bylaws certified by such entity, as amended to date; [ii] for a partnership, its Partnership Agreement certified by such entity, as amended to date, and the Partnership Certificate, certified by the appropriate authority, as amended to date; and [iii] for a limited liability company, its Articles of Organization certified by the Secretary of State of the state of organization, as amended to date, and its Operating Agreement certified by such entity, as amended to date.

            "Overdue Rate" has the meaning set forth in Section 8.6.

            "Periodic Financial Statements" means [i] for Tenant, the unaudited balance sheet and statement of income of Tenant for the most recent quarter; and [ii] for the Facility, the unaudited Facility Financial Statement for the most recent month.

            "Permitted Exceptions" means all easements, liens, encumbrances, restrictions, agreements and other title matters existing as of the Effective Date, including, without limitation, the exceptions to title set forth on Exhibit B attached hereto, and any sublease of any portion of the Leased Property made in complete accordance with Article 18.

            "Permitted Liens" means [i] liens granted to Landlord; [ii] liens customarily incurred by Tenant in the ordinary course of business for items not delinquent, including mechanic's liens and deposits and charges under worker's compensation laws; [iii] liens for taxes and assessments not yet due and payable; [iv] any lien, charge, or encumbrance which is being contested in good faith pursuant to this Lease; [v] the Permitted Exceptions; and [vi] purchase money financing and capitalized equipment leases for the acquisition of personal property provided, however, that Landlord obtains a nondisturbance agreement from the purchase money lender or equipment lessor in form and substance as may be satisfactory to Landlord if the original cost of the equipment exceeds $50,000.00.

            "Personal Property" means all machinery, equipment, furniture, furnishings, movable walls or partitions, computers (and all associated software), trade fixtures and other personal property (but excluding consumable inventory and supplies owned by Tenant) used in connection with the Leased Property, together with all replacements and alterations thereof and additions thereto, except items, if any, included within the definition of Fixtures or Improvements. References in this Lease to the "Personal Property" shall mean all Personal Property unless expressly stated otherwise.

            "Portfolio Cash Flow" has the meaning set forth in Section 15.7.1.

            "Portfolio Coverage Ratio" has the meaning set forth in Section 15.7.1.

            "Pro Forma Statement" means a financial forecast for each Facility for the next five-year period prepared in accordance with the standards for forecasts established by the American Institute of Certified Public Accountants.

            "Purchase Notice" has the meaning set forth in Section 13.1.

            "Receivables" means [i] all of Tenant's rights to receive payment for providing resident care and services at the Facility as set forth in any accounts, contract rights, and instruments, and [ii] those documents, chattel paper, inventory proceeds, provider agreements, participation agreements, ledger sheets, files, records, computer programs, tapes, and agreements relating to Tenant's rights to receive payment for providing resident care services at the Facility. References in this Lease to the "Receivables" shall mean all Receivables unless expressly stated otherwise.

            "Related Lease" means any lease, now or hereafter existing, between Landlord or any Landlord Affiliate and Tenant or any Affiliate.

            "Related Rights" means all easements, rights (including bed operating rights) and appurtenances relating to the Land and the Improvements.

            "Renewal Date" means the first day of each Renewal Term.

            "Renewal Option" has the meaning set forth in Section 12.1.

            "Renewal Rate" has the meaning set forth in Section 12.2.

            "Renewal Term" has the meaning set forth in Section 12.1.

            "Rent" has the meaning set forth in Section 2.3.

            "Secured Obligations" means all payment and performance obligations of Tenant under this Lease and all documents executed by Tenant in connection with this Lease.

            "State" means the State in which a respective Facility is located.

            "States" means, collectively, the States in which the Leased Property is located.

            "Tenant" has the meaning set forth in the introductory paragraph of this Lease.

            "Tennessee Facility" means each Facility located in the State of Tennessee.

            "Term" means the Initial Term and each Renewal Term.

            "Texas Facility" means each Facility located in the State of Texas.

            1.5 Landlord As Agent. With respect to each North Carolina Facility, Tennessee Facility and Texas Facility, each of HCRI-NC, HCRI-TN and HCRI-TX, respectively, appoints HCRI as its agent and lawful attorney-in-fact to act for it for all purposes and actions of Landlord under this Lease. All notices, consents, waivers and all other documents and instruments executed by HCRI pursuant to this Lease from time to time and all other actions of HCRI as Landlord under this Lease shall be binding upon HCRI-NC, HCRI-TN and HCRI-TX, as applicable. All Rent payable under this Lease shall be paid to HCRI.

                                 ARTICLE 2: RENT

            2.1 Base Rent. Tenant shall pay Landlord base rent ("Base Rent") in advance in consecutive monthly installments payable on the first day of each month during the Term commencing on the Commencement Date. If the Effective Date is not the first day of a month, Tenant shall pay Landlord Base Rent on the Effective Date for the partial month, i.e., for the period commencing on the Effective Date and ending on the day before the Commencement Date. The Base Rent for the Initial Term will be computed monthly and will be equal to 1/12th of the sum of the products of each Lease Advance times the Lease Rate for each Lease Advance. The Base Rent for the Renewal Term will be computed in accordance with
Section 12.2.

            2.2 Increase of Lease Rate and Base Rent. Commencing on the first anniversary of the Commencement Date and on each anniversary thereafter during the Term, including any Renewal Term and Extended Term, (each such date shall be herein defined as "Rent Adjustment Date") the Base Rent shall increase to an amount equal to the Base Rent for the prior Lease plus the lesser of (a) the Maximum Rent Adjustment (defined below), or (b) an amount determined by multiplying the Base Rent then in effect times a fraction, the numerator of which shall be the CPI Index on the applicable Rent Adjustment Date and the denominator of which shall be the CPI Index on the preceding Rent Adjustment Date (or on the Effective Date in the case of the first Rent Adjustment Date).

            If, for any Lease Year or any portion thereof, the Base Rent is adjusted in accordance with clause (b) above, then the difference between the Base Rent for such Lease Year, and the Base Rent for such Lease Year if adjusted in accordance with clause (a) above shall be referred to herein as the "Rent Shortfall". If, for any Lease Year, the Base Rent is adjusted in accordance with clause (a), then the difference between the Base Rent for such Lease Year and the Base Rent for such Lease Year if adjusted in accordance with clause (b), shall be referred to herein as the "Rent Surplus".

            Any Rent Surplus for a Lease Year shall be applied first to payment of the unpaid balance of any Rent Shortfalls for any previous Lease Years.

            As used herein, the "Maximum Rent Adjustment" shall be the Base Rent in any applicable year, which would result solely by multiplying, in each year, on the Rent Adjustment Date, the Base Rent then in effect (as adjusted pursuant to this Section 2.2 only) by 1.025.

            As used herein, the "CPI Index" shall mean and refer to the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. Cities Average. All items (1982-84-100) published by the Bureau of Labor Statistics of the U.S. Department of Labor; provided that if compilation of the CPI Index in its present form and calculated on its present basis is discontinued or transferred to any other governmental department or bureau, then the index most nearly the same as the CPI Index published by the Bureau of Labor statistics shall be used. If there is no such similar index, a substitute index which is then generally recognized as being similar to the CPI Index shall be used, such substitute index to be reasonably selected by Landlord. Until the CPI Index is established, Tenant shall pay the Base Rent calculated in accordance with clause (a) above, and once the CPI Index for the Rent Adjustment Date of such Lease Year is published, the new Base Rent (as increased) shall be effective retroactively as of the Rent Adjustment Date with the remaining payments to be adjusted ratably.

            2.3 Additional Rent. In addition to Base Rent, Tenant shall pay all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease and any fine, penalty, interest, charge and cost which may be added for nonpayment or late payment of such items (collectively the "Additional Rent"). The Base Rent and Additional Rent are hereinafter referred to as "Rent". Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of nonpayment of the Rent.

            2.4 Place of Payment of Rent. Tenant shall make all payments of Rent at Landlord's address set forth in the first paragraph of this Lease or at such other place as Landlord may designate from time to time.

            2.5 Net Lease. This Lease shall be deemed and construed to be an "absolute net lease", and Tenant shall pay all Rent and other charges and expenses in connection with the Leased Property throughout the Term, without abatement, deduction, recoupment or set-off.

            2.6 No Termination, Abatement, Etc. Except as otherwise specifically provided in this Lease, Tenant shall remain bound by this Lease in accordance with its terms. Tenant shall not, without the consent of Landlord, modify, surrender or terminate the Lease, nor seek nor be entitled to any abatement, deduction, recoupment, deferment or reduction of Rent, or set-off against the Rent. Except as expressly provided in this Lease, the obligations of Landlord and Tenant shall not be affected by reason of [i] any damage to, or destruction of, the Leased Property or any part thereof from whatever cause or any Taking (as hereinafter defined) of the Leased Property or any part thereof; [ii] the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any part thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title (subject to the provisions of Article 10); [iii] any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; [iv] any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; or [v] any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law. Except as otherwise specifically provided in this Lease, Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law [a] to modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof; or [b] entitling Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

            2.7 Computational Method. Landlord and Tenant acknowledge that all rates under this Lease will be computed based on the actual number of days elapsed over a 360-day year (365/360 method).

                      ARTICLE 3: IMPOSITIONS AND UTILITIES

            3.1 Payment of Impositions. Tenant shall pay, as Additional Rent, all Impositions that may be levied or become a lien on the Leased Property or any part thereof at any time (whether prior to or during the Term), without regard to prior ownership of said Leased Property, before any fine, penalty, interest, or cost is incurred; provided, however, Tenant may contest any Imposition in accordance with Section 3.7. Tenant shall deliver to Landlord [i] not more than five days after the due date of each Imposition, copies of the invoice for such Imposition and the check delivered for payment thereof; and [ii] not more than 15 business days after the due date of each Imposition, a copy of the official receipt evidencing such payment or other proof of payment satisfactory to Landlord. Tenant's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. Tenant, at its expense, shall prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities. Tenant shall be entitled to any refund due from any taxing authority if no Event of Default shall have occurred hereunder and be continuing. Landlord shall be entitled to any refund from any taxing authority if an Event of Default has occurred and is continuing. Any refunds retained by Landlord due to an Event of Default shall be applied as provided in Section 8.8. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest. Tenant may, upon notice to Landlord, at Tenant's option and at Tenant's sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant's expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action. Tenant shall reimburse Landlord for all personal property taxes paid by Landlord within 30 days after receipt of billings accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Impositions imposed in respect to the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such termination, and Tenant's obligation to pay or Landlord's obligation to refund its prorated share thereof shall survive such termination.

            3.2 Definition of Impositions. "Impositions" means, collectively, [i] taxes (including, without limitation, all capital stock and franchise taxes of Landlord imposed by the State or any governmental entity in the State due to this lease transaction or Landlord's ownership of the Leased Property and the income arising therefrom, or due to Landlord being considered as doing business in the State because of Landlord's ownership of the Leased Property or lease thereof to Tenant), all real estate and personal property ad valorem, sales and use, business or occupation, single business, gross receipts, transaction privilege, rent or similar taxes; [ii] assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed with the Term); [iii] ground rents, water, sewer or other rents and charges, excises, tax levies, and fees (including, without limitation, license, permit, inspection, authorization and similar fees); [iv] all taxes imposed on Tenant's operations of the Leased Property, including, without limitation, employee withholding taxes, income taxes and intangible taxes; [v] all real property conveyance taxes, transfer fees, deed stamps and similar charges imposed by the State or any governmental entity in the State with respect to the conveyance of the Leased Property from Seller to Landlord (if applicable) and from Landlord to Tenant; and [vi] all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or any part thereof and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon [a] Landlord or Landlord's interest in the Leased Property or any part thereof; [b] the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein; or [c] any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof. Tenant shall not, however, be required to pay any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Landlord by any governmental entity other than as described in clause [i] above.

            3.3 Escrow of Impositions. If an Event of Default occurs and while it remains uncured, Tenant shall, at Landlord's election, deposit with Landlord on the first day of each month a sum equal to 1/12th of the Impositions assessed against the Leased Property for the preceding tax year, which sums shall be used by Landlord toward prompt payment of such Impositions. Tenant, on demand, shall pay to Landlord any additional funds necessary to pay and discharge the obligations of Tenant pursuant to the provisions of this Section . The receipt by Landlord of the payment of such Impositions by and from Tenant shall only be as an accommodation to Tenant, the mortgagees, and the taxing authorities, and shall not be construed as rent or income to Landlord, Landlord serving, if at all, only as a conduit for delivery purposes.

            3.4 Utilities. Tenant shall pay, or cause to be paid, as Additional Rent, all taxes, assessments, charges, deposits, and bills for utilities, including, without limitation, charges for water, gas, oil, sanitary and storm sewer, electricity, telephone service, and trash collection, which may be charged against the occupant of the Improvements during the Term. If an Event of Default occurs and while it remains uncured, Tenant shall, at Landlord's election, deposit with Landlord on the first day of each month a sum equal to 1/12th of the amount of the annual utility expenses for the preceding Lease Year, which sums shall be used by Landlord to promptly pay such utilities. Tenant shall, on demand, pay to Landlord any additional amount needed to pay such utilities. Landlord's receipt of such payments shall only be an accommodation to Tenant and the utility companies and shall not constitute rent or income to Landlord. Tenant shall at all times maintain that amount of heat necessary to ensure against the freezing of water lines. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability or damages to the utility systems and the Leased Property that may result from Tenant's failure to maintain sufficient heat in the Improvements unless the failure arises from Landlord's failure to make prompt payment of utility expenses to the extent that funds for such expenses have been deposited with Landlord under this Section .

            3.5 Discontinuance of Utilities. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance of utilities nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant's obligations under this Lease unless Landlord has failed to make prompt payment of utility expenses to the extent that funds for such expenses have been deposited with Landlord under Section 3.4 above.

            3.6 Business Expenses. Tenant shall promptly pay all expenses and costs incurred in connection with the operation of the Facility on the Leased Property, including, without limitation, employee benefits, employee vacation and sick pay, consulting fees, and expenses for inventory and supplies.

            3.7 Permitted Contests. Tenant, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim provided that [i] in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property; [ii] neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost; [iii] in the case of a Legal Requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; [iv] in the event that any such contest shall involve a sum of money or potential loss in excess of $50,000.00, Tenant shall deliver to Landlord and its counsel an opinion of Tenant's counsel to the effect set forth in clauses [i], [ii] and [iii], to the extent applicable; [v] in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such nonpayment or noncompliance; provided, however, the provisions of this Section shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder; [vi] in the case of an insurance requirement, the coverage required by Article 4 shall be maintained; and [vii] if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Rent due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or insurance requirement. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may be reasonably required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant hereby agrees to indemnify and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

                              ARTICLE 4: INSURANCE

            4.1 Property Insurance. At Tenant's expense, Tenant shall maintain in full force and effect a property insurance policy or policies insuring the Leased Property against the following:

               (a) Loss or damage commonly covered by a "Special Form" policy insuring against physical loss or damage to the Improvements and Personal Property, including, but not limited to, risk of loss from fire and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if the Leased Property is in earthquake zone 1 or 2 per the ISO rating system) and sinkholes (if usually recommended in the area of the Leased Property). The policy shall be in the amount of the full replacement value (as defined in Section 4.5) of the Improvements and Personal Property and shall contain a deductible amount acceptable to Landlord. Landlord shall be named as an additional insured. The policy shall include a stipulated value endorsement or agreed amount endorsement and endorsements for contingent liability for operations of building laws, demolition costs, and increased cost of construction.

               (b) If applicable, loss or damage by explosion of steam boilers, pressure vessels, or similar apparatus, now or hereafter installed on the Leased Property, in commercially reasonable amounts acceptable to Landlord.

               (c) Consequential loss of rents and income coverage insuring against all "Special Form" risk of physical loss or damage with limits and deductible amounts acceptable to Landlord covering risk of loss during the first nine months of reconstruction, and containing an endorsement for extended period of indemnity of at least six months, and shall be written with a stipulated amount of coverage if available at a reasonable premium.

               (d) If the Leased Property is located, in whole or in part, in a federally designated 100-year flood plain area, flood insurance for the Improvements in an amount equal to the lesser of [i] the full replacement value of the Improvements; or [ii] the maximum amount of insurance available for the Improvements under all federal and private flood insurance programs.

               (e) Loss or damage caused by the breakage of plate glass in commercially reasonable amounts acceptable to Landlord.

               (f) Loss or damage commonly covered by blanket crime insurance, including employee dishonesty, loss of paper currency, depositor's forgery, and loss of property of patients accepted by Tenant for safekeeping, in commercially reasonable amounts acceptable to Landlord.

            4.2 Liability Insurance. At Tenant's expense, Tenant shall maintain liability insurance against the following:

               (a) Claims for personal injury or property damage commonly covered by comprehensive general liability insurance with endorsements for incidental malpractice, contractual, personal injury, owner's protective liability, voluntary medical payments, products and completed operations, broad form property damage, and extended bodily injury, with commercially reasonable amounts for bodily injury, property damage, and voluntary medical payments acceptable to Landlord, but with a combined single limit of not less than $5,000,000.00 per occurrence.

               (b) Claims for personal injury and property damage commonly covered by comprehensive automobile liability insurance, covering all owned and non-owned automobiles, with commercially reasonable amounts for bodily injury, property damage, and for automobile medical payments acceptable to Landlord, but with a combined single limit of not less than $1,000,000.00 per occurrence.

               (c) Claims for personal injury commonly covered by medical malpractice insurance in commercially reasonable amounts acceptable to Landlord.

               (d) Claims commonly covered by worker's compensation insurance for all persons employed by Tenant on the Leased Property. Such worker's compensation insurance shall be in accordance with the requirements of all applicable local, state, and federal law.

            4.3 Builder's Risk Insurance. In connection with any construction, Tenant shall maintain in full force and effect a builder's completed value risk policy ("Builder's Risk Policy") of insurance in a nonreporting form insuring against all "Special Form" risk of physical loss or damage to the Improvements, including, but not limited to, risk of loss from fire and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if Leased Property is in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Leased Property). The Builder's Risk Policy shall include endorsements providing coverage for building materials and supplies and temporary premises. The Builder's Risk Policy shall be in the amount of the full replacement value of the Improvements and shall contain a deductible amount acceptable to Landlord. Landlord shall be named as an additional insured. The Builder's Risk Policy shall include an endorsement permitting initial occupancy.

            4.4 Insurance Requirements. The following provisions shall apply to all insurance coverages required hereunder:

               (a) The form and substance of all policies shall be subject to the approval of Landlord, which approval will not be unreasonably withheld.

               (b) The carriers of all policies shall have a Best's Rating of "A" or better and a Best's Financial Category of IX or higher and shall be authorized to do insurance business in the State.

               (c) Tenant shall be the "named insured" and Landlord shall be an "additional insured" on each liability policy. On all property and casualty policies, Landlord and Tenant shall be joint loss payees.

               (d) Tenant shall deliver to Landlord certificates or policies showing the required coverages and endorsements. The policies of insurance shall provide that the policy may not be canceled or not renewed, and no material change or reduction in coverage may be made, without at least 30 days' prior written notice to Landlord.

               (e) The policies shall contain a severability of interest and/or cross-liability endorsement, provide that the acts or omissions of Tenant or Landlord will not invalidate the coverage of the other party, and provide that Landlord shall not be responsible for payment of premiums.

               (f) All casualty loss adjustment shall require the written consent of Landlord and Tenant, as their interests may appear.

               (g) At least 30 days prior to the expiration of each insurance policy, Tenant shall deliver to Landlord a certificate showing renewal of such policy and payment of the annual premium therefor and a current Certificate of Compliance (in the form delivered at the time of Closing) completed and signed by Tenant's insurance agent.

            4.5 Replacement Value. The term "full replacement value" means the actual replacement cost thereof from time to time, including increased cost of construction endorsement, with no reductions or deductions. Tenant shall, in connection with each annual policy renewal, deliver to Landlord a redetermination of the full replacement value by the insurer or an endorsement indicating that the Leased Property is insured for its full replacement value. If Tenant makes any Permitted Alterations (as hereinafter defined) to the Leased Property, Landlord may have such full replacement value redetermined at any time after such Permitted Alterations are made, regardless of when the full replacement value was last determined.

            4.6 Blanket Policy. Notwithstanding anything to the contrary contained in this Section , Tenant may carry the insurance required by this Article under a blanket policy of insurance, provided that the coverage afforded Tenant will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all of the requirements of this Lease.

            4.7 No Separate Insurance. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, or increase the amounts of any then existing insurance, by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including Landlord and any mortgagees, are included therein as additional insureds or loss payees, the loss is payable under said insurance in the same manner as losses are payable under this Lease, and such additional insurance is not prohibited by the existing policies of insurance. Tenant shall immediately notify Landlord of the taking out of such separate insurance or the increasing of any of the amounts of the existing insurance by securing an additional policy or additional policies.

            4.8 Waiver of Subrogation. Each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the Term for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Leased Property, which loss or damage is covered by valid and collectible insurance policies, to the extent that such loss or damage is recoverable under such policies. Said mutual waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the said waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give each insurance company which has issued to it policies of insurance, written notice of the terms of said mutual waivers, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers, so long as such endorsement is available at a reasonable cost.

            4.9 Mortgages. The following provisions shall apply if Landlord now or hereafter places a mortgage on the Leased Property or any part thereof: [i] Tenant shall obtain a standard form of lender's loss payable clause insuring the interest of the mortgagee; [ii] Tenant shall deliver evidence of insurance to such mortgagee; [iii] loss adjustment of claims in excess of $50,000.00 shall require the consent of the mortgagee, which consent shall not be unreasonably withheld; and [iv] Tenant shall provide such other information and documents as may be reasonably required by the mortgagee.

            4.10 Escrows. After an Event of Default occurs hereunder and until such Event of Default is cured, Tenant shall make such periodic payments of insurance premiums in accordance with Landlord's requirements after receipt of notice thereof from Landlord.

                              ARTICLE 5: INDEMNITY

            5.1 Tenant's Indemnification. Tenant hereby indemnifies and agrees to hold harmless Landlord, any successors or assigns of Landlord, and Landlord's and such successor's and assign's directors, officers, employees and agents from and against any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including, without limitation, reasonable attorneys' fees, court costs, and the costs set forth in Section 8.7) incurred in connection with or arising from: [i] the use or occupancy of the Leased Property by Tenant or any persons claiming under Tenant; [ii] any activity, work, or thing done, or permitted or suffered by Tenant in or about the Leased Property; [iii] any acts, omissions, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person; [iv] any breach, violation, or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or of any such person, of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind, including, without limitation, any failure to comply with any applicable requirements under the ADA; [v] any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Leased Property; and [vi] any construction, alterations, changes or demolition of the Facility performed by or contracted for by Tenant or its employees, agents or contractors. Provided, however, that Tenant shall have no indemnity obligation with respect to matters, liabilities, obligations, claims, damages, penalties, causes of actions, costs and expenses caused by Landlord's gross negligence or willful misconduct. If any action or proceeding is brought against Landlord, its employees, or agents by reason of any such claim, Tenant, upon notice from Landlord, will defend the claim at Tenant's expense with counsel reasonably satisfactory to Landlord. All amounts payable to Landlord under this Section shall be payable on written demand and any such amounts which are not paid within 10 days after demand therefor by Landlord shall bear interest at the Overdue Rate. In case any action, suit or proceeding is brought against Tenant by reason of any such occurrence, Tenant shall use its best efforts to defend such action, suit or proceeding.

            5.1.1 Notice of Claim. Landlord shall notify Tenant in writing of any claim or action brought against Landlord in which indemnity may be sought against Tenant pursuant to this Section . Such notice shall be given in sufficient time to allow Tenant to defend or participate in such claim or action, but the failure to give such notice in sufficient time shall not constitute a defense hereunder nor in any way impair the obligations of Tenant under this Section unless the failure to give such notice precludes or materially prejudices Tenant's defense of any such action.

            5.1.2 Survival of Covenants. The covenants of Tenant contained in this Section shall remain in full force and effect after the termination of this Lease until the expiration of the period stated in the applicable statute of limitations during which a claim or cause of action may be brought and payment in full or the satisfaction of such claim or cause of action and of all expenses and charges incurred by Landlord relating to the enforcement of the provisions herein specified.

            5.1.3 Reimbursement of Expenses. Unless prohibited by law, Tenant hereby agrees to pay to Landlord all of the reasonable fees, charges and reasonable out-of-pocket expenses related to the Facility and required hereby, or incurred by Landlord in enforcing the provisions of this Lease.

            5.2 Environmental Indemnity; Audits. Tenant hereby indemnifies and agrees to hold harmless Landlord, any successors to Landlord's interest in this Lease, and Landlord's and such successors' directors, officers, employees and agents from and against any losses, claims, damages (including consequential damages), penalties, fines, liabilities (including strict liability), costs (including cleanup and recovery costs), and expenses (including expenses of litigation and reasonable attorneys' fees) incurred by Landlord or any other indemnitee or assessed against any portion of the Leased Property by virtue of any claim or lien by any governmental or quasi-governmental unit, body, or agency, or any third party, for cleanup costs or other costs pursuant to any Environmental Law. Tenant's indemnity shall survive the termination of this Lease. Provided, however, Tenant shall have no indemnity obligation with respect to [i] Hazardous Materials first introduced to the Leased Property subsequent to the date that Tenant's occupancy of the Leased Property shall have fully terminated; or [ii] Hazardous Materials introduced to the Leased Property by Landlord, its agent, employees, successors or assigns. If at any time during the Term of this Lease any governmental authority notifies Landlord or Tenant of a violation of any Environmental Law or Landlord reasonably believes that a Facility may violate any Environmental Law, Landlord may require one or more environmental audits of such portion of the Leased Property, in such form, scope and substance as specified by Landlord, at Tenant's expense. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing any environmental audit, including, without limitation, reasonable attorneys' fees and costs.

            5.3 Limitation of Landlord's Liability. Landlord, its agents, and employees, will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant's business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling objects, steam, water, rain or snow, leak or flow of water (including water from the elevator system), rain or snow from the Leased Property or into the Leased Property or from the roof, street, subsurface or from any other place, or by dampness or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Leased Property, or from construction, repair, or alteration of the Leased Property or from any acts or omissions of any other occupant or visitor of the Leased Property, or from any other cause beyond Landlord's control. The foregoing limitation does not apply to loss, injury, death or damage caused by Landlord's gross negligence or willful misconduct.

                    ARTICLE 6: USE AND ACCEPTANCE OF PREMISES

            6.1 Use of Leased Property. Tenant shall use and occupy the Leased Property exclusively for the Facility Uses specified for each Facility and for all lawful and licensed ancillary uses, and for no other purpose without the prior written consent of Landlord which consent shall not be unreasonably withheld. Tenant shall obtain and maintain all approvals, licenses, and consents needed to use and operate the Leased Property as herein permitted. Tenant shall deliver to Landlord complete copies of surveys, examinations, certification and licensure inspections, compliance certificates, and other similar reports issued to Tenant by any governmental agency within 10 days after Tenant's receipt of each item.

            6.2 Acceptance of Leased Property. Tenant acknowledges that [i] Tenant and its agents have had an opportunity to inspect the Leased Property; [ii] Tenant has found the Leased Property fit for Tenant's use; [iii] Landlord will deliver the Leased Property to Tenant in "as-is" condition; [iv] Landlord is not obligated to make any improvements or repairs to the Leased Property; and [v] the roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, elevator, utility, plumbing, and other portions of the Leased Property are in good working order. Tenant waives any claim or action against Landlord with respect to the condition of the Leased Property. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.

            6.3 Conditions of Use and Occupancy. Tenant agrees that during the Term it shall use and keep the Leased Property in a careful, safe and proper manner; not commit or suffer waste thereon; not use or occupy the Leased Property for any unlawful purposes; not use or occupy the Leased Property or permit the same to be used or occupied, for any purpose or business deemed extrahazardous on account of fire or otherwise; keep the Leased Property in such repair and condition as may be required by the Board of Health, or other city, state or federal authorities, free of all cost to Landlord; not permit any acts to be done which will cause the cancellation, invalidation, or suspension of any insurance policy; and permit Landlord and its agents to enter upon the Leased Property at all reasonable times to examine the condition thereof and accompanied by a representative of Tenant to the extent such a representative is available.

                   ARTICLE 7: MAINTENANCE AND MECHANICS' LIENS

            7.1 Maintenance. Tenant shall maintain, repair, and replace the Leased Property, including, without limitation, all structural and nonstructural repairs and replacements to the roof, foundations, exterior walls, parking areas, sidewalks, water, sewer and gas connections, pipes and mains. Tenant shall pay, as Additional Rent, the full cost of maintenance, repairs, and replacements. Tenant shall maintain all drives, sidewalks, parking areas, and lawns on or about the Leased Property in a clean and orderly condition, free of accumulations of dirt, rubbish, snow and ice. Tenant shall permit Landlord to inspect the Leased Property at all reasonable times, and shall implement all reasonable suggestions of the Landlord as to the maintenance and replacement of the Leased Property.

            7.2 Required Alterations. Tenant shall, at Tenant's sole cost and expense, make any additions, changes, improvements or alterations to the Leased Property, including structural alterations, which may be required by any governmental authorities, including those required to maintain licensure or certification under the Medicare and Medicaid programs (if so certified), whether such changes are required by Tenant's use, changes in the law, ordinances, or governmental regulations, defects existing as of the date of this Lease, or any other cause whatever. All such additions, changes, improvements or alterations shall be deemed to be Permitted Alterations and shall comply with all laws requiring such alterations and with the provisions of Section 16.4.

            7.3 Mechanic's Liens. Tenant shall have no authority to permit or create a lien against Landlord's interest in the Leased Property, and, upon Landlord's request, Tenant shall post notices during construction or file such documents as may be required to protect Landlord's interest in the Leased Property against liens. Tenant hereby agrees to defend, indemnify, and hold Landlord harmless from and against any mechanic's liens against the Leased Property by reason of work, labor, services or materials supplied or claimed to have been supplied on or to the Leased Property. Tenant shall remove, bond-off, or otherwise obtain the release of any mechanic's lien filed against the Leased Property within 10 days after Tenant receives notice of the filing thereof; provided, however, that Tenant shall have the right to contest in good faith and with due diligence the validity of any such lien upon furnishing such security or indemnity as may be reasonably required by Landlord. Tenant shall pay all Landlord's expenses in connection therewith, including, without limitation, damages, interest, court costs and reasonable attorneys' fees.

            7.4 Replacements of Fixtures and Landlord's Personal Property. Tenant shall not remove Fixtures and Landlord's Personal Property from the Leased Property except to replace the Fixtures and Landlord's Personal Property by other similar items of equal quality and value. Items being replaced by Tenant may be removed and shall become the property of Tenant and items replacing the same shall be and remain the property of Landlord. Tenant shall execute, upon written request from Landlord, any and all documents necessary to evidence Landlord's ownership of Landlord's Personal Property and replacements therefor. Tenant may finance replacements for the Fixtures and Landlord's Personal Property by equipment lease or by a security agreement and financing statement and, if the original cost of the equipment exceeds $50,000.00, Tenant must obtain the following: [i] Landlord's consent to the terms and conditions of the equipment lease or security agreement; and [ii] a nondisturbance agreement from the equipment lessor or lender upon terms and conditions reasonably acceptable to Landlord, including without limitation, the following: [a] Landlord shall have the right (but not the obligation) to assume such security agreement or equipment lease upon the occurrence of an Event of Default under this Lease; [b] the equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and [c] Landlord shall have the right to assign its rights under the equipment lease, security agreement, or nondisturbance agreement. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement, and nondisturbance agreement, including, without limitation, reasonable attorneys' fees and costs.

                        ARTICLE 8: DEFAULTS AND REMEDIES

            8.1 Events of Default. The occurrence of any one or more of the following shall be an event of default ("Event of Default") hereunder:

               (a) Tenant fails to pay in full any installment of Rent or any other monetary obligation payable by Tenant under this Lease (including the Option Price) within three business days after Tenant is given written notice of such failure, which written notice shall be given, at Landlord's option, at any time after the expiration of 10 days from the date such payment is due; provided, however, that, if Tenant receives two notices of default during any one year period, regardless of any subsequent cure of such default, thereafter Landlord shall not be obligated to give Tenant written notice of any failure to make any such payments, and it shall be an Event of Default if Tenant fails to pay any installment of Rent or any other monetary obligation payable by Tenant under this Lease (including the Option Price) within 10 days after such payment is due.

               (b) Tenant fails to comply with any covenant set forth in Article 14, Section 15.6, Section 15.7, Section 15.8 or Article 20 of this Lease, to the extent such covenant is applicable to such entity.

               (c) Tenant fails to observe and perform any other covenant, condition or agreement under this Lease to be performed by Tenant and [i] such failure continues for a period of 30 days after written notice thereof is given to Tenant by Landlord; or [ii] if, by reason of the nature of such default it cannot be remedied within 30 days, Tenant fails to proceed with diligence reasonably satisfactory to Landlord after receipt of the notice to cure the default or, in any event, fails to cure such default within 90 days after receipt of the notice. The foregoing notice and cure provisions do not apply to any Event of Default otherwise specifically described in any other subSection of
Section 8.1.

               (d) Tenant abandons or vacates any Facility Property or any material part thereof or ceases to do business or ceases to exist for any reason for any one or more days except as a result of condemnation or casualty.

               (e) [i] The filing by Tenant of a petition under the Bankruptcy Code or the commencement of a bankruptcy or similar proceeding by Tenant; [ii] the failure by Tenant within 60 days to dismiss an involuntary bankruptcy petition or other commencement of a bankruptcy, reorganization or similar proceeding against Tenant, or to lift or stay any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operation at the Leased Property; [iii] the entry of an order for relief under the Bankruptcy Code in respect of Tenant; [iv] any assignment by Tenant for the benefit of its creditors; [v] the entry by Tenant into an agreement of composition with its creditors; [vi] the approval by a court of competent jurisdiction of a petition applicable to Tenant in any proceeding for its reorganization instituted under the provisions of any state or federal bankruptcy, insolvency, or similar laws; [vii] appointment by final order, judgment, or decree of a court of competent jurisdiction of a receiver of a whole or any substantial part of the properties of Tenant (provided such receiver shall not have been removed or discharged within 60 days of the date of his qualification). Notwithstanding the foregoing, such an event shall not constitute an Event of Default hereunder if (a) with respect to clauses [i] and [ii], such event occurs on or prior to December 31, 2002 or (b) with respect to clauses [iii], [iv], [v], [vi] or [vii] such event occurs at any time in connection with a bankruptcy action filed on or prior to December 31, 2002.

               (f) [i] Any receiver, administrator, custodian or other person takes possession or control of any of the Leased Property and continues in possession for 60 days; [ii] any writ against any of the Leased Property is not released within 60 days; [iii] any judgment is rendered or proceedings are instituted against the Leased Property or Tenant which affect the Leased Property or any part thereof, which is not dismissed for 60 days (except as otherwise provided in this Section ); [iv] all or a substantial part of the assets of Tenant are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors occurring after December 31, 2002; [v] Tenant is enjoined, restrained, or in any way prevented by court order (other than ex parte order) from conducting all or a substantial part of its business or affairs at the Leased Property; or [vi] except as otherwise permitted hereunder, a final notice of lien, levy or assessment is filed of record with respect to all or any part of the Leased Property or any property of Tenant located at the Leased Property and is not dismissed, discharged, or bonded-off within 30 days or is not otherwise addressed pursuant to Section 7.3.

               (g) Any material representation or warranty made by Tenant in this Lease or any other document executed in connection with this Lease, any guaranty of or other security for this Lease, or any report, certificate, application, financial statement or other material instrument furnished by Tenant pursuant hereto or thereto shall prove to be false, misleading or incorrect in any material respect as of the date made.

               (h) Tenant or any Affiliate defaults on any indebtedness or obligation to Landlord or any Landlord Affiliate, including, without limitation, any lease with Landlord or any Landlord Affiliate, or Tenant or any Affiliate receives notice of acceleration of payment in connection with a default under any Material Obligation unless Tenant can demonstrate to Landlord that such acceleration will not cause Tenant to be in violation of Section 15.7, and any applicable grace or cure period with respect to default under such indebtedness or obligation expires without such default having been cured. This provision applies to all such indebtedness and obligations as they may be amended, modified, extended, or renewed from time to time. Notwithstanding the foregoing, such an event shall not constitute an Event of Default hereunder if the event occurs on or prior to December 31, 2002.

               (i) Except as otherwise specifically permitted herein, the assignment, sublease or the occurrence of any other change in Tenant's leasehold interest in any of the Leased Property, which shall not include any change in Tenant's stock ownership.

               (j) The license to operate any Facility for the applicable Facility Use, for the Facility or any other Government Authorization which is material to the operation of such Facility, is canceled, suspended or otherwise invalidated after expiration of any cure or appeal period, notice of impending revocation proceedings is received and Tenant fails to diligently contest such proceeding, or any reduction occurs in the number of licensed beds or units at any Facility in excess of 3%.

               (k) Notwithstanding anything in this Section 8.1 to the contrary, an Event of Default under [i] Section 8.1(b) (but only with respect to Section 15.7); [ii] Section 8.1(c); [iii] Section 8.1(d); [iv] Section 8.1(f) (but only with respect to [v] thereof); or [v] Section 8.1(j) (each a "Potential Event of Default") shall not constitute an Event of Default hereunder unless such Potential Event of Default negatively effects 5% or more of the total beds at the Leased Property. If the Potential Event of Default negatively effects less than 5% of the total beds at the Leased Property, then Tenant shall have 90 days (in addition to any cure period set forth above) after the occurrence of the Potential Event of Default to cure such Potential Event of Default. If such Potential Event of Default is not cured within said 90-day period, then Tenant shall be obligated within 12 months thereafter to either [i] provide a substitute property for that portion of the Leased Property that caused the Potential Event of Default, which substitute property shall satisfy all of the Landlord's underwriting requirements, in Landlord's sole discretion, or [ii] acquire that portion of the Leased Property which caused the Potential Event of Default at a price equal to the greater of Fair Market Value, as determined pursuant to Section 13.3 hereof or the Allocated Lease Amount for the Facility plus 10% of the Allocated Lease Amount. The terms and conditions set forth in
Section 13.4 hereof shall apply to any closing.

            8.2 Remedies. Landlord may exercise any one or more of the following remedies upon the occurrence of an Event of Default:

               (a) Landlord may re-enter and take possession of the Leased Property or any portion thereof without terminating this Lease, and lease such Leased Property for the account of Tenant at a commercially reasonable rate, holding Tenant liable for all costs of Landlord in reletting such Leased Property and for the difference in the amount received by such reletting and the amounts payable by Tenant under the Lease.

               (b) Landlord may terminate this Lease by written notice to Tenant, exclude Tenant from possession of the Leased Property and use efforts to lease the Leased Property to others at a commercially reasonable rate, holding Tenant liable for the difference in the amounts received from such reletting and the amounts payable by Tenant under this Lease.

               (c) Landlord may re-enter the Leased Property and have, repossess and enjoy the Leased Property as if this Lease had not been made, and in such event, Tenant and its successors and assigns shall remain liable for any contingent or unliquidated obligations or sums owing at the time of such repossession.

               (d) Landlord may have access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other returns of Tenant insofar as they pertain to the Leased Property.

               (e) Landlord may accelerate all of the unpaid Rent hereunder so that the aggregate Rent for the unexpired term of this Lease becomes immediately due and payable.

               (f) Landlord may take whatever action at law or in equity as may appear necessary or desirable to collect the Rent and other amounts payable under this Lease then due and thereafter to become due, or to enforce performance and observance of any obligations, agreements or covenants of Tenant under the Commitment and this Lease, and may exercise all of Landlord's remedies set forth in the Commitment and this Lease.

               (g) With respect to the Collateral or any portion thereof and Landlord's security interest therein, Landlord may exercise all of its rights as secured party under Article 9 of the Uniform Commercial Code as adopted in the State. Landlord may sell the Collateral by public or private sale upon 10 days notice to Tenant. Tenant agrees that a commercially reasonable manner of disposition of the Collateral shall include, without limitation and at the option of Landlord, a sale of the Collateral, in whole or in part, concurrently with the sale of the Leased Property.

               (h) Landlord may obtain control over and collect the Receivables and apply the proceeds of the collections to satisfaction of the Secured Obligations unless prohibited by law. Tenant appoints Landlord or its designee as attorney for Tenant with powers [i] to receive, to endorse, to sign and/or to deliver, in Tenant's name or Landlord's name, any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, and to waive demand, presentment, notice of dishonor, protest, and any other notice with respect to any such instrument; [ii] to sign Tenant's name on any invoice or bill of lading relating to any Receivable, drafts against account debtors, assignments and verifications of Receivables, and notices to account debtors; [iii] to send verifications of Receivables to any account debtor; and [iv] to do all other acts and things necessary to carry out this Lease. Landlord shall not be liable for any omissions, commissions, errors of judgment, or mistakes in fact or law made in the exercise of any such powers provided Landlord's exercise of such power is commercially reasonable. At Landlord's option, Tenant shall [i] provide Landlord a full accounting of all amounts received on account of Receivables with such frequency and in such form as Landlord may require, either with or without applying all collections on Receivables in payment of the Secured Obligations or [ii] deliver to Landlord on the day of receipt all such collections in the form received and duly endorsed by Tenant. At Landlord's request, Tenant shall institute any action or enter into any settlement determined by Landlord to be necessary to obtain recovery or redress from any account debtor in default of Receivables. Landlord may give notice of its security interest in the Receivables to any or all account debtors with instructions to make all payments on Receivables directly to Landlord, thereby terminating Tenant's authority to collect Receivables. After terminating Tenant's authority to enforce or collect Receivables, Landlord shall have the right to take possession of any or all Receivables and records thereof and is hereby authorized to do so, and only Landlord shall have the right to collect and enforce the Receivables. Prior to the occurrence of an Event of Default, at Tenant's cost and expense, but on behalf of Landlord and for Landlord's account, Tenant shall collect or otherwise enforce all amounts unpaid on Receivables and hold all such collections in trust for Landlord, but Tenant may commingle such collections with Tenant's own funds, until Tenant's authority to do so has been terminated, which may be done only after an Event of Default. Notwithstanding any other provision hereof, Landlord does not assume any of Tenant's obligations under any Receivable, and Landlord shall not be responsible in any way for the performance of any of the terms and conditions thereof by Tenant.

               (i) Without waiving any prior or subsequent Event of Default, Landlord may waive any Event of Default or, with or without waiving any Event of Default, remedy any default.

               (j) Landlord may terminate its obligation to disburse Lease Advances.

               (k) Landlord may enter and take possession of the Land or any portion thereof and one or more Facilities without terminating the Lease and complete renovation of the Improvements (or any part thereof) and perform the obligations of Tenant under the Lease Documents. Without limiting the generality of the foregoing and for the purposes aforesaid, Tenant hereby appoints Landlord its lawful attorney-in-fact with full power to do any of the following: [i] complete renovation and equipping of the Improvements in the name of Tenant; [ii] use unadvanced funds remaining under the Lease Amount, or funds that may be reserved, escrowed, or set aside for any purposes hereunder at any time, or to advance funds in excess of the Lease Amount, to complete the Improvements; [iii] make changes in the plans and specifications that shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the plans and specifications; [iv] retain or employ new general contractors, subcontractors, architects, engineers, and inspectors as shall be required for said purposes; [v] pay, settle, or compromise all existing bills and claims, which may be liens or security interests, or to avoid such bills and claims becoming liens against the Facility or security interest against fixtures or equipment, or as may be necessary or desirable for the completion of the construction and equipping of the Improvements or for the clearance of title; [vi] do any and every act that Tenant might do in its own behalf, to prosecute and defend all actions or proceedings in connection with the Improvements; and [vii] to execute, deliver and file all applications and other documents and take any and all actions necessary to transfer the operations of the Facility to Landlord or Landlord's designee. This power of attorney is a power coupled with an interest and cannot be revoked.

            8.3 Right of Set-Off. After an Event of Default occurs hereunder and is continuing, Landlord may, and is hereby authorized by Tenant to, at any time and from time to time without advance notice to Tenant (any such notice being expressly waived by Tenant), set-off or recoup and apply any and all sums held by Landlord, any indebtedness of Landlord to Tenant, and any claims by Tenant against Landlord, against any obligations of Tenant hereunder and against any claims by Landlord against Tenant, whether or not such obligations or claims of Tenant are matured and whether or not Landlord has exercised any other remedies hereunder. The rights of Landlord under this Section are in addition to any other rights and remedies Landlord may have against Tenant.

            8.4 Performance of Tenant's Covenants. Landlord may perform any obligation of Tenant which Tenant has failed to perform within 10 days after Landlord has sent a written notice to Tenant informing it of its specific failure. Tenant shall reimburse Landlord on demand, as Additional Rent, for any expenditures thus incurred by Landlord and shall pay interest thereon at the Overdue Rate (as defined in Section 8.6).

            8.5 Late Payment Charge. Tenant acknowledges that any default in the payment of any installment of Rent payable hereunder will result in loss and additional expense to Landlord in servicing any indebtedness of Landlord secured by the Leased Property, handling such delinquent payments, and meeting its other financial obligations, and because such loss and additional expense is extremely difficult and impractical to ascertain, Tenant agrees that in the event any Rent payable to Landlord hereunder is not paid within 10 days after the due date, Tenant shall pay a late charge of 5% of the amount of the overdue payment as a reasonable estimate of such loss and expenses, unless applicable law requires a lesser charge, in which event the maximum rate permitted by such law may be charged by Landlord. The 10-day grace period set forth in this Section shall not extend the time for payment of Rent or the period for curing any default or constitute a waiver of such default.

            8.6 Interest. In addition to the late payment charge, any payment not made by Tenant within 10 days after the due date shall thereafter bear interest at the rate (the "Overdue Rate") of the greater of [i] 18.5% per annum; or [ii] 2.5% per annum above the Lease Rate then in effect (except that, to the extent this Lease is governed by Texas law, the Overdue Rate shall be 18.0% per annum); provided, however, that at no time will Tenant be required to pay interest at a rate higher than the maximum legal rate and, provided further, that if a court of competent jurisdiction determines that any other charges payable under this Lease are deemed to be interest, the Overdue Rate shall be adjusted to ensure that the aggregate interest payable under this Lease does not accrue at a rate in excess of the maximum legal rate. Tenant shall not be required to pay interest upon any late payment fees assessed pursuant to Section 8.5.

            8.7 Litigation; Attorneys' Fees. Within five days after Tenant has knowledge of any litigation or other proceeding that may be instituted against Tenant that is material to the construction or operation of any Facility or that is material to Tenant's business or financial condition, against all or any portion of the Leased Property to secure or recover possession thereof, or that may affect the title to or the interest of Landlord in all or any portion of the Leased Property, Tenant shall give written notice thereof to Landlord. Tenant shall pay all reasonable costs and expenses incurred by Landlord in enforcing or preserving Landlord's rights under this Lease, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including, without limitation, [i] the fees, expenses, and costs of any litigation, receivership, administrative, bankruptcy, insolvency or other similar proceeding; [ii] reasonable attorney, paralegal, consulting and witness fees and disbursements, whether in-house counsel or outside counsel; and [iii] the expenses, including, without limitation, lodging, meals, and transportation, of Landlord and its employees, agents, attorneys, and witnesses in preparing for litigation, administrative, bankruptcy, insolvency or other similar proceedings and attendance at hearings, depositions, and trials in connection therewith. All such costs, charges and fees payable by Tenant shall be deemed to be Additional Rent under this Lease.

            8.8 Escrows and Application of Payments. As security for the performance of the Secured Obligations, Tenant hereby assigns to Landlord all its right, title, and interest in and to all monies escrowed with Landlord under this Lease and all deposits with utility companies, taxing authorities and insurance companies; provided, however, that Landlord shall not exercise its rights hereunder until an Event of Default has occurred. Any payments received by Landlord under any provisions of this Lease during the existence or continuance of an Event of Default shall be applied to the Secured Obligations in the order which Landlord may determine.

            8.9 Remedies Cumulative. The remedies of Landlord herein are cumulative to and not in lieu of any other remedies available to Landlord at law or in equity. The use of any one remedy shall not be taken to exclude or waive the right to use any other remedy.

                        ARTICLE 9: DAMAGE AND DESTRUCTION

            9.1 Notice of Casualty. If any Facility shall be destroyed, in whole or in part, or damaged by fire, flood, windstorm or other casualty (a "Casualty"), Tenant shall give written notice thereof to Landlord within three Business Days after the occurrence of the Casualty ("Casualty Notice"). Within 15 days after the occurrence of the Casualty or as soon thereafter as such information is reasonably available to Tenant, Tenant shall provide the following information to Landlord: [i] the date of the Casualty; [ii] the nature of the Casualty; [iii] a description of the damage or destruction caused by the Casualty, including the type of Leased Property damaged and the area of the Improvements damaged; [iv] a preliminary estimate of the cost to repair, rebuild, restore or replace the Leased Property; [v] a preliminary estimate of the schedule to complete the repair, rebuilding, restoration or replacement of the Leased Property; [vi] a description of the anticipated property insurance claim, including the name of the insurer, the insurance coverage limits, the deductible amount, the expected settlement amount, and the expected settlement date; and [vii] a description of the business interruption claim, including the name of the insurer, the insurance coverage limits, the deductible amount, the expected settlement amount, and the expected settlement date. Within five days after request from Landlord, Tenant will provide Landlord with copies of all correspondence to the insurer and any other information reasonably requested by Landlord.

            9.2 Substantial Destruction.

            9.2.1 If any Facility's Improvements are substantially destroyed at any time other than during the final 18 months of the Initial Term or any Renewal Term, Tenant shall promptly rebuild and restore such Improvements in accordance with Section 9.4 through Section 9.9 and Landlord shall make the insurance proceeds available to Tenant for such restoration. The term "substantially destroyed" means any casualty resulting in the loss of use of 35% or more of the licensed beds or units at any one Facility.

            9.2.2 If any Facility's Improvements are substantially destroyed during the final 18 months of the Initial Term or any Renewal Term, Tenant shall elect one of the following options: [i] to promptly rebuild in accordance with
Section 9.4 through Section 9.9; [ii] to renew this Lease in accordance with
Section 9.2.3 and promptly rebuild in accordance with Section 9.4 through
Section 9.9 (except that Tenant shall not have this option if the Casualty occurs during the final 18 months of the final Renewal Term); or [iii] to exercise its option to purchase the Leased Property in accordance with Section
9.2.4. Tenant shall give notice ("Election Notice") of its election of one of the foregoing options within 30 days after the date of the Casualty Notice. If Tenant fails to give Landlord the Election Notice within such 30 day period, Tenant shall be deemed to have elected to rebuild the damaged Leased Property. If Tenant elects to rebuild the damaged Leased Property but does not elect to renew this Lease for a Renewal Term in accordance with Section 9.2.3, Tenant shall provide to Landlord with the Election Notice an estimate of the schedule to complete the restoration of the damaged Leased Property. If the estimate of time for completion of the restoration extends beyond the expiration date of the then current Term, Landlord and Tenant shall extend the current Term by mutual agreement in order to allow Tenant sufficient time to complete the restoration within the current Term. At the expiration of the extended current Term, Tenant may exercise its Renewal Option under Article 12 (unless the extended current Term was the final Renewal Term) or may exercise its Option to Purchase under
Article 13.

            9.2.3 If any Facility's Improvements are substantially destroyed during the final 18 months of the Initial Term and Tenant elects to renew this Lease in its entirety by delivery of an Election Notice to such effect, this
Section 9.2.3 shall apply. If Tenant so elects to renew, the Renewal Term will be in effect for the balance of the then current Term plus a 15-year period. The Renewal Term will commence on the third day following Landlord's receipt of Tenant's Election Notice. All other terms of this Lease for the Renewal Term shall be in accordance with Article 12. The damaged Improvements will be restored by Tenant in accordance with the provisions of this Article 9 regarding partial destruction.

            9.2.4 If any Facility's Improvements are substantially destroyed during the final 18 months of the Initial Term or the Renewal Term and Tenant elects to purchase the Leased Property by delivery of any Election Notice to such effect, this Section 9.2.4 shall apply. The Option Price will be determined in accordance with Section 13.2 and the Fair Market Value will be determined in accordance with Section 13.3 except as otherwise provided in this Section . For purposes of determining the Fair Market Value, the Leased Property will be valued as if it had been restored to be equal in value to the Leased Property existing immediately prior to the occurrence of the damage. All other terms of the option to purchase shall be in accordance with Article 13. Landlord shall hold the insurance proceeds until the closing of the purchase of the Leased Property and at closing shall deliver the proceeds to Tenant.

            9.3 Partial Destruction. If any Facility's Improvements are not substantially destroyed, then Tenant shall comply with the provisions of Section
9.4 and Landlord shall make the insurance proceeds available to Tenant for such restoration.

            9.4 Restoration. Tenant shall promptly repair, rebuild, or restore the damaged Leased Property, at Tenant's expense, so as to make the Leased Property at least equal in value to the Leased Property existing immediately prior to such occurrence and as nearly similar to it in character as is practicable and reasonable. Before beginning such repairs or rebuilding, or letting any contracts in connection with such repairs or rebuilding, Tenant will submit for Landlord's approval, which approval Landlord will not unreasonably withhold or delay, plans and specifications meeting the requirements of Section
16.2 for such repairs or rebuilding. Promptly after receiving Landlord's approval of the plans and specifications and receiving the proceeds of insurance, Tenant will begin such repairs or rebuilding and will prosecute the repairs and rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Tenant's reasonable control. Landlord will make available to Tenant the net proceeds of any fire or other casualty insurance paid to Landlord for such repair or rebuilding as the same progresses, after deduction of any costs of collection, including attorneys' fees. Payments will be made against properly certified vouchers of a competent architect in charge of the work and approved by Landlord. Payments for deposits for the repairing or rebuilding or delivery of materials to the Facility will be made upon Landlord's receipt of evidence satisfactory to Landlord that such payments are required in advance. Prior to commencing the repairing or rebuilding, Tenant shall deliver to Landlord for Landlord's approval a schedule setting forth the estimated monthly draws for such work. Landlord will contribute to such payments out of the insurance proceeds an amount equal to the proportion that the total net amount received by Landlord from insurers bears to the total estimated cost of the rebuilding or repairing, multiplied by the payment by Tenant on account of such work. Landlord may, however, withhold 10% from each payment due subcontractors until the work is completed and proof has been furnished to Landlord that no lien or liability has attached or will attach to the Leased Property or to Landlord in connection with such repairing or rebuilding. Upon the completion of rebuilding and the furnishing of such proof, the balance of the net proceeds of such insurance payable to Tenant on account of such repairing or rebuilding will be paid to Tenant. Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the damaged Leased Property is reoccupied for any purpose. Tenant shall complete such repairs or rebuilding in accordance with the building codes and all applicable laws, ordinances, regulations, or orders of any state, municipal, or other public authority affecting the repairs or rebuilding, and also in accordance with all requirements of the insurance rating organization, or similar body. Any remaining proceeds of insurance after such restoration will be Tenant's property.

            9.5 Insufficient Proceeds. If the proceeds of any insurance settlement are not sufficient to pay the costs of Tenant's repair, rebuilding or restoration under Section 9.4 in full, Tenant shall deposit with Landlord at Landlord's option, and within 20 days of Landlord's request, an amount sufficient in Landlord's reasonable judgment to complete such repair, rebuilding or restoration. Tenant shall not, by reason of the deposit or payment, be entitled to any reimbursement from Landlord or diminution in or postponement of the payment of the Rent.

            9.6 Not Trust Funds. Notwithstanding anything herein or at law or equity to the contrary, none of the insurance proceeds paid to Landlord as herein provided shall be deemed trust funds, and Landlord shall be entitled to dispose of such proceeds as provided in this Article 9. Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment or value, of the Leased Property from any casualty whatsoever, whether or not insurable or insured against.

            9.7 Landlord's Inspection. During the progress of such repairs or rebuilding, Landlord and its architects and engineers may, from time to time, inspect the Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such repairs or rebuilding. Tenant will keep all plans, shop drawings, and specifications at the building, and Landlord and its architects and engineers may examine them at all reasonable times. If, during such repairs or rebuilding, Landlord and its architects and engineers determine that the repairs or rebuilding are not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such repairs or rebuilding do not accord with the approved plans and specifications. Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply insurance, according to Article 4, will be applicable to any repairs or rebuilding under this Section .

            9.8 Landlord's Costs. Tenant shall, within 30 days after receipt of an invoice from Landlord, pay the reasonable costs, expenses, and fees of any architect or engineer employed by Landlord to review any plans and specifications and to supervise and approve any construction, or for any services rendered by such architect or engineer to Landlord as contemplated by any of the provisions of this Lease, or for any services performed by Landlord's attorneys in connection therewith. With respect to any inspections by the architect or engineer employed by Landlord, Tenant shall pay no more than $500.00 per day plus out of pocket expenses for travel, lodging, food and transportation.

            9.9 No Rent Abatement. Except to the extent that business interruption insurance proceeds are received by Landlord, Rent will not abate pending the repairs or rebuilding of the Leased Property.

                            ARTICLE 10: CONDEMNATION

            10.1 Total Taking. If, by exercise of the right of eminent domain or by conveyance made in response to the threat of the exercise of such right ("Taking"), any entire Facility Property is taken, or so much of any Facility Property is taken that the Facility Property cannot be used by Tenant for the purposes for which it was used immediately before the Taking, then this Lease will terminate with respect to such Facility Property only on the earlier of the vesting of title to the Facility Property in the condemning authority or the taking of possession of the Facility Property by the condemning authority. Upon such termination, the Lease Amount shall be reduced by the Allocated Lease Amount for such Facility Property and Rent hereunder shall be reduced accordingly unless there is only one Facility Property subject to this Lease in which case the Lease will terminate. All damages awarded for such Taking under the power of eminent domain shall be the property of Landlord, except for damages awarded to Tenant as compensation for diminution in value of the leasehold of the Leased Property provided the award to Landlord is not less than the Allocated Lease Amount for the applicable Facility.

            10.2 Partial Taking. If, after a Taking, so much of the Facility Property remains that the Facility Property can be used for substantially the same purposes for which it was used immediately before the Taking, then [i] this Lease will terminate as to the part taken on the earlier of the vesting of title to such Leased Property in the condemning authority or the taking of possession of such Leased Property by the condemning authority and the Rent will be adjusted accordingly; [ii] at its cost, Tenant shall restore so much of the Facility Property as remains to a sound architectural unit substantially suitable for the purposes for which it was used immediately before the Taking, using good workmanship and new, first-class materials; [iii] upon completion of the restoration, Landlord will pay Tenant the lesser of the net award made to Landlord on the account of the Taking (after deducting from the total award, attorneys', appraisers', and other reasonable fees and costs incurred in connection with the obtaining of the award and amounts paid to the holders of mortgages granted by Tenant, and consented to by Landlord, secured by the Facility Property), or Tenant's actual out-of-pocket costs of restoring the Facility Property; and [iv] Landlord shall be entitled to the balance of the net award. The restoration shall be completed in accordance with Sections 9.4, 9.5, 9.7, 9.8 and 9.9 with such provisions deemed to apply to condemnation instead of casualty.

            10.3 Condemnation Proceeds Not Trust Funds. Notwithstanding anything in this Lease or at law or equity to the contrary, none of the condemnation award paid to Landlord shall be deemed trust funds, and Landlord shall be entitled to dispose of such proceeds as provided in this Article 10. Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment, or value, of the Leased Property from any Condemnation.

                          ARTICLE 11: TENANT'S PROPERTY

            11.1 Tenant's Property. Tenant shall install, place, and use on the Leased Property such fixtures, furniture, equipment, inventory and other personal property in addition to Landlord's Personal Property as may be required or as Tenant may, from time to time, deem necessary or useful to operate the Leased Property for its permitted purposes. All fixtures, furniture, equipment, inventory, and other personal property installed, placed, or used on the Leased Property which is owned by Tenant or leased by Tenant from third parties is hereinafter referred to as "Tenant's Property".

            11.2 Requirements for Tenant's Property. Tenant shall comply with all of the following requirements in connection with Tenant's Property:

               (a) Tenant shall, at Tenant's sole cost and expense, maintain, repair, and replace Tenant's Property.

               (b) Tenant shall, at Tenant's sole cost and expense, keep Tenant's Property insured against loss or damage by fire, vandalism and malicious mischief, sprinkler leakage, earthquake, and other physical loss perils commonly covered by fire and extended coverage, boiler and machinery, and difference in conditions insurance in an amount not less than 90% of the then full replacement cost thereof. Tenant shall use the proceeds from any such policy for the repair and replacement of Tenant's Property.

               (c) Tenant shall pay all taxes applicable to Tenant's Property.

               (d) If Tenant's Property is damaged or destroyed by fire or any other cause, Tenant shall promptly repair or replace Tenant's Property unless Tenant elects to purchase Leased Property pursuant to Section 9.2.2.

               (e) Unless an Event of Default or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred, Tenant may remove Tenant's Property from the Leased Property from time to time provided that [i] the items removed are not required to operate the Leased Property for the Facility Uses (unless such items are being replaced by Tenant); and [ii] Tenant repairs any damage to the Leased Property resulting from the removal of Tenant's Property.

               (f) Tenant shall not, without the prior written consent of Landlord or as otherwise provided in this Lease, remove any Tenant's Property or Leased Property. Tenant shall, at Landlord's option, remove Tenant's Property upon the termination or expiration of this Lease and shall repair any damage to the Leased Property resulting from the removal of Tenant's Property. If Tenant fails to remove Tenant's Property within 30 days after request by Landlord, then Tenant shall be deemed to have abandoned Tenant's Property, Tenant's Property shall become the property of Landlord, and Landlord may remove, store and dispose of Tenant's Property. In such event, Tenant shall have no claim or right against Landlord for such property or the value thereof regardless of the disposition thereof by Landlord. Tenant shall pay Landlord, upon demand, all expenses incurred by Landlord in removing, storing, and disposing of Tenant's Property and repairing any damage caused by such removal. Tenant's obligations hereunder shall survive the termination or expiration of this Lease.

               (g) Tenant shall perform its obligations under any equipment lease or security agreement for Tenant's Property. For equipment loans or leases for equipment having an original cost in excess of $50,000.00, Tenant shall cause such equipment lessor or lender to enter into a nondisturbance agreement with Landlord upon terms and conditions acceptable to Landlord, including, without limitation, the following: [i] Landlord shall have the right (but not the obligation) to assume such equipment lease or security agreement upon the occurrence of an Event of Default by Tenant hereunder; [ii] such equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and [iii] Landlord shall have the right to assign its interest in the equipment lease or security agreement and nondisturbance agreement. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement and nondisturbance agreement, including, without limitation, reasonable attorneys' fees and costs.

                           ARTICLE 12: RENEWAL OPTIONS

            12.1 Renewal Options. Tenant has the option to renew ("Renewal Option") this Lease for one 15-year renewal term (each a "Renewal Term"). Tenant can exercise each Renewal Option only upon satisfaction of the following conditions:

               (a) There shall be no uncured Event of Default, or any event which with the passage of time or giving of notice would constitute an Event of Default, at the time Tenant exercises its Renewal Option nor on the date the Renewal Term is to commence.

               (b) Tenant shall give Landlord irrevocable written notice of renewal ("Renewal Notice") no later than the date which is [i] 90 days prior to the expiration date of the then current Term; or [ii] if applicable, three days after Tenant's delivery of the Election Notice as set forth in Section 9.2.2.

            12.2 Effect of Renewal. The following terms and conditions will be applicable if Tenant renews the Lease:

               (a) Effective Date. Except as otherwise provided in Section 9.2.3, the effective date of any Renewal Term will be the first day after the expiration date of the then current Term. The first day of each Renewal Term is also referred to as the Renewal Date.

               (b) Lease Amount. Effective as of the Renewal Date, a single Lease Amount will be computed by summing all Lease Advance Amounts.

               (c) Lease Rate. Effective as of the Renewal Date, the Renewal Rate will be the highest Lease Rate in effect during the last year of the Initial Term plus the increase as set forth in Section 2.2 hereof ("Renewal Rate").

               (d) Base Rent. Effective as of the Renewal Date, the Base Rent will be changed to equal 1/12th of the product of [i] the Lease Amount on the Renewal Date times [ii] the Renewal Rate.

               (e) Other Terms and Conditions. Except for the modifications set forth in this Section 12.2, all other terms and conditions of the Lease will remain the same for the Renewal Term. The Lease Rate and Base Rent will increase annually as set forth in Section 2.2.

            12.3 Effect of Non-Renewal or Expiration of Lease. The following terms and conditions will be applicable if Tenant does not renew this Lease or exercise its Option to Purchase by the expiration date for the then current
Term:

               (a) Extension of Current Term. The current Term will be extended (the "Extended Term") for 180 days; provided, however, that the Extended Term will expire on such earlier date of the closing of the sale pursuant to the Option to Purchase.

               (b) Lease Payments. During the Extended Term, Tenant shall continue to make monthly payments of Rent (including Base Rent) based upon the then existing Lease Rate in effect.

                         ARTICLE 13: OPTION TO PURCHASE

            13.1 Option to Purchase. Landlord hereby grants to Tenant an option to purchase ("Option to Purchase") all of the Leased Property (but not any part thereof) in accordance with the terms and conditions of this Article 13. Tenant may exercise its Option to Purchase only by giving an irrevocable notice of Tenant's election to purchase the Leased Property ("Purchase Notice") in accordance with the following:

               (a) During the Initial Term or any Renewal Term, Tenant must give a Purchase Notice no earlier than the date which is 180 days, and no later than the date which is 90 days, prior to the expiration date of the then current Term of this Lease.

               (b) If any Facility's Improvements are substantially destroyed during the final 18 months of the Initial Term or the Renewal Term by Tenant giving the Election Notice to exercise the Option to Purchase within 30 days after the date of the Casualty Notice as set forth in Section 9.2.2.

Tenant shall have no right to exercise the Option to Purchase other than in accordance with subparagraphs (a) - (b).

            13.2 Option Price. The option price ("Option Price") will be an amount equal to the greater of [i] the Lease Amount; or [ii] the sum of [a] the Lease Amount plus [b] 100% of the difference between the Fair Market Value at the time of the option exercise and the Lease Amount. In addition to the Option Price, Tenant shall pay all closing costs and expenses in connection with the transfer of the Leased Property to Tenant, including, but not limited to, the following: [a] real property conveyance or transfer fees or deed stamps; [b] title search fees, title insurance commitment fees, and title insurance premiums; [c] survey fees; [d] environmental assessment fees; [e] recording fees; [f] attorneys' fees of Landlord's counsel; [g] fees of any escrow agent; and [h] all amounts, costs, expenses, charges, Additional Rent and other items payable by Tenant to Landlord, including, but not limited to, enforcement costs as set forth in Section 8.7.

            13.3 Fair Market Value. The fair market value (the "Fair Market Value") of the Leased Property shall be determined as follows.

            13.3.1 The parties shall attempt to determine the Fair Market Value by mutual agreement within 15 days after giving the Purchase Notice. However, if the parties do not agree on the Fair Market Value within such 15-day period, the following provisions shall apply.

            13.3.2 Landlord and Tenant shall each give the other party notice of the name of a qualified MIA or SRA appraiser 15 days after giving of the Purchase Notice. The two appraisers will then select a third appraiser within an additional five days. Each appraiser must demonstrate to the reasonable satisfaction of both Landlord and Tenant that it has significant experience in appraising assisted living and other health care properties substantially similar to the Leased Property. Within five days after designation, each appraiser shall submit a resume to Landlord and Tenant setting forth such appraiser's qualifications, including education and experience with similar properties. A notice of objections to the qualifications of any appraiser shall be given within 10 days after receipt of such resume. If a party fails to timely object to the qualifications of an appraiser, then the appraiser shall be conclusively deemed satisfactory. If a party gives a timely notice of objection to the qualifications of an appraiser, then the disqualified appraiser shall be replaced by an appraiser selected by the qualified appraisers or, if all appraisers are disqualified, then by an appraiser selected by a commercial arbitrator acceptable to Landlord and Tenant.

            13.3.3 The Fair Market Value shall be determined by the appraisers within 60 days after the appointment of the appraisers as follows. Each of the appraisers shall be instructed to prepare an appraisal of the Leased Property in accordance with the following instructions:

            The Leased Property is to be valued upon the three conventional approaches to estimate value known as the Income, Sales Comparison and Cost Approaches. Once the approaches are completed, the appraiser correlates the individual approaches into a final value conclusion.

The three approaches to estimate value are summarized as follows:

            INCOME APPROACH: This valuation approach recognizes that the value of the operating tangible and intangible assets can be represented by the expected economic viability of the business giving returns on and of the assets and shall use a management fee of 7%.

            SALES COMPARISON APPROACH: This valuation approach is based upon the principle of substitution. When a facility is replaceable in the market, the market approach assumes that value tends to be set at the price of acquiring an equally desirable substitute facility. Since healthcare market conditions change and frequently are subject to regulatory and financing environments, adjustments need to be considered. These adjustments also consider the operating differences such as services and demographics.

            COST APPROACH: This valuation approach estimates the value of the tangible assets only. Value is represented by the market value of the land plus the depreciated reproduction cost of all improvements and equipment.

In general, the Income and Sales Comparison Approaches are considered the best representation of value because they cover both tangibles and intangible assets, consider the operating characteristics of the business and have the most significant influence on attracting potential investors.

The appraised values submitted by the three appraisers shall be ranked from highest value to middle value to lowest value, the appraised value (highest or lowest) which is furthest from the middle appraised value shall be discarded, and the remaining two appraised values shall be averaged to arrive at the Fair Market Value.

            13.3.4 In the event of any condemnation, similar taking or threat thereof with respect to any part of the Leased Property or any insured or partially insured casualty loss to any part of the Leased Property after Tenant has exercised an Option to Purchase, but before settlement, the Fair Market Value of the Leased Property shall be redetermined as provided in this Section
13.3 to give effect to such condemnation, taking or loss and shall take into account all available condemnation awards and insurance proceeds.

            13.3.5 Tenant shall pay, or reimburse Landlord for, all costs and expenses in connection with the appraisals.

            13.4 Closing. The purchase of the Leased Property by Tenant shall close on a date agreed to by Landlord and Tenant which shall be not less than 60 days after the Fair Market Value of the Leased Property has been determined and the then expiring term of the Lease shall be extended on the same terms and conditions, if necessary, until the Closing Date. At the closing, Tenant shall pay the Option Price and all closing costs in immediately available funds and Landlord shall convey title to the Leased Property to Tenant or to Tenant's assignee by a recordable limited warranty deed subject only to Permitted Exceptions and encumbrances approved in writing by Tenant and limited warranty bill of sale. The warranties provided for in such documents shall not be limited by any limitations upon Landlord's liability as provided in this Lease. Landlord shall also execute those affidavits reasonably required by the title company for the issuance of an owner's policy of title insurance.

            13.5 Failure to Close Option. If Tenant for any reason fails to purchase the Leased Property after Tenant has given the Purchase Notice other than as a result of Landlord's default or inability to fulfill its obligations hereunder, then Tenant shall pay Landlord all costs and expenses incurred by Landlord as a result of the failure to close, including costs of unwinding swap transactions or other interest rate protection devices and preparing for the closing. Tenant shall continue to be obligated as lessee hereunder for the remainder of the Term (including the Extended Term as set forth in Section 12.3).

            13.6 Failure to Exercise Option to Purchase and Renewal Option. If Tenant for any reason does not exercise its Option to Purchase or Renewal Option in accordance with the terms and conditions of this Lease before the expiration of the then current Term, Tenant shall be deemed to have forfeited Tenant's right to exercise the Option to Purchase or Renewal Option respectively, at such time but shall not impact Tenant's right to exercise its Option to Purchase or Renewal Option thereafter as herein provided, unless the Lease has terminated in which case Tenant shall have forfeited all of Tenant's rights to exercise the Option to Purchase or Renewal Option, as the case may be.

                         ARTICLE 14: NEGATIVE COVENANTS

            Until the Secured Obligations shall have been performed in full, Tenant covenants and agrees that Tenant shall not do any of the following without the prior written consent of Landlord which consent shall not be unreasonably withheld:

            14.1 No Debt. Tenant shall not create, incur, assume, or permit to exist any indebtedness related to any Facility other than [i] trade debt incurred in the ordinary course of Tenant's business; [ii] indebtedness for Facility working capital purposes in an amount not to exceed $150,000.00; [iii] indebtedness relating to the Letter of Credit; [iv] indebtedness that is secured by any Permitted Lien; and [v] unsecured indebtedness that will not cause Tenant to be in violation of Section 15.7.

            14.2 No Liens. Tenant shall not create, incur, or permit to exist any lien, charge, encumbrance, easement or restriction upon the Leased Property or any lien upon or pledge of any interest in Tenant related to any Facility, except for Permitted Liens.

            14.3 No Guaranties. Tenant shall not create, incur, assume, or permit to exist any guarantee of any loan or other indebtedness except for the endorsement of negotiable instruments for collection in the ordinary course of business or guaranties that will not cause Tenant to be in violation of Section 15.7.

            14.4 No Transfer. Tenant shall not sell, lease, sublease, mortgage, convey, assign or otherwise transfer any legal or equitable interest in the Leased Property or any part thereof, except for transfers made in connection with any Permitted Lien and transfers to an Affiliate.

            14.5 No Dissolution. Tenant shall not dissolve, liquidate, merge, consolidate or terminate its existence or sell, assign, lease, or otherwise transfer (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) except for mergers, consolidations or other structural changes in Tenant that will not cause Tenant to be in violation of Section 15.7.

            14.6 [INTENTIONALLY OMITTED]

            14.7 No Investments. Tenant shall not purchase or otherwise acquire, hold, or invest in securities (whether capital stock or instruments evidencing indebtedness) of or make loans or advances to any person, including, without limitation, any Affiliate, or any shareholder, member or partner of Tenant or any Affiliate, except for cash balances temporarily invested in short-term or money market securities and except for purchases, acquisitions, advances, investments or loans that will not cause Tenant to be in violation of
Section 15.7.

            14.8 Contracts. Tenant shall not execute or modify any material contracts or agreements with respect to the Facility except for contracts and modifications approved by Landlord. Contracts made in the ordinary course of business and in an amount less than $150,000.00 shall not be considered "material" for purposes of this paragraph.

            14.9 Subordination of Payments to Affiliates. After the occurrence of an Event of Default and until such Event of Default is cured, Tenant shall not make any payments or distributions (including, without limitation, salary, bonuses, fees, principal, interest, dividends, liquidating distributions, management fees, cash flow distributions or lease payments) to any Affiliate, or any shareholder, member or partner of Tenant or any Affiliate, except for ordinary payroll.

            14.10 Change of Location or Name. Tenant shall not change any of the following without giving Landlord at least 60 days' advance written notice: [i] the location of the principal place of business or chief executive office of Tenant, or any office where any of Tenant's books and records are maintained; or [ii] the name under which Tenant conducts any of its business or operations.

                        ARTICLE 15: AFFIRMATIVE COVENANTS

            15.1 Perform Obligations. Tenant shall perform all of its obligations under this Lease, the Government Authorizations, the Permitted Exceptions, and all Legal Requirements.

            15.2 Proceedings to Enjoin or Prevent Construction. If any proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful Tenant's construction, occupancy, maintenance, or operation of any Facility or any portion thereof, Tenant will cause such proceedings to be vigorously contested in good faith, and in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom, and will, without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction that may be entered, and use its best efforts to bring about a favorable and speedy disposition of all such proceedings and any other proceedings.

            15.3 Documents and Information.

            15.3.1 Furnish Documents. Tenant shall periodically during the term of the Lease deliver to Landlord the Annual Financial Statements and other documents described on Exhibit E within the specified time periods. With each delivery of Annual Financial Statements and Periodic Financial Statements to Landlord, Tenant shall also deliver to Landlord a certificate signed by the Chief Financial Officer of Tenant, an Annual Facility Financial Report or Quarterly Facility Financial Report, as applicable, and a Quarterly Facility Accounts Receivable Aging Report all in the form of Exhibit F. In addition, Tenant shall deliver to Landlord the applicable Annual Facility Financial Report and the applicable Quarterly Facility Accounts Receivable Aging Report (based upon internal financial statements) within 90 days after the end of each fiscal year.

            15.3.2 Furnish Information. Tenant shall [i] promptly supply Landlord with such information concerning its financial condition, affairs and property, as Landlord may reasonably request from time to time hereafter; [ii] promptly notify Landlord in writing of any condition or event that constitutes a breach or event of default of any term, condition, warranty, representation, or provisions of this Lease or any other agreement, and of any material adverse change in its financial condition; [iii] maintain a standard and modern system of accounting; [iv] permit Landlord or any of its agent or representatives to have access to and to examine all of its books and records regarding the financial condition of the Facility at any time or times hereafter during business hours and after reasonable oral or written notice; and [v] permit Landlord to copy and make abstracts from any and all of said books and records.

            15.3.3 Further Assurances and Information. Tenant shall, on request of Landlord from time to time, execute, deliver, and furnish documents as may be necessary to fully consummate the transactions contemplated under this Lease. Within 15 days after a request from Landlord, Tenant shall provide to Landlord such additional information regarding Tenant, Tenant's financial condition or any Facility as Landlord, or any existing or proposed creditor of Landlord, or any auditor or underwriter of Landlord, may reasonably require from time to time, including, without limitation, a current Tenant's Certificate and Facility Financial Report in the form of Exhibit F.

            15.3.4 Material Communications. Tenant shall transmit to Landlord, within five Business Days after receipt thereof, any material communication affecting a Facility, this Lease, the Legal Requirements or the Government Authorizations, and Tenant will promptly respond to Landlord's inquiry with respect to such information. Tenant shall promptly notify Landlord in writing after Tenant has knowledge of any potential, threatened or existing litigation or proceeding against, or investigation of, Tenant or the Facility that may affect the right to operate the Facility or Landlord's title to the Facility or Tenant's interest therein. Without otherwise limiting the term "material" as used in the preceding sentence, any litigation or proceeding involving a claim of $50,000.00 or more or involving a threatened or alleged violation of an Environmental Law shall be deemed to be material.

            15.3.5 Requirements for Financial Statements. Tenant shall meet the following requirements in connection with the preparation of the financial statements: [i] all audited financial statements shall be prepared in accordance with general accepted accounting principles consistently applied; [ii] all unaudited financial statements shall be prepared in a manner substantially consistent with prior audited and unaudited financial statements submitted to Landlord; [iii] all financial statements shall fairly present the financial condition and performance for the relevant period in all material respects; [iv] the audited financial statements shall include all notes to the financial statements and a complete schedule of contingent liabilities and transactions with Affiliates; and [v] the audited financial statements shall contain an unqualified opinion, except to the extent such opinion references a change in treatment made in accordance with generally accepted accounting principles, provided, however, this subSection [v] shall not be deemed violated if the opinions provided for fiscal year 2001 and fiscal year 2002 contain a going concern qualification.

            15.3.6 Confidentiality. Landlord shall use reasonable efforts not to disclose the information provided by Tenant under this Section 15.3; provided, however, that Landlord may disclose such information to any person or entity to whom Landlord is required to make such disclosure; to governmental authorities; and to any other person or entity having a legitimate business interest in the Landlord, including, but not limited to, regulators, auditors, accountants, attorneys, investors, underwriters, rating agencies, bond or surety companies, and lenders of Landlord (including, but not limited to, collateral pool lenders and line of credit lenders).

            15.4 Compliance With Laws. Tenant shall comply with all Legal Requirements and keep all Government Authorizations in full force and effect. Tenant shall pay when due all taxes and governmental charges of every kind and nature that are assessed or imposed upon Tenant at any time during the term of the Lease, including, without limitation, all income, franchise, capital stock, property, sales and use, business, intangible, employee withholding, and all taxes and charges relating to Tenant's business and operations. Tenant shall be solely responsible for compliance with all Legal Requirements, including the ADA, and Landlord shall have no responsibility for such compliance.

            15.5 Broker's Commission. Tenant and Landlord shall indemnify each other from claims of brokers arising by the execution hereof or the consummation of the transactions contemplated hereby and from expenses incurred by Landlord or Tenant in connection with any such claims (including attorneys' fees).

            15.6 Existence and Change in Control. Tenant or any entity into which Tenant is merged shall maintain its existence throughout the term of this Lease.

            15.7 Financial Covenants. The defined terms used in this Section are defined in Section 15.7.1. The following financial covenants shall be met throughout the term of this Lease:

            15.7.1 Definitions.

               (a) "Net Worth" [INTENTIONALLY OMITTED].

               (b) "Portfolio Cash Flow" means the aggregate net income arising from all Facilities under this Lease as reflected on the Facility Financial Statement of each Facility plus [i] the amount of the provision for depreciation and amortization; [ii] the amount of the provision for management fees; plus [iii] the amount of the provision for income taxes; plus [iv] the amount of the provision for Rent payments and interest and lease payments, if any, relating to the Facilities; minus [v] an imputed management fee equal to 5% of revenues of the Facilities (net of contractual allowances); and minus [vi] an imputed replacement reserve of $300.00 per unit at the Facilities, per year.

               (c) "Portfolio Coverage Ratio" is the ratio of [i] Portfolio Cash Flow for each applicable period; to [ii] the Rent payments under this Lease and all other debt service and lease payments relating to the Facilities for the applicable period.

            15.7.2 Portfolio Coverage Ratio. Tenant shall maintain for each fiscal quarter for the year set forth below a Portfolio Coverage Ratio of not less than the following:

                   1.20 to 1.00 for 2001
                   1.25 to 1.00 for 2002

                   1.30 to 1.00 for 2003 and thereafter

            15.7.3 Net Worth. [INTENTIONALLY OMITTED].

            15.7.4 Current Ratio. [INTENTIONALLY OMITTED].

            15.7.5 Debt to Equity Ratio. [INTENTIONALLY OMITTED].

            15.7.6 Working Capital. Tenant shall maintain available working capital for each Facility in the amount not less than $100,000.00.

            15.8 Transfer of License and Facility Operations. If this Lease is terminated due to expiration of the Term, pursuant to an Event of Default or for any reason other than Tenant's purchase of the Leased Property, or if Tenant vacates the Leased Property or any part thereof without termination of this Lease, Tenant shall execute, deliver and file all documents and statements requested by Landlord to effect the transfer of the applicable Facility license and Government Authorizations to an entity designated by Landlord, subject to any required approval of governmental regulatory authorities, and Tenant shall provide to Landlord all information and records required by Landlord in connection with the transfer of the license and Government Authorizations.

            15.9 Most Favored Lessor Provision. Subject to the terms of this Paragraph, Tenant acknowledges that Landlord has agreed to delete the Net Worth provision, the Current Ratio provision and the Debt to Equity provision of this Lease. For any Tenant lease existing as of the date hereof, Landlord shall disregard any such corporate level financial covenant until December 31, 2002 at which time any corporate level financial covenant contained in any lease to which Tenant is a lessee shall automatically be deemed to be a financial covenant set forth herein as if it had existed as of the Effective Date hereof. If Tenant hereafter grants any corporate level financial covenant to a lessor of Tenant or any corporate level financial covenant arises under any judicial proceeding, bankruptcy or otherwise, each such financial covenant shall automatically be deemed to be a covenant set forth herein as if it had existed as of the Effective Date hereof. Tenant agrees, at Landlord's request, to provide Landlord, within 10 days of a written request, with copies of any documents Landlord deems necessary to verify the existence or absence of any corporate level financial covenant. If requested by Landlord, Tenant agrees to execute an amendment to this Lease to evidence any such corporate level financial covenant.

            ARTICLE 16: ALTERATIONS, CAPITAL IMPROVEMENTS, AND SIGNS

            16.1 Prohibition on Alterations and Improvements. Except for Permitted Alterations (as hereinafter defined), Tenant shall not make any structural or nonstructural changes, alterations, additions and/or improvements (hereinafter collectively referred to as "Alterations") to the Leased Property.

            16.2 Approval of Alterations. If Tenant desires to perform any Permitted Alterations, Tenant shall deliver to Landlord plans, specifications, drawings, and such other information as may be reasonably requested by Landlord (collectively the "Plans and Specifications") showing in reasonable detail the scope and nature of the Alterations that Tenant desires to perform. It is the intent of the parties hereto that the level of detail shall be comparable to that which is referred to in the architectural profession as "design development drawings" as opposed to working or biddable drawings. Landlord agrees not to unreasonably delay its review of the Plans and Specifications. Provided Tenant has given Landlord written notice at the time of delivery of the Plans and Specifications of the effect of Landlord's failure to respond, Landlord's failure to respond within 60 days of receipt of Plans and Specifications shall be deemed to constitute Landlord's approval. Within 30 days after receipt of an invoice, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in reviewing and, if required, approving or disapproving the Plans and Specifications, inspecting the Leased Property, and otherwise monitoring compliance with the terms of this Article 16. Tenant shall comply with the requirements of Section 16.4 in making any Permitted Alterations.

            16.3 Permitted Alterations. Permitted Alterations means any one of the following: [i] Alterations approved by Landlord; [ii] Alterations required under Section 7.2; [iii] Alterations having a total cost of less than $100,000.00; or [iv] repairs, rebuilding and restoration required or undertaken pursuant to Section 9.4.

            16.4 Requirements for Permitted Alterations. Tenant shall comply with all of the following requirements in connection with any Permitted
Alterations:

               (a) The Permitted Alterations shall be made in accordance with the approved Plans and Specifications.

               (b) The Permitted Alterations and the installation thereof shall comply with all applicable legal requirements and insurance requirements.

               (c) The Permitted Alterations shall be done in a good and workmanlike manner, shall not impair the value or the structural integrity of the Leased Property, and shall be free and clear of all mechanic's liens.

               (d) Tenant shall, at Tenant's expense, obtain a builder's completed value risk policy of insurance insuring against all risks of physical loss, including collapse and transit coverage, in a nonreporting form, covering the total value of the work performed, and equipment, supplies, and materials, and insuring initial occupancy. Landlord and any mortgagee of Landlord shall be additional insureds of such policy. Landlord shall have the right to approve the form and substance of such policy.

               (e) Tenant shall pay the premiums required to increase the amount of the insurance coverages required by Article 4 to reflect the increased value of the Improvements resulting from installation of the Permitted Alterations, and shall deliver to Landlord a certificate evidencing the increase in coverage.

               (f) Tenant shall, not later than 60 days after completion of the Permitted Alterations, deliver to Landlord a revised "as-built" survey of the Leased Property if the Permitted Alterations altered the Land or "footprint" of the Improvements and an "as-built" set of Plans and Specifications for the Permitted Alterations in form and substance satisfactory to Landlord.

               (g) Tenant shall, not later than 30 days after Landlord sends an invoice, reimburse Landlord for any reasonable costs and expenses, including attorneys' fees and architects' and engineers' fees, incurred in connection with reviewing and approving the Permitted Alterations and ensuring Tenant's compliance with the requirements of this Section . The fee for Landlord's consulting engineer is $500.00 per day plus out-of-pocket expenses for travel, lodging, food and transportation.

            16.5 Ownership and Removal of Permitted Alterations. The Permitted Alterations shall become a part of the Leased Property, owned by Landlord, and leased to Tenant subject to the terms and conditions of this Lease. Tenant shall not be required or permitted to remove any Permitted Alterations.

            16.6 Signs. Tenant may, at its own expense, erect and maintain identification signs at the Leased Property, provided such signs comply with all laws, ordinances, and regulations. Upon the termination or expiration of this Lease, Tenant shall, within 30 days after notice from Landlord, remove the signs and restore the Leased Property to its original condition.

                             ARTICLE 17: [RESERVED]

               ARTICLE 18: ASSIGNMENT AND SALE OF LEASED PROPERTY

            18.1 Prohibition on Assignment and Subletting. Tenant acknowledges that Landlord has entered into this Lease in reliance on the personal services and business expertise of Tenant. Tenant may not assign, mortgage, hypothecate, pledge, or transfer any interest in this Lease, or in the Leased Property, in whole or in part, without the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion. The following transactions will be deemed an assignment or sublease requiring Landlord's prior written consent: [i] an assignment by operation of law (other than as a result of mergers, consolidation or other structured changes in Tenant that will not cause Tenant to be in violation of Section 15.7); [ii] an imposition (whether or not consensual) of a lien, mortgage, or encumbrance upon Tenant's interest in the Lease; and [iii] an arrangement (including, but not limited to, management agreements, concessions, licenses, and easements) which allows the use or occupancy of all or part of the Leased Property by anyone other than Tenant or any other permitted manager. Landlord's consent to any assignment or sublease will not release Tenant (or any guarantor) from its payment and performance obligations under this Lease, but rather Tenant, any guarantor, and Tenant's assignee or sublessee will be jointly and severally liable for such payment and performance. An assignment or sublease without the prior written consent of Landlord will be void at Landlord's option. Landlord's consent to one assignment or sublease will not waive the requirement of its consent to any subsequent assignment or sublease. Subject to the foregoing and Section 18.2, Landlord shall consent to a sublease of any Facility or a management agreement, provided the sublessee or manager is an Affiliate and the execution of the sublease or management agreement does not result in a lapse in licensure.

            18.2 Requests for Landlord's Consent to Assignment, Sublease or Management Agreement. If Tenant requests Landlord's consent to a specific assignment, sublease, or management agreement, Tenant shall give Landlord [i] the name and address of the proposed assignee, subtenant or manager; [ii] a copy of the proposed assignment, sublease or management agreement; [iii] reasonably satisfactory information about the nature, business and business history of the proposed assignee, subtenant, or manager and its proposed use of the Leased Property; and [iv] banking, financial, and other credit information, and references about the proposed assignee, subtenant or manager sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee, subtenant or manager. Any assignment, sublease or management agreement shall contain provisions to the effect that [a] such assignment, sublease or management agreement is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Landlord; [b] such assignment, sublease or management agreement may not be modified without the prior written consent of Landlord not to be unreasonably withheld or delayed; [c] if this Lease shall terminate before the expiration of such assignment, sublease or management agreement, the assignee, subtenant or manager thereunder will, at Landlord's option, attorn to Landlord and waive any right the assignee, subtenant or manager may have to terminate the assignment, sublease or management agreement or surrender possession thereunder as a result of the termination of this Lease; and [d] if the assignee, subtenant or manager receives a written notice from Landlord stating that Tenant is in default under this Lease, the assignee, subtenant or manager shall thereafter pay all rentals or payments under the assignment, sublease or management agreement directly to Landlord until such default has been cured. Tenant hereby collaterally assigns to Landlord, as security for the performance of its obligations hereunder, all of Tenant's right, title, and interest in and to any assignment, sublease or management agreement now or hereafter existing for all or part of the Leased Property. Tenant shall, at the request of Landlord, execute such other instruments or documents as Landlord may request to evidence this collateral assignment. If Landlord, in its sole and absolute discretion, consents to such assignment, sublease, or management agreement, such consent shall not be effective until [i] a fully executed copy of the instrument of assignment, sublease or management agreement has been delivered to Landlord; [ii] in the case of an assignment, Landlord has received a written instrument in which the assignee has assumed and agreed to perform all of Tenant's obligations under the Lease; and [iii] Tenant has paid to Landlord a fee in the amount of $1,500.00; and [iv] Landlord has received reimbursement from Tenant or the assignee for all reasonable attorneys' fees and expenses and all other reasonable out-of-pocket expenses incurred in connection with determining whether to give its consent, giving its consent and all matters relating to the assignment.

            18.3 Agreements with Residents. Notwithstanding Section 18.1, Tenant may enter into an occupancy agreement with residents of the Leased Property without the prior written consent of Landlord provided that [i] the agreement does not provide for lifecare services (a single payment to provide services for the remainder of occupant's life); [ii] Tenant may not collect rent for more than one month in advance except that Tenant may collect security deposits in an amount that does not exceed two months rent; and [iii] all residents of the Leased Property are accurately shown in Tenant's accounting records for the Facility.

            18.4 Sale of Leased Property. If Landlord or any subsequent owner of the Leased Property sells the Leased Property, its liability for the performance of its agreements in this Lease will end on the date of the sale of the Leased Property, and Tenant will look solely to the purchaser for the performance of those agreements. Landlord shall remain liable to Tenant for any breach of this Lease by Landlord that occurs during the period of Landlord's ownership of the Leased Property. For purposes of this Section , any holder of a mortgage or security agreement which affects the Leased Property at any time, and any landlord under any lease to which this Lease is subordinate at any time, will be a subsequent owner of the Leased Property when it succeeds to the interest of Landlord or any subsequent owner of the Leased Property.

            18.5 Assignment by Landlord. Landlord may transfer, assign, mortgage, collaterally assign, or otherwise dispose of Landlord's interest in this Lease or the Leased Property.

                       ARTICLE 19: HOLDOVER AND SURRENDER

            19.1 Holding Over. Should Tenant, with or without the express or implied consent of Landlord, continue to hold and occupy the Leased Property or any part thereof after the expiration of the Term or earlier termination of this Lease (other than pursuant to Tenant's purchase of the Leased Property), such holding over beyond the Term and the acceptance or collection of Rent by Landlord shall operate and be construed as creating a tenancy from month to month and not for any other term whatsoever. Said month-to-month tenancy may be terminated by Landlord by giving Tenant 10 days written notice, and at any time thereafter Landlord may re-enter and take possession of the Leased Property.

            19.2 Surrender. Except for [i] Permitted Alterations; [ii] normal and reasonable wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the Term); and [iii] damage and destruction not required to be repaired by Tenant, Tenant shall surrender and deliver up the Leased Property at the expiration or termination of the Term in as good order and condition as of the Commencement Date.

                          ARTICLE 20: LETTER OF CREDIT

            20.1 Terms of Letter of Credit. To fulfill a condition for the granting of this Lease, Tenant shall provide Landlord with the Letter of Credit at the Closing. Tenant shall maintain the Letter of Credit in favor of Landlord until the Secured Obligations are performed in full. The Letter of Credit shall permit partial draws and shall permit drawing upon presentation of a draft drawn on the issuer and a certificate signed by Landlord stating that an Event of Default has occurred under this Lease and the applicable notice and cure periods have elapsed. The Letter of Credit shall be for an initial term of one year and shall be automatically renewed annually for successive terms of at least one year unless Landlord receives notice from the Issuer, by certified mail, at least 60 days prior to the expiry date then in effect that the Letter of Credit will not be extended for an additional one-year period. Notwithstanding any other provision hereof to the contrary, Landlord has agreed to accept a Letter of Credit in the principal amount of $1,132,056.00 in fulfillment of Tenant's obligations hereunder with respect to the Lease Amount as constituted on the Effective Date. Any addition to the Lease Amount after the Effective Date will require an increase to the principal amount of the Letter of Credit in conformity with the provisions hereof.

            20.2 Replacement Letter of Credit. Tenant shall provide a replacement Letter of Credit which satisfies the requirements of Section 20.1 from an Issuer acceptable to Landlord within 30 days after the occurrence of any of the following: [i] Landlord's receipt of notice from the Issuer that the Letter of Credit will not be extended for an additional one-year period; [ii] Landlord gives notice to Tenant that the Lace Financial Service Rating of the Issuer is less than a "C+" (or comparable rating from a comparable rating entity if Lace Financial Service should cease providing such ratings); or [iii] Landlord gives notice to Tenant of the admission by Issuer in writing of its inability to pay its debts generally as they become due, or Issuer's filing of a petition in bankruptcy or petitions to take advantage of any insolvency act, making an assignment for the benefit of its creditors, consenting to the appointment of a receiver of itself or of the whole or any substantial part of its property, or filing a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof. Tenant's failure to comply with the requirements of this Section shall be an immediate Event of Default without any notice (other than as provided for in this Section ), cure or grace period. Upon such Event of Default, after expiration of applicable notice and cure provisions as herein provided, Landlord shall be entitled to draw upon the Letter of Credit and Landlord may, solely at its option and without any obligation to do so, require Tenant to obtain a replacement Letter of Credit satisfactory to Landlord with the Letter of Credit proceeds made available to Tenant solely to secure Tenant's reimbursement obligation for the replacement Letter of Credit.

            20.3 Draws. Landlord may draw under the Letter of Credit upon the occurrence of an Event of Default hereunder after expiration of applicable notice and cure provisions as herein provided. Any such draw shall not cure an Event of Default. The proceeds from the Letter of Credit ("LC Proceeds") shall be the sole property of Landlord and may be used, retained and invested by Landlord without restriction or limitation. Landlord shall have no obligation to account for its use of the LC Proceeds and Tenant shall have no interest in or claim against the LC Proceeds. Landlord shall have the right and option, but not the obligation, to apply all or any portion of the LC Proceeds to pay all or any portion of [i] all Rent and other charges and expenses payable by Tenant under this Lease; plus [ii] all reasonable expenses and costs incurred by Landlord in enforcing or preserving Landlord's rights under this Lease or any security for the Lease, including, without limitation, [a] the fees, expenses, and costs of any litigation, appellate, receivership, administrative, bankruptcy, insolvency, or other similar proceeding; [b] attorney, paralegal, consulting and witness fees and disbursements; and [c] the expenses, including, without limitation, lodging, meals and transportation of Landlord and its employees, agents, attorneys, and witnesses in preparing for litigation, administrative, bankruptcy, insolvency, or similar proceedings and attendance at hearings, depositions, and trials in connection therewith.

            20.4 Partial Draws. Upon the occurrence of a monetary Event of Default under this Lease, Landlord may, at its option, make a partial draw on the Letter of Credit in an amount not to exceed the amount of Tenant's monetary obligations under this Lease then past due. If Landlord then applies the proceeds from such partial draw on the Letter of Credit to payment of all or any portion of Tenant's monetary obligations then past due, Tenant shall, within 10 days after notice from Landlord of such partial draw and payment, cause the amount of the Letter of Credit to be reinstated to the amount in effect prior to such partial draw. Tenant's failure to comply with the requirements of this Section shall be an immediate Event of Default under the Lease Documents without any notice (other than as provided for in this Section ), cure or grace period. Landlord's rights under this Section 20.4 are in addition to, and not in limitation of, Landlord's rights under Section 20.3.

            20.5 Substitute Letter of Credit. Tenant may, from time to time, deliver to Landlord a substitute Letter of Credit meeting the requirements of this Lease and issued by an Issuer acceptable to Landlord. Upon Landlord's approval of the substitute Letter of Credit, Landlord shall release the previous Letter of Credit to Tenant.

            20.6 Retention of Letter of Credit. Upon termination of this Lease due to expiration of the Term, pursuant to an Event of Default or for any reason other than Tenant's purchase of the Leased Property, Landlord shall be entitled to hold the Letter of Credit until the Secured Obligations are performed in full or are released by Landlord.

            20.7 Termination of Letter of Credit Amount. Tenant's obligation to maintain the Letter of Credit shall terminate if the Portfolio Coverage Ratio equals or exceeds 1.75 to 1.00 for four consecutive fiscal quarters.

           ARTICLE 21: QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT AND
                             ESTOPPEL CERTIFICATES

            21.1 Quiet Enjoyment. So long as Tenant performs all of its obligations under this Lease, Tenant's possession of the Leased Property will not be disturbed by Landlord.

            21.2 Subordination. Subject to the terms and conditions of this Section , this Lease and Tenant's rights under this Lease are subordinate to any ground lease or underlying lease, first mortgage, first deed of trust, or other first lien against the Leased Property, together with any renewal, consolidation, extension, modification or replacement thereof, which now or at any subsequent time affects the Leased Property or any interest of Landlord in the Leased Property, except to the extent that any such instrument expressly provides that this Lease is superior. The foregoing subordination provision is expressly conditioned upon any lessor or mortgagee being obligated and bound to recognize Tenant as the tenant under this Lease, and such lessor or mortgagee shall have no right to disturb Tenant's possession, use and occupancy of the Leased Property or Tenant's enjoyment of its rights under this Lease unless and until an Event of Default occurs hereunder. Any foreclosure action or proceeding by any mortgagee with respect to the Leased Property shall not affect Tenant's rights under this Lease and shall not terminate this Lease unless and until an Event of Default occurs hereunder. The foregoing provisions will be self-operative, and no further instrument will be required in order to effect them. However, Tenant shall execute, acknowledge and deliver to Landlord, at any time and from time to time upon demand by Landlord, such documents as may be requested by Landlord or any mortgagee or any holder of any mortgage or other instrument described in this Section , to confirm or effect any such subordination, provided that any such document shall include a nondisturbance provision as set forth in this Section satisfactory to Tenant. Any mortgagee of the Leased Property shall be deemed to be bound by the nondisturbance provision set forth in this Section . If Tenant fails or refuses to execute, acknowledge, and deliver any such document within 20 days after written demand, Landlord may execute acknowledge and deliver any such document on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this Section . This power of attorney is coupled with an interest and is irrevocable.

            21.3 Attornment. If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in Section 21.2 succeeds to Landlord's interest in the Leased Property, Tenant will pay to such holder all Rent subsequently payable under this Lease. Tenant shall, upon request of anyone succeeding to the interest of Landlord, automatically become the tenant of, and attorn to, such successor in interest without changing this Lease. The successor in interest will not be bound by [i] any payment of Rent for more than one month in advance; [ii] any amendment or modification of this Lease thereafter made without its consent as provided in this Lease provided Tenant has knowledge that Landlord's interest has been transferred and that such successor in interests consent is required; [iii] any claim against Landlord arising prior to the date on which the successor succeeded to Landlord's interest; or [iv] any claim or offset of Rent against Landlord. Upon request by Landlord or such successor in interest and without cost to Landlord or such successor in interest, Tenant will execute, acknowledge and deliver an instrument or instruments confirming the attornment. If Tenant fails or refuses to execute, acknowledge, and deliver any such instrument within 20 days after written demand, then Landlord or such successor in interest will be entitled to execute, acknowledge, and deliver any document on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any such document. This power of attorney is coupled with an interest and is irrevocable.

            21.4 Estoppel Certificates. At the request of Landlord or any mortgagee or purchaser of the Leased Property, Tenant shall execute, acknowledge, and deliver an estoppel certificate, in recordable form, in favor of Landlord or any mortgagee or purchaser of the Leased Property certifying the following: [i] that the Lease is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modifications; [ii] the date to which Rent and other charges have been paid; [iii] whether Tenant or Landlord is in default or whether there is any fact or condition which, with notice or lapse of time, or both, would constitute a default, and specifying any existing default, if any; [iv] that Tenant has accepted and occupies the Leased Property; [v] that Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord, if that be the case, or specifying such that exist; and [vi] such other information as may reasonably be requested by Landlord or any mortgagee or purchaser. Any purchaser or mortgagee may rely on this estoppel certificate. If Tenant fails to deliver the estoppel certificates to Landlord within 10 days after the request of Landlord, then Tenant shall be deemed to have certified that [a] the Lease is in full force and effect and has not been modified, or that the Lease has been modified as set forth in the certificate delivered to Tenant; [b] Tenant has not prepaid any Rent or other charges except for the current month; [c] Tenant has accepted and occupies the Leased Property; [d] to Tenant's knowledge, neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default; and [e] to Tenant's knowledge, Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute, acknowledge, and deliver on Tenant's behalf any estoppel certificate to which Tenant does not object within the time period specified in Landlord's transmittal of the certificate to Tenant. This power of attorney is coupled with an interest and is irrevocable.

                   ARTICLE 22: REPRESENTATIONS AND WARRANTIES

            Except as otherwise disclosed in writing to Landlord, Tenant hereby makes the following representations and warranties, as of the Effective Date, to Landlord and acknowledges that Landlord is granting the Lease in reliance upon such representations and warranties. Tenant's representations and warranties shall survive the Closing and, except to the extent made as of a specific date, shall continue in full force and effect until the Secured Obligations have been performed in full.

            22.1 Organization and Good Standing. Tenant is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in and is in good standing under the laws of the State.

            22.2 Power and Authority. Tenant has the power and authority to execute, deliver and perform this Lease. Tenant has taken all requisite action necessary to authorize the execution, delivery and performance of Tenant's obligations under this Lease.

            22.3 Enforceability. This Lease constitutes a legal, valid, and binding obligation of Tenant, enforceable in accordance with its terms.

            22.4 Government Authorizations Each Facility is in material compliance with all Legal Requirements except to the extent that any noncompliance with licensure requirements have been revealed in connection with periodic inspections by licensing officials, copies of which are routinely provided to Landlord. All material Government Authorizations are in full force and effect. Except as otherwise noted in Exhibit G, Tenant holds all Government Authorizations necessary for the operation of each he Facility in accordance with the Facility Uses. Tenant presently holds all Government Authorizations necessary for each Facility's operation in accordance with the Facility Uses. Upon the Closing, Tenant will be authorized to operate each Facility in accordance with the Facility Uses.

            22.5 Financial Statements. Tenant has furnished Landlord with true, correct, and complete copies of the Financial Statements. The Financial Statements fairly present the financial position of Tenant, as of the respective dates and the results of operations for the periods then ended in conformance with generally accepted accounting principles applied on a basis consistent with prior periods. The Financial Statements, if any, and other information furnished to Landlord are true, complete and correct and, as of the Effective Date, no material adverse change has occurred since the furnishing of such statements and information. As of the Effective Date, the Financial Statements and other information do not contain any untrue statement or omission of a material fact and are not misleading in any material respect.

            22.6 Condition of Facility. To the best of Tenant's knowledge, all of the mechanical and electrical systems, heating and air-conditioning systems, plumbing, water and sewer systems, and all other items of mechanical equipment or appliances are in materially good working order, condition and repair, are of sufficient size and capacity to service the Facility for the Facility Uses and conform with all applicable ordinances and regulations, and with all building, zoning, fire, safety, and other codes, laws and orders. The Improvements, including the roof and foundation, are structurally sound and materially free from leaks and other defects.

            22.7 Compliance with Laws. To the best of Tenant's knowledge, the Leased Property is not in material violation of, or noncompliance with, [i] Government Authorizations or; [ii] any covenants, conditions, restrictions or agreements affecting or relating to the ownership, use or occupancy of the Facility; or [iii] any order, writ, regulation or decree relating to any matter referred to in [i] or [ii] above.

            22.8 No Litigation. As of the Effective Date and except as disclosed on Exhibit H, [i] there are no actions or suits, or any proceedings or investigations by any governmental agency or regulatory body with respect to any Facility which, if determined adversely to Tenant, would materially and adversely affect any Facility, title thereto, operation thereof or the financial condition of Tenant except as has been previously disclosed in writing to Landlord and Tenant has not received notice of any threatened actions, suits, proceedings or investigations against Tenant or any Facility at law or in equity, or before any governmental board, agency or authority, which, if determined adversely to Tenant, would materially and adversely affect any Facility or title to any Facility (or any part thereof), the right to operate any Facility as presently operated, or the financial condition of Tenant; [ii] there are no unsatisfied or outstanding material or adverse judgments against Tenant or any Facility; [iii] there is no labor dispute materially and adversely affecting the operation or business conducted by Tenant at any Facility; and [iv] Tenant has not been notified in writing of any facts or circumstances which might reasonably form the basis for any such action, suit, or proceeding.

            22.9 Consents. The execution, delivery and performance of this Lease will not require any consent, approval, authorization, order, or declaration of, or any filing or registration with, any court, any federal, state, or local governmental or regulatory authority, or any other person or entity, the absence of which would materially impair the ability of Tenant to operate any Facility as presently operated.

            22.10 No Violation. The execution, delivery and performance of this Lease [i] do not and will not conflict with, and do not and will not result in a breach of Tenant's Organizational Documents; [ii] do not and will not conflict with, and do not and will not result in a breach of, and do not and will not constitute a default under (or an event which, with or without notice or lapse of time, or both, would constitute a default under), any of the terms, conditions or provisions of any agreement or other instrument or obligation to which Tenant is a party or by which its assets are bound; and [iii] do not and will not violate any order, writ, injunction, decree, statute, rule or regulation applicable to Tenant or the Facility.

            22.11 Reports and Statements. All reports, statements, certificates and other data furnished by or on behalf of Tenant to Landlord in connection with this Lease, and all representations and warranties made herein or in any certificate or other instrument delivered in connection herewith and therewith, are true and correct in all material respects and do not omit to state any material fact or circumstance necessary to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading as of the date of such report, statement, certificate or other data. The copies of all agreements and instruments submitted to Landlord, including, without limitation, all agreements relating to management of the Facility, the Letter of Credit, and Tenant's working capital are true, correct and complete copies and include all amendments and modifications of such agreements.

            22.12 ERISA. All plans (as defined in Section 4021(a) of the Employee Retirement Income Security Act of 1974, as amended or supplemented from time to time ("ERISA")) for which Tenant is an "employer" or a "substantial employer" (as defined in Section Section 3(5) and 4001(a)(2) of ERISA, respectively) are in compliance with ERISA and the regulations and published interpretations thereunder. To the extent Tenant maintains a qualified defined benefit pension plan: [i] there exists no accumulated funding deficiency; [ii] no reportable event and no prohibited transaction has occurred; [iii] no lien has been filed or threatened to be filed by the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA; and [iv] Tenant has not been deemed to be a substantial employer.

            22.13 Chief Executive Office. Tenant maintains its chief executive office and its books and records at Tenant's address set forth in the introductory paragraph of this Lease.

            22.14 Other Name or Entities. Except as disclosed to Landlord, Tenant has not, since November 1, 1997, [i] changed its name, [ii] used any name other than the name stated at the beginning of this agreement, or other than names under which Tenant's facilities do business, such as the name of a Facility, or [iii] merged or consolidated with, or acquired any of the assets of, any corporation or other business other than acquisitions of operating facilities.

            22.15 Parties in Possession. Except as disclosed on Exhibit B, there are no parties in possession of any Leased Property or any portion thereof as managers, lessees, tenants at sufferance, or trespassers.

            22.16 Access. Access to the Land is directly from a dedicated public right-of-way without any easement. To the knowledge of Tenant, there is no fact or condition which would result in the termination or reduction of the current access to and from the Land to such right-of-way.

            22.17 Utilities. There are available at the Land gas, municipal water, and sanitary sewer lines, storm sewers, electrical and telephone services in operating condition which are adequate for the operation of the Facility at a reasonable cost. The Land has direct access to utility lines located in a dedicated public right-of-way without any easement. As of the Effective Date, there is no pending or, to the knowledge of Tenant, threatened governmental or third party proceeding which would impair or result in the termination of such utility availability.

            22.18 Condemnation and Assessments. As of the Effective Date, Tenant has not received notice of, and there are no pending or, to the best of Tenant's knowledge, threatened, condemnation, assessment or similar proceedings affecting or relating to the Facility, or any portion thereof, or any utilities, sewers, roadways or other public improvements serving the Facility.

            22.19 Zoning. As of the Effective Date, [i] the use and operation of the Facility for the Facility Uses is a permitted use under the applicable zoning code; [ii] except as disclosed on Exhibit G hereto, no special use permits, conditional use permits, variances, or exceptions have been granted or are needed for such use of the Facility; [iii] the Land is not located in any special districts such as historical districts or overlay districts; and [iv] the Facility has been constructed in accordance with and complies with all applicable zoning laws, including, but not limited to, dimensional, parking, setback, screening, landscaping, sign and curb cut requirements.

            22.20 Pro Forma Statement. Tenant has delivered to Landlord a true, correct and complete copy of the Pro Forma Statement. The Pro Forma Statement shows Tenant's reasonable expectation of the most likely results of Facility operations for the next five-year period.

            22.21 Environmental Matters. During the period of Tenant's ownership of the Leased Property, if any, and, to the best of Tenant's knowledge after diligent inquiry, for the period prior Tenant did not own the Leased Property, [i] the Leased Property is in compliance with all Environmental Laws; [ii] there were no releases of Hazardous Materials on, from, or under the Leased Property, except in compliance with all Environmental Laws; [iii] no Hazardous Materials have been, are or will be used, generated, stored, or disposed of at the Leased Property, except in compliance with all Environmental Laws; [iv] no permit is or has been required to be obtained by Tenant from the Environmental Protection Agency or any similar agency or department of any state or local government for the use or maintenance of any Improvements; and [v] no summons, citation or inquiry has been made by any such environmental unit, body or agency or a third party demanding any right of recovery for payment or reimbursement for costs incurred under CERCLA or any other Environmental Laws and the Land is not subject to the lien of any such agency. "Disposal" and "release" shall have the meanings set forth in CERCLA.

            22.22 Leases and Contracts. As of the Effective Date and except as disclosed on Exhibit I, there are no material leases or contracts (including, but not limited to, insurance contracts, maintenance contracts, construction contracts, employee benefit plans, employment contracts, equipment leases, security agreements, architect agreements, and management contracts) to which Tenant is a party relating to any part of the ownership, operation, possession, construction, management or administration of the Land or a Facility.

            22.23 No Default. As of the Effective Date, [i] there is no existing Event of Default under this Lease; and [ii] no event has occurred which, with the giving of notice or the passage of time, or both, would constitute or result in such an Event of Default. Except as disclosed to Landlord in writing, Tenant is not in default, after expiration of any applicable grace period, under any Related Lease.

                           ARTICLE 23: FUTURE PROJECTS

            23.1 Obligation for Future Projects. Subject to the requirements, terms and conditions of the Commitment and this Lease, Landlord has committed to finance additional assisted living facilities to be developed by Tenant or an Affiliate ("Tenant Projects"). Landlord's obligation to provide financing for each Tenant Project is subject to the satisfaction of Landlord's due diligence requirements and the closing conditions set forth in the Commitment.

            23.2 Coterminous Transactions. All future lease transactions between Landlord or any Landlord Affiliate and Tenant or any Affiliate will be coterminous and will have identical renewal dates and option exercise periods. Accordingly, as each lease transaction is closed, the term renewal date and option exercise periods under this Lease will be extended to be coterminous with the most recently closed lease transaction.

                          ARTICLE 24: SECURITY INTEREST

            24.1 Collateral. Tenant hereby grants to each Landlord a security interest in the following described property, whether now owned or hereafter acquired by Tenant (the "Collateral"), to secure the payment and performance of the Secured Obligations:

               (a) All machinery, furniture, equipment, trade fixtures, appliances, inventory and all other goods (as "equipment," "inventory" and "goods" are defined for purposes of Article 9 ("Article 9") of the Uniform Commercial Code as adopted in the State) and any leasehold interest of Tenant in any of the foregoing (except for any leasehold interest in property owned by Landlord), now or hereafter located in or on or used or usable in connection with the Land, Improvements, or Fixtures and replacements, additions, and accessions thereto, including, without limitation, those items which are to become fixtures or which are building supplies and materials to be incorporated into an Improvement or Fixture.

               (b) All accounts, contract rights, general intangibles, instruments, documents, and chattel paper [as "accounts", "contract rights", "general intangibles", "instruments", "documents", and "chattel paper", are defined for purposes of Article 9] now or hereafter arising in connection with the business located in or on or used or usable in connection with the Land, Improvements, or Fixtures, and replacements, additions, and accessions thereto.

               (c) All franchises, permits, licenses, operating rights, certifications, approvals, consents, authorizations and other general intangibles regarding the use, occupancy or operation of the Improvements, or any part thereof, including, without limitation, certificates of need, state health care facility licenses, and Medicare and Medicaid provider agreements, to the extent permitted by law.

               (d) Unless expressly prohibited by the terms thereof, all contracts, agreements, contract rights and materials relating to the design, construction or operation of the Improvements, including, but not limited to, plans, specifications, drawings, blueprints, models, mock-ups, brochures, flyers, advertising and promotional materials and mailing lists.

               (e) All ledger sheets, files, records, computer programs, tapes, other electronic data processing materials, and other documentation relating to the preceding listed property or otherwise used or usable in connection with the Land and Improvements.

               (f) The products and proceeds of the preceding listed property, including, without limitation, cash and non-cash proceeds, proceeds of proceeds, and insurance proceeds.

            24.2 Additional Documents. At the request of Landlord, Tenant shall execute additional security agreements, financing statements, and such other documents as may be requested by Landlord to maintain and perfect such security interest. Tenant hereby irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, deliver and file such documents on behalf of Tenant. This power of attorney is coupled with an interest and is irrevocable.

            24.3 Notice of Sale. With respect to any sale or other disposition of any of the Collateral after the occurrence of an Event of Default, Landlord and Tenant agree that the giving of five days notice by Landlord, sent by overnight delivery, postage prepaid, to Tenant's notice address designating the time and place of any public sale or the time after which any private sale or other intended disposition of such Collateral is to be made, shall be deemed to be reasonable notice thereof and Tenant waives any other notice with respect thereto.

                            ARTICLE 25: MISCELLANEOUS

            25.1 Notices. Landlord and Tenant hereby agree that all notices, demands, requests, and consents (hereinafter "notices") required to be given pursuant to the terms of this Lease shall be in writing, shall be addressed to the addresses set forth in the introductory paragraph of this Lease, and shall be served by [i] personal delivery; [ii] United States mail, postage prepaid; or [iii] nationally recognized overnight courier; provided, however, that any notice of an Event of Default shall be served by (I) personal delivery; (II) certified United States mail, postage prepaid, return receipt requested; or
(III) nationally recognized overnight courier. A copy of any notice given to Tenant shall be sent to Miriam J. Dent, Esq., Rogers & Hardin, 229 Peachtree Street, N.E., 2700 International Tower, Peachtree Center, Atlanta, Georgia 30303, but the failure to give the notice required by this sentence shall not affect the validity or effectiveness of the notices to Tenant hereunder. All notices shall be deemed to be given upon the earlier of actual receipt or three Business Days after mailing or one Business Day after deposit with the overnight courier. Any notices meeting the requirements of this Section shall be effective, regardless of whether or not actually received. Landlord or Tenant may change its notice address at any time by giving the other party notice of such change.

            25.2 Advertisement of Leased Property. In the event the parties hereto have not executed a renewal Lease within 120 days prior to the expiration of this Lease, or Tenant has not exercised its Option to Purchase, then Landlord or its agent shall have the right to enter the Leased Property at all reasonable times for the purpose of exhibiting the Leased Property to others and to place upon the Leased Property for and during the period commencing 120 days prior to the expiration of this Lease, "for sale" or "for rent" notices or signs.

            25.3 Entire Agreement. The Commitment and this Lease constitute the entire agreement between Landlord and Tenant with respect to the subject matter hereof. No representations, warranties, and agreements have been made by Landlord except as set forth in the Commitment and this Lease. If there is any direct conflict between the terms and provisions of the Commitment and the terms of this Lease, this Lease shall govern. Tenant hereby reaffirms the Commitment and all provisions thereof. The Commitment shall survive the execution of this Lease.

            25.4 Severability. If any term or provision of this Lease is held to be invalid or unenforceable, such holding shall not affect the remainder of this Lease and the same shall remain in full force and effect, unless such holding substantially deprives Tenant of the use of the Leased Property or Landlord of the rents herein reserved, in which event this Lease shall forthwith terminate as if by expiration of the Term.

            25.5 Captions and Headings. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

            25.6 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Ohio, except as to matters under which the laws of a State in which a respective Facility is located, or under applicable procedural conflicts of laws rules, require the application of laws of such other State, in which case the laws or conflicts of laws rules, as the case may be, of such State shall govern to the extent required.

            25.7 Memorandum of Lease. Tenant shall not record this Lease. Tenant may, however, record a memorandum of lease approved by Landlord.

            25.8 Waiver. No waiver by Landlord of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant, nor shall the acceptance of Rent by Landlord at any time when Tenant is in default in the performance or observance of any condition or covenant herein be construed as a waiver of such default, or of Landlord's right to terminate this Lease or exercise any other remedy granted herein on account of such existing default.

            25.9 Binding Effect. This Lease will be binding upon and inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord and Tenant.

            25.10 Power of Attorney. Effective upon [i] the occurrence and during the continuance of an Event of Default or upon [ii] termination of the Lease, Tenant hereby irrevocably and unconditionally appoints Landlord, or Landlord's authorized officer, agent, employee or designee, as Tenant's true and lawful attorney-in-fact, to act for Tenant in Tenant's name, place, and stead, to execute, deliver and file all applications and any and all other necessary documents or things to effect the issuance, transfer, reinstatement, renewal and/or extension of any and all Governmental Authorizations issued to Tenant or applied for by Tenant in connection with Tenant's operation of the Facility, to permit any transferee to operate the Facility under the Governmental Authorizations, and to do any and all other acts incidental to any of the foregoing. Tenant irrevocably and unconditionally grants to Landlord as its attorney-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as Tenant might or could do if personally present or acting, with full power of substitution, hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable prior to the full performance of Tenant's Obligations. Except in the case of an emergency, Landlord shall give Tenant three Business Days prior written notice before acting on behalf of Tenant pursuant to this power of attorney.

            25.11 No Offer. Landlord's submission of this Lease to Tenant is not an offer to lease the Leased Property, or an agreement by Landlord to reserve the Leased Property for Tenant. Landlord will not be bound to Tenant until Tenant has duly executed and delivered duplicate original leases to Landlord, and Landlord has duly executed and delivered one of these duplicate original leases to Tenant.

            25.12 Modification. This Lease may only be modified by a writing signed by both Landlord and Tenant except for the automatic extension of the Term pursuant to Section 1.3. All references to this Lease, whether in this Lease or in any other document or instrument, shall be deemed to incorporate all amendments, modifications and renewals of this Lease, made after the date hereof. If Tenant requests Landlord's consent to any change in ownership, merger or consolidation of Tenant, any assumption of the Lease, or any modification of the Lease, Tenant shall provide Landlord all relevant information and documents sufficient to enable Landlord to evaluate the request. In connection with any such request, Tenant shall pay to Landlord a fee in the amount of $1,500.00 and shall pay all of Landlord's reasonable attorney's fees and expenses and other reasonable out-of-pocket expenses incurred in connection with Landlord's evaluation of Tenant's request, the preparation of any documents and amendments, the subsequent amendment of any documents between Landlord and its collateral pool lenders (if applicable), and all related matters.

            25.13 Landlord's Modification. Tenant acknowledges that Landlord may mortgage the Leased Property or use the Leased Property as collateral for a collateralized mortgage obligations or Real Estate Mortgage Investment Companies (REMICS). If any mortgage lender of Landlord desires any modification of this Lease, Tenant agrees to consider such modification in good faith and to execute an amendment of this Lease if Tenant finds such modification acceptable in Tenant's reasonable discretion provided such modification does not materially diminish Tenant's rights under the Lease.

            25.14 No Merger. The surrender of this Lease by Tenant or the cancellation of this Lease by agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, terminate any subleases or operate as an assignment to Landlord of any subleases. Landlord's option under this paragraph will be exercised by notice to Tenant and all known subtenants of the Leased Property.

            25.15 Laches. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

            25.16 Limitation on Tenant's Recourse. Tenant's sole recourse against Landlord, and any successor to the interest of Landlord in the Leased Property, is to the interest of Landlord, and any such successor, in the Leased Property. Tenant will not have any right to satisfy any judgment which it may have against Landlord, or any such successor, from any other assets of Landlord, or any such successor. In this Section , the terms "Landlord" and "successor" include the shareholders, venturers, and partners of "Landlord" and "successor" and the officers, directors, and employees of the same. The provisions of this Section are not intended to limit Tenant's right to seek injunctive relief or specific performance.

            25.17 Construction of Lease. This Lease has been prepared by Landlord and its professional advisors and reviewed by Tenant and its professional advisors. Landlord, Tenant, and their advisors believe that this Lease is the product of all their efforts, that it expresses their agreement, and agree that it shall not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in preparing it.

            25.18 Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original hereof.

            25.19 Custody of Escrow Funds. Any funds paid to Landlord in escrow hereunder may be held by Landlord or, at Landlord's election, by a financial institution, the deposits or accounts of which are insured or guaranteed by a federal or state agency. The funds shall not be deemed to be held in trust, may be commingled with the general funds of Landlord or such other institution, and shall not bear interest.

            25.20 Landlord's Status as a REIT. Tenant acknowledges that Landlord (or a Landlord Affiliate) has elected and may hereafter elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code.

            25.21 Exhibits. All of the exhibits referenced in this Lease are attached hereto and incorporated herein.

            25.22 WAIVER OF JURY TRIAL. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ALL MATTERS ARISING OUT OF THIS LEASE OR THE USE AND OCCUPANCY OF THE LEASED PROPERTY (EXCEPT CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE). IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NONPAYMENT OF TRENT, TENANT WILL NOT INTERPOSE, AND WAIVES THE RIGHT TO INTERPOSE, ANY COUNTERCLAIM IN ANY SUCH PROCEEDING.

            25.23 CONSENT TO JURISDICTION. TENANT HEREBY IRREVOCABLY SUBMIT AND CONSENT TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO OR ANY COUNTY IN WHICH A FACILITY IS LOCATED FOR ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO [I] THE COMMITMENT; [II] THIS LEASE; OR [III] ANY DOCUMENT EXECUTED BY TENANT IN CONNECTION WITH THIS LEASE. TENANT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT TENANT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. TENANT AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

            TENANT AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LANDLORD OR ANY DIRECTOR, OFFICER, EMPLOYEE,

AGENT OR PROPERTY OF LANDLORD, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THE COMMITMENT, THIS LEASE OR ANY RELATED DOCUMENT IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO OR MILWAUKEE COUNTY, WISCONSIN.

            TENANT HEREBY CONSENTS TO SERVICE OF PROCESS BY LANDLORD IN ANY MANNER AND IN ANY JURISDICTION PERMITTED BY LAW. NOTHING HEREIN SHALL AFFECT OR IMPAIR LANDLORD'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW, OR LANDLORD'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST TENANT OR THE PROPERTY OF TENANT IN THE COURTS OF ANY OTHER JURISDICTION.

            25.24 Attorney's Fees and Expenses. Tenant shall pay to Landlord all reasonable costs and expenses incurred by Landlord in administering this Lease and the security for this Lease, enforcing or preserving Landlord's rights under this Lease and the security for this Lease, and in all matters of collection, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including, but not limited to, [a] reasonable attorney's and paralegal's fees and disbursements; [b] the fees and expenses of any litigation, administrative, bankruptcy, insolvency, receivership and any other similar proceeding; [c] court costs; [d] the expenses of Landlord, its employees, agents, attorneys and witnesses in preparing for litigation, administrative, bankruptcy, insolvency and other proceedings and for lodging, travel, and attendance at meetings, hearings, depositions, and trials; and [e] consulting and witness fees incurred by Landlord in connection with any litigation or other proceeding.

            25.25 Survival. The following provisions shall survive termination of the Lease: Article 8 (Defaults and Remedies); Article 9 (Damage and Destruction); Article 10 (Condemnation); Section 15.3.6 (Confidentiality);
Section 15.9 (Transfer of License and Facility Operations); Section 15.10 (Bed Operating Rights); Article 19 (Holdover and Surrender); Section 20.6 (Retention of Letter of Credit) and Section 25.25 (Survival).

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.

Signed and acknowledged in the presence of:  HEALTH CARE REIT, INC.

          /s/ Rita J. Rogge                      /s/ Erin C. Ibele
Signature_________________________________   By:________________________________
              Rita J. Rogge                         VP & Corp. Secretary
Print Name________________________________
           /s/ Margaret G. Strick            Title:__________________________
Signature_________________________________
               Margaret G. Strick
Print Name________________________________

                                             HCRI NORTH CAROLINA PROPERTIES,
                                             LLC

                                             By: Health Care REIT, Inc.
                                                 Member

          /s/ Rita J. Rogge                       /s/ Erin C. Ibele
Signature_________________________________   By:________________________________
              Rita J. Rogge
Print Name________________________________          VP & Corp. Secretary
           /s/ Margaret G. Strick            Title:__________________________
Signature_________________________________
               Margaret G. Strick
Print Name________________________________

                                             HCRI TENNESSEE PROPERTIES, INC.

          /s/ Rita J. Rogge                       /s/ Erin C. Ibele
Signature_________________________________   By:________________________________
              Rita J. Rogge
Print Name________________________________          VP & Corp. Secretary
           /s/ Margaret G. Strick            Title:__________________________
Signature_________________________________
               Margaret G. Strick
Print Name________________________________

                                             HCRI TEXAS PROPERTIES, LTD.

                                             By: Health Care REIT, Inc.
                                                 General Partner

          /s/ Rita J. Rogge                      /s/ Erin C. Ibele
Signature_________________________________   By:________________________________
              Rita J. Rogge
Print Name________________________________          VP & Corp. Secretary
           /s/ Margaret G. Strick            Title:__________________________
Signature_________________________________
               Margaret G. Strick
Print Name________________________________

                                             ALTERRA HEALTHCARE CORPORATION

          /s/ Peter Ferge                         /s/ Kristin A. Ferge
Signature_________________________________   By:________________________________
              Peter Ferge
Print Name________________________________              VP
           /s/ Lisa Ulicki                   Title:__________________________
Signature_________________________________
               Lisa Ulicki
Print Name________________________________                  39-1771281
                                             Tax I.D. No.:______________________

STATE OF OHIO     )
                  ) SS:
COUNTY OF LUCAS   )

            The foregoing instrument was acknowledged before me this 16 day of July, 2001 by Erin C. Ibele, the VP & Corp. Secretary of Health Care REIT, Inc., a Delaware corporation, on behalf of the corporation.

                                             /s/ Rita J. Rogge
                                             ___________________________________
                                             Notary Public
                         8/26/05
My Commission Expires:____________________                                [SEAL]

STATE OF OHIO     )
                  ) SS:
COUNTY OF LUCAS   )

            The foregoing instrument was acknowledged before me this 16 day of July, 2001 by Erin C. Ibele, the VP & Corp. Secretary of Health Care REIT, Inc., a Delaware corporation and the sole member of HCRI North Carolina Properties, LLC, a limited liability company organized under the laws of the State of Delaware on behalf of the limited liability company.

                                             /s/ Rita J. Rogge
                                             ___________________________________
                                             Notary Public
                         8/26/05
My Commission Expires:____________________                                [SEAL]

STATE OF OHIO     )
                  ) SS:
COUNTY OF LUCAS   )

            The foregoing instrument was acknowledged before me this 16 day of July, 2001 by Erin C. Ibele, the VP & Corp. Secretary of HCRI Tennessee Properties, Inc., a corporation organized under the laws of the State of Delaware on behalf of the corporation.
                                             /s/ Rita J. Rogge
                                             ___________________________________
                                             Notary Public
                         8/26/05
My Commission Expires:____________________                                [SEAL]

STATE OF OHIO     )
                  ) SS:
COUNTY OF LUCAS   )

            The foregoing instrument was acknowledged before me this 16 day of July, 2001 by Erin C. Ibele, the VP & Corp. Secretary of Health Care REIT, Inc., a Delaware corporation and the general partner of HCRI Texas Properties, Ltd., a limited liability partnership organized under the laws of the State of Texas on behalf of the limited partnership.

                                             /s/ Rita J. Rogge
                                             -----------------------------------
                                             Notary Public

My Commission Expires: 8/26/05                                            [SEAL]
                       --------------------

STATE OF Wisconsin       )
                         ) SS:
COUNTY OF Milwaukee      )

            The foregoing instrument was acknowledged before me this 14 day of July, 2001 by Kristin A. Ferge, the VP of Alterra Healthcare Corporation, a Delaware corporation, on behalf of the corporation.

                                             /s/ JC Hansen
                                             -----------------------------------
                                             Notary Public

My Commission Expires: 5/26/02                                            [SEAL]
                       --------------------

THIS INSTRUMENT PREPARED BY:

OKSANA M. LUDD, ESQ.
SHUMAKER, LOOP & KENDRICK, LLP
1000 JACKSON
TOLEDO, OHIO 43624

                          EXHIBIT A: LEGAL DESCRIPTIONS

                 CONSISTING OF EXHIBIT A-1 THROUGH EXHIBIT A-36

                         EXHIBIT A-1: LEGAL DESCRIPTION
                           STERLING HOUSE OF BRADENTON

COMMENCE AT THE SOUTHEAST CORNER OF THE SOUTHWEST 1/4 OF Section 32, TOWNSHIP 34 SOUTH, RANGE 17 EAST; THENCE N.89 degrees 29'56"W. ALONG THE SOUTH LINE OF SAID SOUTHWEST 1/4, A DISTANCE OF 84.49 FEET TO THE INTERSection WITH THE WEST RIGHT OF WAY LINE OF 59TH STREET WEST AS DESCRIBED AND RECORDED IN OFFICIAL RECORDS BOOK 797, PAGE 792, PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE CONTINUE
N.89 degrees 29'56"W. ALONG SAID SOUTH LINE OF THE SOUTHWEST 1/4, ALSO BEING THE APPROXIMATE CENTERLINE OF "CEDER HAMMOCK DRAINAGE CANAL", A DISTANCE OF 1007.14 FEET; THENCE N.75 degrees 23'56"W. ALONG SAID APPROXIMATE CENTERLINE OF CANAL, A DISTANCE OF 318.32 FEET TO THE SOUTH EAST CORNER OF CAPE TOWN VILLAGE, PHASE I & II, A LAND CONDOMINIUM RECORDED IN CONDOMINIUM BOOK 27, PAGES 134 THROUGH 136, OF SAID PUBLIC RECORDS; FOR A POINT OF BEGINNING; THENCE N.00 degrees 00'00"E. ALONG THE EAST LINE OF SAID CAPE TOWN VILLAGE, A DISTANCE OF 553.30 FEET TO THE INTERSection WITH THE SOUTHERLY RIGHT OF WAY LINE OF POINTE WEST BOULEVARD, AS SHOWN ON THE PLAT OF POINTE WEST SUBDIVISION, RECORDED IN PLAT BOOK 20, PAGES 12 THROUGH 15, OF SAID PUBLIC RECORDS; THENCE S.79 degrees 47'46"E. ALONG SAID SOUTHERLY RIGHT OF WAY LINE, A DISTANCE OF 50.80 FEET; THENCE S.50 degrees 00'00"E. ALONG SAID RIGHT OF WAY LINE, A DISTANCE OF 270.00 FEET; THENCE S.00 degrees 00'00"W. A DISTANCE OF 624.65 FEET TO THE APPROPRIATE CENTERLINE OF SAID "CEDAR HAMMOCK DRAINAGE CANAL"; THENCE N.89 degrees 29'56"W. ALONG SAID APPROXIMATE CENTERLINE OF CANAL, A DISTANCE OF 11.96 FEET; THENCE N.75 degrees 23'56"W. ALONG SAID APPROXIMATE CENTERLINE OF CANAL, A DISTANCE OF 318.32 FEET TO THE POINT OF BEGINNING.

                         EXHIBIT A-2: LEGAL DESCRIPTION
                           STERLING HOUSE OF SARASOTA

A PORTION OF PARCEL "C" CROCKER'S LAKE SUBDIVISION AS RECORDED IN PLAT BOOK 32, PAGES 35 & 35A-35B, OF THE PUBLIC RECORDS OF SARASOTA COUNTY, FLORIDA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE SE CORNER OF PARCEL "C" , (THE FOLLOWING THREE CALLS ARE ALONG THE EASTERLY LINE OF SAID PARCEL "C"), THENCE N 00 degrees 15'31" E, A DISTANCE OF 50.64 FEET TO THE PC OF A CURVE TO THE LEFT HAVING A RADIUS OF 1,181.24 FEET AND A CENTRAL ANGLE OF 34 degrees 00'00"; THENCE NORTHWESTERLY ALONG THE ARC, A DISTANCE OF 700.96 FEET; THENCE N 33 degrees 44'29" W, A DISTANCE OF 207.09 FEET, TO THE POINT OF BEGINNING; THENCE S 55 degrees 28'11" W, A DISTANCE OF
760.63 FEET TO THE EASTERLY LINE OF TRACT 500 OF SAID CROCKER'S LAKE SUBDIVISION, SAID POINT BEING A POINT ON A CURVE OF WHICH THE RADIUS POINT LIES S 55 degrees 28'11" W, A RADIAL DISTANCE OF 75.00 FEET; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 28 degrees 09'13", A DISTANCE OF 36.85 FEET TO THE P.R.C. OF A CURVE TO THE RIGHT HAVING A RADIUS OF
65.00 FEET AND A CENTRAL ANGLE OF 45 degrees 05'49"; THENCE NORTHWESTERLY ALONG THE ARC, A DISTANCE OF 51.16 FEET; THENCE N 29 degrees 55'52" E, A DISTANCE OF
545.09 FEET; THENCE N 55 degrees 28'11" E, A DISTANCE OF 306.51 FEET TO THE AFOREMENTIONED EASTERLY LINE OF PARCEL "C", SAID POINT BEING A POINT ON A CURVE OF WHICH THE RADIUS POINT LIES N 64 degrees 53'12" E, A RADIAL DISTANCE OF 1,729.02 FEET (FOLLOWING TWO CALLS ARE ALONG SAID EASTERLY LINE); THENCE SOUTHEASTERLY ALONG THE ARC THROUGH A CENTRAL ANGLE OF 8 degrees 37'41", A DISTANCE OF 260.37 FEET; THENCE S 33 degrees 44'29" E, A DISTANCE OF 60.91 FEET TO THE POINT OF BEGINNING.

                         EXHIBIT A-3: LEGAL DESCRIPTION
                          STERLING HOUSE OF PONCA CITY

A tract of land in the West Half of the Southwest Quarter of Section Fourteen
(14), Township Twenty-six (26) North, Range Two (2) East of the Indian Meridian, Kay County, Oklahoma, more particularly described as follows: BEGINNING at a point 265.00 feet West of the Northeast Corner of the West Half of the Southwest Quarter of Section 14, Township 26 North, Range 2 East of the Indian Meridian, Kay County, Oklahoma. THENCE, West along the quarter Section line, a distance of
391.68 feet; THENCE, South, parallel to the East line of the West Half of the Southwest Quarter a distance of 329.92 feet; THENCE, East, parallel to the quarter Section line, a distance of 391.68 feet; THENCE, North, parallel to the East line of the West Half of the Southwest Quarter a distance of 330.00 feet to the point of beginning.

                         EXHIBIT A-4: LEGAL DESCRIPTION
                            STERLING HOUSE OF NORMAN

A tract of land in Section Twenty-eight (28), Township Nine (9) North, Range Two
(2) West of the Indian Meridian, Cleveland County, Oklahoma, described as follows: Commencing at the SW corner of Section 28, Township 9 North, Range 2 West of the I.M., thence due East 2,122.86 feet; thence North 3 degrees 28'22" West a distance of 50.09 feet to the point of beginning; thence North 3 degrees 28'22" West a distance of 581.07 feet; thence due East a distance of 393.12 feet; thence due South a distance of 580.00 feet; thence due West a distance of
357.92 feet to the point of beginning.

                         EXHIBIT A-5: LEGAL DESCRIPTION
                            STERLING HOUSE OF LAWTON

A tract of land located in Lots Three (3) and Four (4), in Section Four (4), Township One (1) North, Range Twelve (12) West, I.M., Comanche County, Oklahoma, according to the U.S. Government survey thereof. Further described by metes and bounds as follows: Commencing at the Northwest corner of Lot 4, of said Section 4, Township 1 North, Range 12 West, I.M., Comanche County, Oklahoma; Thence S 89 deg. 43'40"E on the North line of said Lot 4, Section 4, for a distance of 1151.11 feet to the point of beginning; Thence continuing S 89 deg. 43'40"E on the North line of Lot 4, and Lot 3, Section 4, for a distance of 370.0 feet; Thence S 00 deg. 16'20" W a distance of 660.00 feet; Thence N 89 deg. 43'40"W parallel with the North line of said Lots 3 and 4, Section 4, for a distance of
370.0 feet; Thence N 00 deg. 16'20"E a distance of 660.0 feet to the point of beginning.

                         EXHIBIT A-6: LEGAL DESCRIPTION
                         STERLING HOUSE OF BARTLESVILLE

A part of the Southwest Quarter of the Southwest Quarter of the Southwest Quarter (SW 1/4 SW 1/4 SW 1/4), in Section Ten (10), Township Twenty-Six (26) North, Range Thirteen (13) East, Washington County, Oklahoma, described as follows: Beginning at a point which is 22 feet North and 253.69 feet East of the Southwest corner of said Section 10; thence N 03 degrees 26' 27" W a distance of
364.23 feet; thence N 89 degrees 58' 45" E a distance of 275 feet; thence S 03 degrees 26' 27" E a distance of 364.23 feet; thence S 89 degrees 58' 45" W a distance of 275 feet to the point of beginning.

                         EXHIBIT A-7: LEGAL DESCRIPTION
                             STERLING HOUSE OF ENID

      Part of West Half of Northeast Quarter Section Three (3), Township Twenty-two (22) North, Range Seven (7) West, Indian Meridian, Garfield County, Oklahoma, being more particularly described as follows:

BEGINNING at the northwest corner West Half Northeast Quarter, Section Three
(3);

Thence South 00 degrees 16 minutes 33 seconds East, along the west line of said West Half Northeast Quarter, a distance of 50.01 feet to the POINT OF BEGINNING;

Thence continuing South 00 degrees 16 minutes 33 seconds East, along the west line of said West Half Northeast Quarter, a distance of 300.00 feet;

Thence South 89 degrees 05 minutes 51 seconds East, parallel with the north line of the West Half Northeast Quarter, a distance of 300.00 feet;

Thence North 00 degrees 16 minutes 33 seconds West, parallel with the west line of said West Hall Northeast Quarter, a distance of 300.00 feet;

Thence North 89 degrees 05 minutes 51 seconds West, parallel with and 50 feet south of the north line of the West Hall Northeast Quarter, a distance of 300.00 feet to the POINT OF BEGINNING.

Above described tract contains 2.07 acres, more or less.

All bearings shown hereon are relative to those shown on the recorded plat of County Club West Fifth Subdivision.

                         EXHIBIT A-8: LEGAL DESCRIPTION
                          STERLING HOUSE OF STILLWATER

Block One (1), FIRST SECTION OF DONALDSON AND MANNING ESTATES ADDITION to the City of Stillwater, Oklahoma being a part of the SW 1/4 of the SE 1/4 of Section 12, Township 19 North, Range 2 East of the Indiana Meridian, Payne County, Oklahoma according to the recorded plat thereof.

                         EXHIBIT A-9: LEGAL DESCRIPTION
                            STERLING HOUSE OF SHAWNEE

      All of Block Five (5), LESS AND ACCEPT the East 100 feet thereof, AMENDED PLAT - THE MEADOWS, to the City of Shawnee, Pottawatomie County, Oklahoma, according to the recorded plat thereof.

                         EXHIBIT A-10: LEGAL DESCRIPTION
                         STERLING HOUSE OF MIDWEST CITY

A tract of land in the Northeast Quarter (NE/4) of Section Thirty-three (33), Township Twelve (12) North Range Two (2) West of the Indian Meridian, Oklahoma County, Oklahoma, more particularly described as follows: COMMENCING at the Northeast corner of the NE/4 of said Section 33; Thence North 89 degrees 50'50" West along the North line of said Quarter a distance of 825.34 feet; thence 01 degrees 30'40" East a distance of 1,066.31 feet; thence South 04 degrees 15'00" East a distance of 80.28 feet to the Point of Beginning; thence North 84 degrees 45'00" East a distance of 182.50 feet; thence South 39 degrees 22'30" East a distance of 275.62 feet; thence South 50 degrees 37'30" West a distance of
131.80 feet to a point of curvature; thence along a curve to the right having a radius of 394.67 feet, a distance of 248.13 feet; thence North 04 degrees 15'00" West, a distance of 369.90 feet to the Point of Beginning.

                         EXHIBIT A-11: LEGAL DESCRIPTION
                           STERLING HOUSE OF CLAREMORE

A tract of land in the East One-Half of the Southeast Quarter (E/2 SE/4) of Section Six (6), Township Twenty-One (21) North, Range Sixteen (16) East of the Indian Base and Meridian, Rogers County, Oklahoma, more particularly described as follows:

COMMENCING at the Southeast corner of said Section 6; thence N 00 degrees 28'37" E along the East line of E/2 of SE/4 a distance 758 feet to the Point of Beginning; thence N 89 degrees 31'23" W 625 feet; thence S 00 degrees 28'37" W 275 feet; thence S 89 degrees 31'23" E 625 feet to the East line of E/2 of SE/4; thence N 00 degrees 28'37" E 275 feet to the POINT OF BEGINNING.

                        EXHIBIT A-12: LEGAL DESCRIPTION
                          STERLING HOUSE OF WAXAHACHIE

Being 3.768 acres of acres of land located in the J. B. AND ANN ADAMS SURVEY, ABSTRACT NO. 5, City of Waxahachie, Ellis County, Texas, and being all that certain tract of land conveyed as Parcel II to American Federal Bank, FSB according to the Substitute Trustee's Deed recorded in Volume 838, Page 525 of the Deed Records, of Ellis County, Texas and more particularly described by metes and bounds as follows:

BEGINNING at a 1/2 inch iron rod set at the most Northerly corner of said Parcel II lying in the southerly right of way line of F. M. 813 (an 80 foot wide right-of-way) at its intersection with the Westerly right of way line of Sagebrush Lane (a 60 foot right-of-way);

THENCE South 28 deg. 40 min. 08 sec. East, 447.02 feet along the said Westerly right-of-way line of Sagebrush Lane to a 1/2 inch iron rod found at its intersection with the Northerly right of way line of 15 foot wide alley as dedicated by plat for Unit Two of Indian Hills Addition to the City of Waxahachie, Ellis County, Texas, as recorded in Cabinet "A" Page 714 of the Plat records of Ellis County, Texas;

THENCE South 61 deg. 19 min. 52 sec. West, 355.29 feet along the Northerly right of way line of said alley to a 1/2 inch iron rod found in the Northeast boundary line of that certain tract of land conveyed to Commodore Savings Association according to the Substitute Trustee's Deed recorded in Volume 778, Page 269 of the Deed Records of Ellis County, Texas;

THENCE North 30 deg. 14 min. 39 sec. West, 291.06 feet along the Northeast boundary line of said Commodore Savings Tract to a 5/8 inch iron rod found at the most Northerly Northeast corner thereof;

THENCE South 59 deg. 39 min. 01 sec. West, 25.00 feet along the Northeast boundary line of said Commodore Savings Tract to a point in concrete driveway;

THENCE North 30 deg. 14 min. 39 sec. West, 149.62 feet to a point in concrete driveway at the most Westerly Northwest corner of aforesaid Tract II lying in the aforesaid Southerly right of way line of F. M. Road No. 813;

THENCE along the said Southerly right of way line of F. M. 813 as follows:

North 59 deg. 48 min. 32 sec. East, at 25.00 feet passing a 1/2 inch iron rod found and continuing in all a total distance of 57.93 feet to a 1/2 inch iron rod set;

North 60 deg. 21 min. 18 sec. East, 334.53 feet to the PLACE OF BEGINNING, CONTAINING 3.766 acres (164,153 square feet) of land of which 0.086 acre (3740 square feet) of land is in use as a driveway leaving a balance of 3.682 acres (160,413 square feet) of land.

                         EXHIBIT A-13: LEGAL DESCRIPTION
                           STERLING HOUSE OF PALESTINE

Lots 1-R and 2-R , Block B of the TRINITY PLACE ADDITION, being a replat of all of Block C and part of Block B, F, and G of the WILLIAM BROYLES ADDITION of the City of Palestine, said William Broyles Addition being recorded under Envelope No. 11-B of the Map Records of Anderson County, Texas, lying and situated in the William S. McDonald Survey, A-43, said TRINITY PLACE ADDITION being of record under Envelope No. 232-A of the Map Records of Anderson County, Texas.

                         EXHIBIT A-14: LEGAL DESCRIPTION
                           STERLING HOUSE OF MUSKOGEE

Starting at the Northeast Corner of the Northwest Quarter of Section 31, Township 15 North, Range 19 East of the Indian Base and Meridian, Muskogee County, Oklahoma; thence West along the North line of said Section 31 a distance of 598.62 feet to the point of beginning; thence South a distance of 660.15 feet, thence East a distance of 275 feet, thence North to the North line thereof, thence West 275 feet to the Point of Beginning.

ALSO KNOWN AS:

Lot 1, Block 1, Tackett 1st Addition, City of Muskogee, Muskogee County,
Oklahoma.

                         EXHIBIT A-15: LEGAL DESCRIPTION
                            STERLING HOUSE OF OWASSO

The East One hundred fifty (150) feet of Lot Two (2), and all of Lot Three (3), Block Two (2), RAM PLAZA, an Addition to the City of Owasso, Tulsa County, State of Oklahoma, according to the Recorded Plat thereof.

                         EXHIBIT A-16: LEGAL DESCRIPTION
                           STERLING HOUSE OF TEXARKANA

All that certain tract or parcel of land situated in the JOHN A. TALBOT HEADRIGHT SURVEY, A-564, Bowie County, Texas, being all of a certain 1.12 acre tract of land conveyed to William M. Barry, et ux, by Deed dated March 20, 1987, of record in Volume 980, Page 260, Real Property Records, and all of a certain
0.876 acre tract of land conveyed to Michael Ames Akin, et ux, by Deed dated July 26, 1984, of record in Volume 726, Page 749, Real Property Records, Bowie County, Texas. The above referenced 1.12 acre tract and 0.876 acre tract being the same 2.00 acre tract of land conveyed to Marie Akin, by Deed recorded in Volume 377, Page 325, Deed Records, Bowie County, Texas. Subject tract being more particularly described by metes and bounds as follows:

BEGINNING at an iron pin found for corner at the southwest corner of said 1.12 acre tract, same being the southwest corner of said 2.00 acre tract and being the southeast corner of a certain 0.671 acre tract of land conveyed to James Brian Berry by Deed dated June 11, 1984, of record in Volume 722, Page 413, Deed Records, Bowie County, Texas;

THENCE N 00 deg. 08'31" E, with the west line of said 1.12 acre tract, same being the west line of said 2.00 acre tract, and being the east line of said
0.671 acre tract, at 302.79 feet past an iron pin found at the northeast corner of said 0.671 acre tract and continuing in all a total distance of 364.06 feet to an iron pin found for corner at a fence corner at the northwest corner of said 1.12 acre tract, same being the northwest corner of said 2.00 acre tract;

THENCE S 89 deg. 04' 48" E, with the north lines of said 1.12 acre tract and
0.876 acre tract, same being the north line of said 2.00 acre tract and being generally along a fence line, 240.00 feet to a 1/2" iron pin set for corner at the northeast corner of said 0.671 acre tract, same being the northeast corner of said 2.00 acre tract;

THENCE S 00 deg. 02'00" E, with the east line of said 0.876 acre tract, same being the east line of said 2.00 acre tract, 362.40 feet to a 1/2" iron pin set for corner on the north right-of-way line of F.M. Road No. 2240 (Moores Lane), said point being in a curve to the left;

THENCE Westerly, with said right-of-way line, same being along the arc of a curve having a radius of 5779.58 feet (radius point bears S 01 deg. 42' 56" W) through a central angle of 02 deg. 23' 25" for a distance of 241.11 feet to the PLACE OF BEGINNING and containing 2.001 acres (87,164.30 square feet) of land, more or less.

                         EXHIBIT A-17: LEGAL DESCRIPTION
                       STERLING HOUSE OF N. OKLAHOMA CITY

A portion of the Southeast Quarter (SE/4) of Section 18, Township 13 North, Range 3 West of the Indian Meridian, Oklahoma County, Oklahoma, being more particularly described as follows:

COMMENCING at the Southeast corner of said Southeast Quarter (SE/4); Thence North 89__43'50" West along the South line of said Southeast Quarter (SE/4) a distance of 2364.63 feet to the POINT OF BEGINNING; Thence continuing North 89__43'50" West along said South line a distance of 274.27 to the West line of said Southeast Quarter (SE/4); Thence North 00 degrees 34'02" West along said West line a distance of 1559.64 feet; Thence North 89 degrees 25'58" East a distance of 324.97 feet; Thence South 00 degrees 34'02" East parallel with the West line said Southeast Quarter (SE/4) a distance of 9.52 feet; Thence along a curve to the left having a radius of 60.00 feet (a chord bearing South 17 degrees 04'58" West and a length of 106.68 feet) a distance of 131.43 feet; Thence along a curve to the right having a radius of 25.00 feet (a chord bearing of South 23 degrees 07'08" East and a length of 19.18 feet) a distance of 19.68 feet; Thence South 00 degrees 34'02" East parallel with the West line of said Southeast Quarter (SE/4) a distance of 1360.12 feet; Thence South 44 degrees 51'04" West a distance of 35.10 feet; Thence South 00 degrees 16'10" West a distance of 50.00 feet to the Point of Beginning.

                         EXHIBIT A-18: LEGAL DESCRIPTION
                           STERLING HOUSE OF CHICKASHA

A tract of land in the North Half of the Northwest Quarter of the Northeast Quarter (N/2 NW/4 NE/4) of Section Nine (9), in Township Six (6) North, Range Seven (7) West of the Indian Meridian, Grady County, Oklahoma, described as follows:

Beginning at a point 2842.8 feet N 89 degrees 58'16" E of the Northwest corner of NW/4 of said Section 9-T6N-R7W, Indian Meridian, thence N 89 degrees 58'16" E for a distance of 449.20 feet, thence S 00 degrees 20'44" E a distance of 250 feet, thence S 89 degrees 58'16" W a distance of 449.20 feet, thence N 00 degrees 20'44" W a distance of 250 feet to the point of beginning.

                         EXHIBIT A-19: LEGAL DESCRIPTION
                            STERLING HOUSE OF DESOTO

Situated in the Joseph T. Garrett Survey, Abstract No. 536, Dallas County, Texas, and being a part of that land described in Quit Claim Deed from Pleasant Run and Westmoreland Joint Venture to J.A. Dewberry, Jr., recorded in Volume 80175, Page 2202, Deed Records of Dallas County, Texas, and being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod set for corner at the Northeast corner of intersection of Pleasant Run Road (variable width ROW) and Westmoreland (100'
ROW);

THENCE North 00  degrees   42 minutes 38 seconds West, along the East line of
Westmoreland Road, 225.78 fees to a 1/2 inch iron set for corner at the beginning of a curve to the left;

THENCE in a Northwesterly direction continuing along the East line of Westmoreland Road, and along said curve to the left having a radius of 1195.95 feet and a central angle of 15 degrees 00 minutes 00 seconds, for a distance of
313.09 feet to a 1/2 inch iron rod set for corner at the end of said curve;

THENCE North 15 degrees 42 minutes 38 seconds West, continuing along the East line of Westmoreland Road, 117.86 feet to a 3/4 inch iron pipe found for corner;

THENCE North 88 degrees 39 minutes 24 seconds East, parallel to Pleasant Run Road, 385.21 feet to a 1/2 inch iron rod set for corner;

THENCE South 00 degrees 20 minutes 09 seconds East, a distance of 518.83 feet to a 3/4 inch iron pipe found for corner;

THENCE South 89   degrees   23 minutes 02 seconds West, 63.53 feet to a 1/2 inch
iron rod found for corner;

THENCE South 00 degrees 20 minutes 09 seconds East, 131.98 feet to a 1/2 inch iron rod set for corner in the North line of Pleasant Run Road;

THENCE South 88 degrees 39 minutes 24 seconds West, along the North line of Pleasant Run Road, 246.16 feet to the PLACE OF BEGINNING and containing approximately 4.7033 acres of land.

                         EXHIBIT A-20: LEGAL DESCRIPTION
                         STERLING HOUSE OF OKLAHOMA CITY

A part of Lot B, in PENNSYLVANIA SOUTH SECTION 3 ADDITION, Block One (1), of PENNSYLVANIA SOUTH SECTION 3 ADDITION, being a part of the Northwest Quarter of
Section 6, Township 10 North, Range 3 West of the Indian Meridian, Oklahoma City, Cleveland County, Oklahoma, said part being more particularly described as follows:

Commencing at the Northeast Corner of said Lot B, Block One (1), as shown on the recorded plat of PENNSYLVANIA SOUTH SECTION 3 ADDITION; Thence N. 89 degrees 38' 33" W. along the North line of said Lot B a distance of 28.72 feet to the point or place of beginning; Thence S. 00 degrees 51' 18" E. and parallel to the East line of said plat a distance of 458.50 feet to a point on the South line of Lot B on said recorded plat; Thence N. 89 degrees 38' 33" W. along the South line of said Lot B a distance of 250.00 feet; Thence N. 00 degrees 15' 18" W. and parallel to the East line of said plat a distance of 458.50 feet to the North line of said Lot B; Thence S. 89 degrees 38' 33" E. along said North line a distance of 250.00 feet to the point or place of beginning.

                         EXHIBIT A-21: LEGAL DESCRIPTION
                            STERLING HOUSE OF DUNCAN

A tract of land described as beginning 360.50 feet S89 degrees 54'58"E of the SW/corner of the SE 1/4 of Section 20, Township 1 North, Range 7 West, I.M., Stephens County, Oklahoma; thence N00 degrees 01'22"E parallel to the East boundary of the SW 1/4 SW 1/4 SE 1/4 of said Section 20 a distance of 484.50 feet to a point; thence S89 degrees 54'58"E parallel to the South boundary of said Section 20 a distance of 300.00 feet to a point; thence S00 degrees 01'22"W parallel to the East boundary of the SW 1/4 SW 1/4 SE 1/4 of said Section 20 a distance of 484.50 feet to a point on the South boundary of said Section 20 and being 2.00 feet West of the SE/corner of the SW 1/4 SW 1/4 SE 1/4 of said
Section 20; thence N89 degrees 54'58"W along the South boundary of said Section 20 a distance of 300.00 feet to the point of beginning.

                         EXHIBIT A-22: LEGAL DESCRIPTION
                          STERLING HOUSE OF CEDAR HILL

Lot 1, Block 1, Sterling Addition, an Addition to the City of Cedar Hill, Dallas County, Texas, according to the Plat recorded in Volume 96140, Page 827 of the Deed Records of Dallas County, Texas.

                         EXHIBIT A-23: LEGAL DESCRIPTION
                            STERLING HOUSE OF FINDLAY

Lot Number Four (#4) in Fox Run 1st Addition as shown at Plat Volume 11, Page 5, Situated in the City of Findlay, County of Hancock and State of Ohio.

                         EXHIBIT A-24: LEGAL DESCRIPTION
                             STERLING HOUSE OF TROY

                                2.686 Acre Tract
                           Sterling House Corporation

Situated in the Township of Troy, County of Miami and State of Ohio: Being Inlot Number Eight Thousand Two Hundred Four (#8204) as shown on the Plat filed in Miami County Recorder's Record of Plats Book 17, Page 90, being a 2.686 acre tract and further bounded and described as follows:

Beginning at the southwest corner of Inlot 8204 at an iron pin found, said point being on the east right-of-way of Stanfield Road, marking the true place of beginning;

            Thence North 01 deg. -52'-47" West for 300.00 ft. along the east right-of-way of Stanfield Road and extending 100.00 ft. along said line from the former north lot line of Inlot 6884 to a capped iron pin set;

            Thence North 88 deg.-07'-13" East for 390.00 ft. to a capped iron pin set;

            Thence South 01 deg.-52'-47" East for 300.00 ft. thus passing the former north line of Inlot 6884 at 100.00 ft. along said line to a capped iron pin set;

            Thence South 88 deg.-07'-13" West for 390.00 ft. to the iron pin found marking the place of beginning.

                         EXHIBIT A-25: LEGAL DESCRIPTION
                          STERLING HOUSE OF GEORGETOWN

A 2.561 acre or 11,567 square feet tract of land, being part of a 9.717 acre tract of land in the William Addison Survey, Abstract No. 21, in the City of Georgetown, Williamson County, Texas, said 9.717 acre tract recorded in Document No. 9713533, Williamson County, Texas.

BEGINNING at an iron pin set with a yellow plastic cap stamped "FORD ENG. INC." in the south right-of-way line of State Highway 29 for the northwest corner of this tract situated for reference N 74 degrees 56'53" E, 115.00 feet from a 1/2" iron pin found for the northwest corner of said 9.717 acre tract.

THENCE N 74 degrees 56'53" E, 308.94 feet with the south right-of-way line of State Highway 29 to a 1/2" iron pin set with a yellow plastic cap stamped "FORD ENG. INC." for the northeast corner of the 9.717 acre tract, the northeast corner of this tract and the northwest corner of a 15.60 acre tract recorded in volume 697, page 110 of the Official Records of Williamson County, Texas, situated for reference S 16 degrees 02'57" E, 80.16 feet and S 74 degrees 56'53" W, 617.90 feet from a concrete monument found for an angle point in the north right-of-way line of State Highway 29.

THENCE S 21 degrees 31'33" E, 345.79 feet with the west line of the 15.60 acre tract and the east line of the 9.717 acre tract to a 1/2" iron pin set with a yellow plastic cap stamped "FORD ENG. INC." for the southeast corner of this tract, situated for reference N 21 degrees 31'33" W, 784.48 feet from a 5/8" iron pin found for the southeast corner of the 9.717 acre tract.

THENCE S 68 degrees 25'47" W, 307.17 feet into the 9.717 acre tract to a 1/2" iron pin set with a yellow plastic cap stamped "FORD ENG. INC." for the southwest corner of this tract.

THENCE N 21 degrees 29'47" W, 380.86 feet to the POINT OF BEGINNING.

                         EXHIBIT A-26: LEGAL DESCRIPTION
                             STERLING HOUSE OF PIQUA

Situated in the City of Piqua, County of Miami and State of Ohio: Being all of Inlot Number Seven Thousand Four Hundred (#7400) and all of Inlot Number Seven Thousand Three Hundred Ninety-nine (#7399) in the City of Piqua.

                         EXHIBIT A-27: LEGAL DESCRIPTION
                          STERLING HOUSE OF CLARKSVILLE

TRACT ONE: BEGINNING at an iron rod on the northerly side of Memorial Drive, said Iron rod also being a southeasterly corner to Ideal Distributing Company Incorporated; thence with the east line of the Ideal Distributing Company Incorporated property North 06 degrees 22 minutes 15 seconds West 311.00 feet to an Iron rod, a new corner to Robert Welch Trustee (now Belle Forest Apartments, LLC - ORBV 630, page 503, ROMCT); thence through Robert Welch Trustee (now Belle Forest Apartments, LLC - ORBV 630, page 503, ROMCT) along new courses as follows: (1) South 86 degrees 55 minutes 47 seconds East 499.09 feet to an iron rod; (2) South 00 degrees 27 minutes 32 seconds East 307.37 feet to an Iron rod on the northerly side of Memorial Drive; thence with Memorial Drive North 86 degrees 55 minutes 47 seconds West 467.00 feet to the point of beginning, containing 3.402 acres, more or less, according to a survey by SCI Surveyors, Inc., Jeffrey K. Clark TRLS #1801 dated September 14, 1998.

TRACT TWO: An easement for a sewer line across real estate owned by Belle Forest Apartments, LLC, which is more particularly described as follows:

BEGINNING at an iron rod, said rod being a new southwesterly corner to Robert Welch, Trustee (now Belle Forest Apartments, LLC - ORBV 630, page 503, ROMCT); thence, a new line through Robert Welch, Trustee (now Belle Forest Apartments, LLC - ORBV 630, page 503, ROMCT) South 86 degrees 55 minutes 47 seconds East
77.07 feet to the true point of beginning; thence North 10 degrees 41 minutes 44 seconds West 191.80 feet to a point; thence North 87 degrees 01 minutes 14 seconds West 4.75 feet to a point; thence North 02 degrees 58 minutes 46 seconds East 15.00 feet to a point; thence South 87 degrees 01 minutes 14 seconds East
16.53 feet to a point; thence South 10 degrees 41 minutes 44 seconds East 207.26 feet to a point; thence North 86 degrees 55 minutes 47 seconds West 15.44 feet to the point of beginning, containing 3,151.03 square feet, more or less, according to a survey by SCI Surveyors, Inc., Jeffrey K. Clark TRLS #1801 dated September 14, 1998.

                         EXHIBIT A-28: LEGAL DESCRIPTION
                            STERLING HOUSE OF CANTON

Situated in the Township of Perry, County of Stark, and State of Ohio and being a part of the Southeast Quarter of Section 2, Township 10, Range 9 a tract of land bounded and described as follows: Commencing at the northeast corner of Lot Number 91 in Perrywood Estate Allotment Number 2, as recorded in Plat Book Volume 44, Page 12 of the Stark County Plat Records; thence North 58 degrees 52 minutes 31 seconds East a distance of 40.00 feet to the centerline of Perry Drive; thence along said centerline North 31 degrees 05 minutes 10 seconds West a distance of 85.00 feet to a PK nail set marking the Principal point of beginning of the tract of land to be herein described; thence from the above described Principal point of beginning and parallel with the north line of Lots Number 91 through 94, as platted in Perrywood Estates Allotment Number 2, South 58 degrees 52 minutes 31 seconds West a distance of 125.00 feet to an iron pin set and passing an iron pipe found at 22.50 feet on the southwesterly right of way line of Perry Drive; thence North 77 degrees 35 minutes 54 seconds West a distance of 52.02 feet to an iron pin set; thence South 75 degrees 00 minutes 00 seconds West a distance of 53.00 feet to an iron pin set; thence parallel with the north line of said Lots Number 91 through 94, South 58 degrees 52 minutes 31 seconds West a distance of 186.32 feet to a point on the easterly line of Lot Number 98, as platted in said Perrywood Estates Allotment Number 2; thence along the easterly line of Lot's Number 98, 99 & 100 North 31 degrees 04 minutes 40 seconds West a distance of 182.71 feet to the P.C. of a curve to the left and being the northeast corner of said Lot Number 100; thence along said curve to the left, having a central angle of 22 degrees 55 minutes 24 seconds a radius of
222.00 feet and a length of curve of 88.82 feet the chord of said curve bearing North 42 degrees 32 minutes 22 seconds West a distance of 88.23 feet to an iron pin found marking the northeast corner of Lot Number 101, as platted in said Perrywood Estates Allotment Number 2; thence along the southerly line of Lot Number 102, as platted in said Perrywood Estate Allotment Number 2, North 59 degrees 09 minutes, 22 seconds East a distance of 10.00 feet to the southeast corner of said lot; thence along the easterly line of said lot, North 31 degrees 04 minutes 40 seconds West a distance of 68.09 feet; thence along an easterly line of said lot and an easterly line of Lot Number 103, North 23 degrees 12 minutes 00 seconds East a distance of 85.33 feet to the southwest corner of a
0.96 acre tract of land as described in Deed Volume 3551, Page 574 of the Stark County Deed Records; thence along the south line of said 0.96 acre tract, North 55 degrees 02 minutes 51 seconds East a distance of 322.56 feet to a PK nail found on the centerline of Perry Drive and passing an iron pipe found 22.50 feet west thereof; thence along said centerline South 34 degrees 55 minutes 17 seconds East a distance of 52.79 feet to the PC of a curve to the right; thence continuing along said centerline and said curve to the right having a central angle of 03 degrees 50 minutes 07 seconds a radius of 5729.58 feet and a length of curve of 383.54 feet the chord of said curve bearing South 33 degrees 00 minutes 13 seconds East a distance of 383.47 feet to a PK nail found; thence continuing along said centerline South 31 degrees 05 minutes 10 seconds East a distance of 23.15 feet to the principal point of beginning and containing 3.760 acres of land more or less subject however to all prior easements of record.

                         EXHIBIT A-29: LEGAL DESCRIPTION
                          CLARE BRIDGE OF OKLAHOMA CITY

A tract of land lying in the Southwest Quarter (SW/4) of Section 19, Township 11 North, Range 3 West of the Indian Meridian, Oklahoma County, Oklahoma, being more particularly described as follows:

Beginning at the Northeast corner of Lot 4, Block 1, MOHR ADDITION, as shown on the recorded plat thereof, said point of beginning also being on the West right of way line of South Ross Avenue, THENCE from said point of beginning along the North line of said Lot 4, South 89 degrees 59' 07" West a distance of 468.70 feet to the Northwest corner of said Lot 4, said point also being on the East line of Lot 1, Block 1, MOHR ADDITION; THENCE North 00 degrees 14' 32" East along the said East line of Lot 1 a distance of 580.00 feet to a point on the South line of Block 51, KNOB HILL ADDITION; THENCE, along said South line, South 89 degrees 57' 44" East a distance of 468.88 feet to a point on the aforementioned right of way line for Ross Avenue; THENCE, along said right of way line, South 00 degrees 15' 35" West, a distance of 579.57 feet to the Point of Beginning.

                         EXHIBIT A-30: LEGAL DESCRIPTION
                          STERLING HOUSE OF N. AUGUSTA

All that certain piece, parcel or lot of land, together with the improvements thereon, if any, situate, lying and being in the City of North Augusta, County of Aiken, State of South Carolina, and being shown and delineated on a plat prepared for Sterling House Corporation by Cox and Dinkins, Inc., dated January 8, 1998, revised January 13, 1998, and recorded in the Office of the Register of Deeds for Aiken County in Plat Book 37 at page 211; and according to said plat having the following metes, bounds, courses and distances:

BEGINNING in the northern quadrant of the intersection of Martintown Road and North Hills Drive and running in a northeasterly direction along the northwestern right-of-way of North Hills Drive for a distance of 425.5 feet +/- to a 5/8" rebar, this being the Point of Beginning; thence turning and running N52 degrees 15'05"W along property of now or formerly Preston Wise for a distance of 367.04 feet to a 1/2" rebar; thence turning and running along property of now or formerly Alberta W. Abercrombie, Preston S. Wise and Francis
M. Wise for the following bearings and distances: N39 degrees 24'04"E for a distance of 49.71 feet to a 5/8" rebar; thence turning and running N52 degrees 15'32"W for a distance of 304.26 feet to a 5/8" rebar; thence turning and running N38 degrees 53'05"E along property of Lot No. 1 of Hidden Hills Subdivision for a distance of 241.51 feet to a 1/2" rebar; thence turning and running along a triangular portion of Tract "A" for the following bearings and distances: S75 degrees 26'55"E for a distance of 17.38 feet to a 1/2" rebar; thence N27 degrees 33'08"E for a distance of 80.58 feet to a 1/2" rebar; thence turning and running along property of Lot Nos. 2 and 3 of Hidden Hills Subdivision for the following bearings and distances: N38 degrees 53'05"E for a distance of 139.97 feet to a concrete monument; thence N48 degrees 33'49"E for a distance of 28.51 feet to a 5/8" rebar; thence turning and running along property of Summit Commons Patio Homes for the following bearings and distances:
S42 degrees 27'25"E for a distance of 355.23 feet to a 1/2" rebar; thence S42 degrees 22'28"E for a distance of 309.32 feet to a 1/2" rebar; thence turning and running S37 degrees 41'58"W along the western right-of-way of North Hills Drive for a distance of 381.98 feet to a 1/2" rebar, thence S37 degrees 35'36"W for a distance of 49.74 feet to a 5/8" rebar, this being the Point of Beginning.

                         EXHIBIT A-31: LEGAL DESCRIPTION
                              CLARE BRIDGE OF SALEM

The West 1/2 OF Lot 4, SPRINGER FRUIT TRACTS NO. 1, in the County of Marion and State of Oregon. (See Volume 6, Page 35, Record of Town Plats for said County and State).

ALSO: Beginning at the Southwest corner of Lot 5, SPRINGER FRUIT TRACTS NO. 1, in the County of Marion and State of Oregon (see Volume 6, Page 35, Record of Town Plats for said County and State); and running thence Northerly along the West line of said Lot, 100.00 feet; thence Easterly, parallel with the South line of said Lot, 330.00 feet, more or less, to the center line running North and South through said Lot; thence Southerly 100.00 feet parallel with the West line of said Lot to the South line of said Lot; thence Westerly along the South line of said Lot, 330.00 feet, more or less, to the place of beginning.

ALSO: The Westerly 330.00 feet of that certain vacated road lying between Lots 4 and 5, SPRINGER FRUIT TRACTS NO. 1, in the County of Marion and State of Oregon, (see Volume 6, Page 35, Record of Town Plats for said County and State), vacated on October 5, 1945, in Volume 38, Page 459, Marion County Records.

SAVE AND EXCEPT: A parcel of land acquisition of additional road right-of-way in the Northwest one-quarter of Section 14, Township 8 South, Range 3 West of the Williamette Meridian, in the County of Marion and State of Oregon, the boundaries of which are more particularly described as follows:

Commencing at a stone marking the one quarter corner common to Sections 11 and 14, Township 8 South, Range 3 West of the Williamette Meridian, in the County of Marion and State of Oregon, which point lies on the centerline of Boone Road, County Road No. 838; thence following the centerline of said Boone Road North 89 degrees 55' 19" West, a distance of 92.33 feet to a found 5/8" iron rebar with aluminum cap marked "Barker PLS 636", the top flush with the asphaltic roadway surface; thence North 89 degrees 56' 23" West, a distance of 429.80 feet; thence North 89 degrees 54' 00" West, paralleling the South line of Cambridge Meadows Phase 2, a platted subdivision within Marion County, Oregon, at a distance of
34.00 feet Southerly from, as measured at right angles thereto, a distance of
792.25 feet; thence leaving the centerline of Boone Road, North 0 degrees 16' 10" East, a distance of 20.02 feet to a found -3/4" iron pipe marking the Southeast corner of Lot 4, SPRINGER FRUIT TRACTS NO. 1, a platted subdivision within Marion County, Oregon; thence following the South line of said Lot 4, North 88 degrees 47' 31" West, a distance of 323.21 feet to the East boundary of that certain tract of land described by deed creating an estate by entirety between Marie E. Welling and E.O. Welling, husband and wife, by instrument recorded in Reel 652, Page 423, Deed Records for Marion County, Oregon, and the true point of beginning of the herein described parcel; thence continuing North 88 degrees 47' 31" West, a distance of 323.21 feet to a found 1" diameter iron pipe marking the Southwest corner of said Lot 4, SPRINGER FRUIT TRACTS NO. 1; thence North 00 degrees 42' 47" West along the Westerly boundary of said Lot 4, a distance of 3.27 feet; thence South 89 degrees 27' 19" East, a distance of
323.18 feet to the Easterly boundary of aforesaid Welling tract; thence South 00 degrees 07' 37" East, a distance of 7.01 feet to the true point of beginning.

                         EXHIBIT A-32: LEGAL DESCRIPTION
                            CLARE BRIDGE OF ASHEVILLE

Beginning on an iron pin, the northwestern corner of Tract "A" and the northeastern corner of Tract "B" of property shown on Plat Book 68, Page 53, said iron pin being located S04 degrees 04'51"E 1359.90 feet from North Carolina Geodetic Survey monument "Busbee", said monument having North Carolina Grid coordinates (North American Datum of 1983) of N656, 618.369 feet and E951,
417.238 feet; thence from said beginning point thus established and with the common lines of said Tracts "A" and "B" the following two courses and distances; S07 degrees 22'33"E 39.95 feet to an iron pin; thence S12 degrees 25'20"W 297.19 feet to an iron pin on the northern right-of-way line of Walden Ridge Drive; thence on a curve to the left having a radius of 45.00 feet, an arc length of
72.59 feet, and a chord bearing and distance of N79 degrees 48'24"W 64.98 feet to an iron pin, said pin being located on the easternmost corner of Tract "C" of said plat; thence with the common lines of Tracts "B" and "C" of said plat the following three courses and distances: N83 degrees 26'15"W 222.97 feet to an iron pin; thence N52 degrees 42'42"W 42.65 feet to an iron pin; thence N03 degrees 53'57"W 300.85 feet to an iron pin the northwestern corner of Tract "B" and the northeastern corner of Tract "C" of said plat; thence S85 degrees 14'55"E 400.00 feet to the point and place of beginning.

                         EXHIBIT A-33: LEGAL DESCRIPTION
                           STERLING HOUSE OF COLUMBIA

Being a tract of land located in the 9th Civil District of Maury County, Tennessee and in the city limits of Columbia, Tennessee and bounded on the north by Trotwood Avenue (State Highway 243); on the east by Trinity Evangelical Lutheran Church; on the west and on the south by Columbia South Associates Limited Partnership remaining property and being a 2.15 acre tract as shown by plat recorded in Plat Book 11, page 175, in the Register's Office of Maury County, which is more particularly described as follows:

Beginning at a concrete monument in the South margin of Trotwood Avenue (State Highway 243) and being in a Northwest corner of Trinity Evangelical Lutheran Church and also being the Northeast corner of the herein described tract; thence along the southwesterly boundary of the property now or formerly owned by Trinity Evangelical Lutheran Church South 34 deg. 56 min. 10 sec. East 390.00 feet to an iron pin; thence along the boundary of the property now or formerly owned by Columbia South Associates Limited Partnership South 40 deg. 26 min. 40 sec. West 205.00 feet to an iron pin; thence with same North 47 deg. 31 min. 40 sec. West 380.00 feet to an iron pin; thence with the South margin of Trotwood Avenue (State Highway 243) North 40 deg. 55 min. 00 sec. East 290.00 feet to the point of beginning.

Together with easements appurtenant thereto as set forth in Book 1388, page 222.

                         EXHIBIT A-34: LEGAL DESCRIPTION
                           CLARE BRIDGE OF WILMINGTON

Being all of Lot 1, as shown on a map entitled "Map for Cameron Properties," dated August 18, 1997, recorded in Map Book 37, Page 128 of the New Hanover County Registry, reference to which map is hereby made for a more particular and detailed description.

Together with a non-exclusive easement for ingress and egress to and from the above described tract, construction and maintenance of a street or road, and installation and maintenance of utility lines for the furnishing of water, sewer and utilities to the above described tract, over, across, and under the tract marked "Access and Utility Easement" on the above map, which tract is more particularly described as follows:

Beginning at the beginning point of the above described 2.119 acre tract:
Proceed from said point of beginning and with the southern line of said tract S 89-11-11 E 129.75 ft. to an iron, thence with a curve to the north having a radius of 300.00 ft. a chord of N 78-02-36 E 132.62 ft. to an iron, thence N 65-16-24 E 52.75 ft. to an iron, thence leaving said southern line of said tract S 24-43-36 E 60.00 ft. to an iron, thence S 65-16-24 W 74.81 ft. to an iron, thence with a curve to the north having a radius of 365.00 ft. a chord of S 78-02-36 W 161.36 ft. to an iron, thence N 89-11-11 W 67.69 ft. to an iron, thence S 45-48-49 W 56.57 ft. to an iron on the eastern right of way of Independence Blvd., thence with said right-of-way N 00-48-49 E 110.00 ft. to the point of beginning and containing 0.518 of an acre.

All bearings are relative to the N.C. Grid System N.A.D. 1983.

                         EXHIBIT A-35: LEGAL DESCRIPTION
                             Clare Bridge of Everett

All of Lot 9, West View, as per plat recorded in Volume 19 of Plats, page 103, records of Snohomish County, and that portion of Government Lot 1 of Section 29, Township 28 North, Range 5 East, W.M., described as follows:

COMMENCING at the Northeast corner of the Northwest quarter of said Section 29; thence North 89 degrees 48'29" West, along the North line of said Section 29, a distance of 1319.54 feet to the Northeast corner of said Government Lot 1; thence South 00 degrees 00'53" East, along the East line of said Government Lot 1, a distance of 500.00 ft.; thence North 65 degrees 20'29" West, a distance of
289.28 feet; thence South 39 degrees 55'31" West, a distance of 10.00 feet; thence North 65 degrees 20'29" West, a distance of 141.00 feet to the true point of beginning; thence North 24 degrees 39'31" East, a distance of 91.49 feet; thence North 65 degrees 20'29" West, a distance of 355.62 feet to a point on the Easterly line of a tract conveyed to Snohomish County by deed, recorded May 13, 1902, under Auditor's File No. 71709; thence South 40 degrees 00'00" West along said Easterly line 425.82 feet to a point on the Northerly margin of Lake Heights Drive, as shown on the plat of West View, as recorded in Volume 19 of Plats, page 103, records of Snohomish County, Washington; thence South 58 degrees 53'55" East, along the Northerly margin of said Lake Heights Drive, a distance of 216.04 feet to the Southwest corner of Lot 9 of said plat of West View; thence continuing South 58 degrees 53'55" East along the Northerly margin of said Lake Heights Drive a distance of 145.00 feet to the Southeast corner of Lot 9; thence continuing South 58 degrees 53'55" East, along the Northerly margin of said Lake Heights Drive, a distance of 60.00 feet to the Southwest corner of Lot 8, in said plat of West View; thence North 40 degrees 06'05" East, along the West line of said Lot 8, a distance of 85.00 feet to the Northwest corner of said Lot 8; thence North 30 degrees 08'01" East, a distance of 285.78 feet to the true point of beginning.

EXCEPT that portion conveyed to the City of Everett by deed recorded under Snohomish County Recording No. 9807200602.

Situate in the County of Snohomish, State of Washington

                         EXHIBIT A-36: LEGAL DESCRIPTION
                            Sterling House of Edmond

A part of the Northeast Quarter (NE/4) of Section Twenty-six (26), Township Fourteen (14) North, Range Three (3) West of the Indian Meridian, Oklahoma City, Oklahoma, more particularly described as follow, to-wit: BEGINNING at a point on the North line of Northeast Quarter (NE/4) of Section 26, Township 14 North, Range 3 West of the I.M., where the said line intersects with West line of the Right of Way of the Atchison Topeka and Sante Fe Railroad and running THENCE West Ten chains and Fifty-seven and One-half links; THENCE South Ten chains; THENCE East Nine chains and Forty-two and One-half links to the said Right of Way; THENCE North along said Right of Way to the place of beginning; LESS AND EXCEPT a strip of ground containing two acres, of uniform width along the entire West side of the above described tract of land and FURTHER LESS AND EXCEPT a part thereof more particularly described as beginning at a point on the North line of said Northeast quarter which is 1280.80 feet East of the Northwest corner thereof, THENCE North 90 degrees East along the North line of said Northeast Quarter a distance of 280.92 feet to a point on the Westerly Right of Way line of railroad; THENCE South 5 degrees 23'20" East along said Westerly Right of Way line a distance of 664.00 feet; THENCE North 89 degrees 53'40" West a distance of 208.36 feet, Thence North 00 degrees 53'07" West a distance of
660.76 feet to the point of beginning.

ALSO DESCRIBED AS FOLLOWS:

A part of the Northeast Quarter of Section Twenty-six (26), Township Fourteen
(14) North, Range Three (3) West of the Indian Meridian, to the City of Edmond, Oklahoma County, Oklahoma, and being more particularly described as follows:
BEGINNING at a point on the North line of said Northeast Quarter (NE/4) said point being 995.77 feet East of the Northwest corner of said Northeast Quarter (NE/4); Thence North 90 degrees 00'00" East continuing along the North line of said Northeast Quarter (NE/4) for a distance of 285.03 feet; Thence South 00 degrees 53'07" East for a distance of 660.76 feet; Thence North 89 degrees 53'40" West for a distance of 285.03 feet; Thence North 00 degrees 53'07" West for a distance of 660.23 feet to the point or place of beginning.

                         EXHIBIT B: PERMITTED EXCEPTIONS

                 CONSISTING OF EXHIBIT B-1 THROUGH EXHIBIT B-36

                        EXHIBIT B-1: PERMITTED EXCEPTIONS
                           STERLING HOUSE OF BRADENTON

1.    Taxes and assessments not yet due and payable.

2. Easement in favor of Florida Power & Light Company dated May 15, 1995, and recorded in Official Records Book 1460, Page 3007, Public Records of Manatee County, Florida.

3. Easement for water lines in favor of CITY OF BRADENTON, recorded in Official Records Book 425, page 723, of the Public Records of Manatee County, Florida.

                        EXHIBIT B-2: PERMITTED EXCEPTIONS
                           STERLING HOUSE OF SARASOTA

1.    Taxes and assessments not yet due and payable.

2. Restrictions, Covenants and Conditions as contained in the Covenants and Restrictions for Crocker's Lake dated July 19, 1988, and recorded August 3, 1988, in O.R. Book 2052, Page 206, and letter of clarification thereto recorded at Page 268; Addendum to Restrictions recorded in O.R. Book 2683, Page 1022, of the Public Records of Sarasota County, Florida.

3. Master Development Order (Palmer Ranch) recorded in O.R. Book 1849, page 829; Amended by Resolution recorded in O.R. Book 1856, page 1133; and Resolution recorded in O.R. Book 1984, Page 1809; and Resolution recorded in O.R. Book 2109, Page 2897 and Acceptance of Affordable Housing Program recorded in O.R. Book 2117, Page 2775 and Notice of Adoption of Amended and Restated MDO (County Resolution No. 91-170) recorded in O.R. Book 2599, Page 1890, of the Public Records of Sarasota County, Florida.

4. Declaration of Protective Covenants, Conditions and Restrictions for Palmer Ranch, recorded in O.R. Book 1894, Pages 2467 through 2548; First Amendment recorded in O.R. Book 2052, Page 200 and re-recorded in O.R. Book 2062, Page 169; and Second Amendment recorded in O.R. Book 2052, page 204 and re-recorded in O.R. Book 2062, Page 173 of the Public Records of Sarasota County, Florida.

5. Sarasota County Resolution No. 87-481 regarding Development Order for The Palmer Ranch Increment III Development of Regional Impact, as recorded in O.R. Book 1978, Page 1456, of the Public Records of Sarasota County, Florida.

6. Sarasota County Ordinance No. 87-87 regarding Rezoning Petition No. 87-20, relating to Increment No. III, as recorded September 29, 1987, in O.R. Book 1978, Page 1444, of the Public Records of Sarasota County, Florida.

7. Sarasota County Resolution No. 87-482 regarding Special Exception Petition No. 1115 relating to Increment No. III, as recorded September 29, 1987, in O.R. Book 1978, Page 1447, of the Public Records of Sarasota County, Florida, as amended by Sarasota County Ordinance 91-23, dated April 2, 1991.

8. Lake Maintenance and Private Drainage and Utilities Easements and Preservation Area and Natural Habitat shown on the Plat of Crocker's Lake Subdivision as per plat thereof recorded in Plat Book 32, Pages 35, 35a and 35b, of the Public Records of Sarasota County, Florida.

9. Permanent Easement to Central County Utilities recorded in O.R. Book 2683, Page 1019, of the Public Records of Sarasota County, Florida.

10. Easement to Florida Power & Light Co. recorded in O.R. Book 2727, Page 2910, of the Public Records of Sarasota County, Florida.

11. Grant of Easement to Comcast Cablevision of West Florida, Inc. recorded in O.R. Book 2792, Page 433, of the Public Records of Sarasota County, Florida.

                        EXHIBIT B-3: PERMITTED EXCEPTIONS
                          STERLING HOUSE OF PONCA CITY

1. Taxes for the year 2001 and subsequent years, not yet ascertainable or payable.

2. Title to all minerals within and underlying the premises, together with all mining rights, and other rights, privileges, and immunities relating thereto.

3.    Statutory right of way along all section lines.

4. Permanent Utility Easement in favor of CITY OF PONCA CITY recorded in Book 915, Page 303.

                        EXHIBIT B-4: PERMITTED EXCEPTIONS
                            STERLING HOUSE OF NORMAN

1. Taxes for the year 2001 and subsequent years, not yet ascertainable or payable.

2. Title to all minerals within and underlying the premises, together with all mining rights, and other rights, privileges, and immunities relating thereto.

3. Rules and Regulations for the Central Oklahoma Master Conservancy District, recorded in Book 1897, Page 303, refiled in Book 1899, Page 29.

4. Easement for Right of Way in favor of STATE OF OKLAHOMA recorded in Book 99, Page 455 affects subject property as shown on plat of survey by Land Surveying Specialists, Inc. dated June 13, 1995.

5. Right of Way in favor of MAGNOLIA PETROLEUM COMPANY, recorded in Book 93, Page 180; Assignment to KOCH GATHERING SYSTEMS, INC., recorded in Book 1920, page 342, which line in its present location does not cross subject property as shown on plat of survey by Land Surveying Specialists, Inc. dated June 13, 1995.

6.    Statutory right of way along all section lines.

7. Utility Easement the north 10 feet of subject property as shown on plat of survey by Land Surveying Specialists, Inc. dated June 13, 1995.

8.    Plat recorded in Book 17 of Plats, Page 87 recorded June 14, 1996.

                        EXHIBIT B-5: PERMITTED EXCEPTIONS
                            STERLING HOUSE OF LAWTON

1. Taxes for the years 2001 and subsequent years, not yet ascertainable or payable.

2. Title to all minerals within and underlying the premises, together with all mining rights, and other rights, privileges, and immunities relating thereto.

3.    Statutory right of way along all section lines.

4. Easement in favor of BOARD OF COUNTY COMMISSIONERS OF COMANCHE CO. over the North forty feet (40') of the North West Quarter, recorded in Book 636, page 18 affects subject property as shown on plat of survey by H. LESTER SEIGER, dated September 27, 1995.

5. Permanent Easement in favor of CITY OF LAWTON recorded in Book 796, Page 652, affects subject property as shown on plat of survey by H. LESTER SEIGER, dated September 27, 1995.

6. Right of Way in favor of ARKANSAS LOUISIANA GAS COMPANY recorded in book 842, Page 736, affects subject property as shown on plat of survey by H. LESTER SEIGER, dated September 27, 1995.

                        EXHIBIT B-6: PERMITTED EXCEPTIONS
                         STERLING HOUSE OF BARTLESVILLE

1.    Taxes for the year 2001 and subsequent years, not yet due or payable.

2. Easement to City of Bartlesville, dated February 14, 1986, recorded in Book 837 at Page 2315.

3. Right-of-Way in favor of Washington County, State of Oklahoma, recorded in Book Deed 72, Page 21, with reversion Clause.

4. Right-of-Way in favor of Southwestern Bell Telephone Company, recorded in Book 391, Page 463, with ingress and egress.

5. All mines and minerals, oil and gas reserved by Geo T. Brown, dated 4, 1922 and filed 9, 1922, in Book Deed 44, at Page 505.

6. All oil, gas and other minerals heretofore alienated from the surface, together with all mining and drilling rights and other rights, privileges and immunities relating thereto.

                        EXHIBIT B-7: PERMITTED EXCEPTIONS
                             STERLING HOUSE OF ENID

1.    Taxes for the year 2001 and subsequent years, not now due or payable.

2. An easement recorded in Book 271, Page 358 was granted to Arkansas Louisiana Gas Company. This easement was ratified and confirmed by instrument recorded in Book 381, Page 312.

3.    Building restriction lines as shown on plat by Porterfield Surveying.

4.    Third Amendment of Pipeline Easement recorded in Book 1346, Page 584.

                        EXHIBIT B-8: PERMITTED EXCEPTIONS
                          STERLING HOUSE OF STILLWATER

1.    Taxes for the year 1995 and subsequent years, not now due or payable.

2. Restrictive Covenant filed October 22, 1963, recorded in Book 155, page 311, which do not provide for a forfeiture or reversion of title upon violation thereof.

3. Fifteen (15') foot side street building set back line as provided in Restrictive Covenant filed October 22, 1963, recorded in Book 155, page 311.

4. Easement for public utilities over west and north seven and one-half (7.5') feet as provided by Plat and dedication recorded in Book 154 misc, page 389.

5. Right-of-Way Agreement between Carl S. Andrew and Faye Andrew and Oklahoma Natural Gas Company, a corporation, dated November 22, 1955 and recorded December 7, 1955, in Payne County clerk's office in Book 124, page 59. Partial Release of Right-of-Way between Oklahoma Natural Gas Company and Carl S. Andrew and Faye Andrew dated November 11, 1963 and recorded November 18, 1963, in the Payne County clerk's office in Book 109, page 344.

6. An eight (8) inch sanitary sewer located along the North property boundary line as shown on survey dated February 2, 1995, updated March 20, 1995 entitled Sterling House issued by Terry R. Stamback, L.S. No. 1397 of Stillwater Engineering and Consulting, Inc. of Stillwater, Oklahoma.

                        EXHIBIT B-9: PERMITTED EXCEPTIONS
                            STERLING HOUSE OF SHAWNEE

1. Taxes for the year 2001 and subsequent years, not yet ascertainable or payable.

2. Restrictive covenants filed July 20, 1979, recorded in Book 653, Page 377, and Corrected in Book 657, Page 197, which do not provide for a forfeiture or reversion of title upon violation thereof.

3. Fifteen (15') foot front building setback line and a Ten (10') foot side street building line, a Ten (10') foot rear building line and a Five (5') foot side lot building line as shown by plat recorded October 18, 1978 and dedication and as provided in restrictive covenants.

4. Easement for public utilities over West Twenty (20') feet and Ten (10') feet over the North and East of subject property as shown by plat.

5. Eight (8') foot sanitary sewer on the South side of lot encroaches 0.2' onto said property, per survey entitled "Sterling House", dated February 17, 1995 issued by Terry R. Stamback, L.S. #1397 of Stillwater Engineering and Consulting, Inc.

6. A Twenty-Five (25') foot BSB per zoning requirements on the West and South side of lot, per survey entitled "Sterling House", dated February 17, 1995 issued by Terry R. Stamback, L.S. #1397 of Stillwater Engineering and Consulting, Inc.

                       EXHIBIT B-10: PERMITTED EXCEPTIONS
                         STERLING HOUSE OF MIDWEST CITY

1. Taxes for the year 2001 and subsequent years, not yet ascertainable or payable.

2. Airport zoning ordinances and regulations recorded in Book 906, Page 301; in Book 993, Page 157; in Book 1028, Page 521; in Book 2237, Page 340; in Book 2237, Page 315; and in Book 3065, Page 621, to the extent subject property is affected thereby.

3. Right-of-Way granted between I.T.H. White and Magnolia Pipe Line Company dated October 24, 1929 and recorded November 27, 1929 in the Oklahoma County Clerk's Office in Book 105, Page 16.

4. Right-of-Way Contract dated February 3, 1930 between O.W. Bartell and L.E. Clary and Cities Service Gas Co. recorded February 21, 1930 in the Oklahoma County Clerk's Office in Book 94, Page 393, affects subject property as shown on plat of survey by Carl Willyard, dated October 24, 1994.

5. Agreement for Pipeline Rights-of-Way dated August 17, 1962 between American First Title and Trust Company and Cities Service Gas Co. recorded August 28, 1962 in the Oklahoma County Clerk's Office in Book 2793, Page 406 and Agreement dated May 2, 1966 between American First Title and Trust Company and Cities Service Gas Co. recorded May 16, 1966 in Oklahoma County Clerk's Office in Book 3354, Page 317, affects subject property as shown on plat of survey by Carl Willard, dated October 24, 1994.

6. Final Order Establishing Groundwater Rights dated March 10, 1981 and recorded January 19, 1982 in the Oklahoma County Clerk's Office in Book 4840, Page 601, affects subject property as shown on plat of survey by Carl Willard, dated October 24, 1994.

                       EXHIBIT B-11: PERMITTED EXCEPTIONS
                           STERLING HOUSE OF CLAREMORE

1.    Taxes for the year 2001 and subsequent years, not now due or payable.

2.    Section line roadway easement.

3. Right of Way Easement to Public Service Company of Oklahoma, dated September 1, 1954, filed October 23, 1954, recorded in Book 298, Page 586.

4. Dedication Deed to State of Oklahoma, dated November 20, 1958, filed February 9, 1959, recorded in Book 324, Page 452.

5. Highway Easement to State of Oklahoma, dated ----, filed January 25, 1963, recorded in Book 356, Page 50.

6. Right of Way Easement to Public Service Company of Oklahoma, dated March 20, 1963, filed April 3, 1963, recorded in Book 357, Page 590.

7. Right of Way Agreement to Oklahoma Natural Gas Company, dated August 21, 1989, filed August 28, 1989, recorded in Book 814, Page 380.

8. Utility Easement to City of Claremore, Oklahoma, dated November 21, 1989, filed November 30, 1989, recorded in Book 820, Page 747.

                       EXHIBIT B-12: PERMITTED EXCEPTIONS
                          STERLING HOUSE OF WAXAHACHIE

1.    Taxes for the year 2001 and subsequent years, not now due or payable.

2. Easement executed by Don Mansell to City of Waxahachie dated March 29, 1985 recorded May 22, 1985 in Volume 725, Page 694, Deed Records, Ellis County, Texas

3. Stop sign in place in northwest corner of property as shown on February 14, 1996 survey prepared by Walter Keven Davis, R.P.L.S., No. 4466.

                       EXHIBIT B-13: PERMITTED EXCEPTIONS
                           STERLING HOUSE OF PALESTINE

1.    Taxes for the year 2001 and subsequent years, not now due or payable.

2. Right of way from William Broyles to TP&L Co., dated 2/2/25, recorded in Vol. 154, Pg. 19, Anderson County Deed Records.

3. Oil, Gas & Mineral Lease executed by Lucille M. Broyles, a widow, to Thornton Lomax, Jr., with a 5-year primary term, dated 6/7/64, recorded in Vol. 685, Pg. 324, Anderson County Deed Records.

4. Right of Way from William B. Campbell, et al, to the State of Texas across part of Lot 3 in Block H, dated 12/13/62, recorded in Vol. 660, Pg. 286, Anderson County Deed Records.

5. Right of Way from Lucille N. Broyles, a widow, to the State of Texas across part of Lot 3 in Block H, dated 3/4/63, recorded in Vol. 659, page 232, Anderson County Deed Records.

6. Reservation of undivided 2/3 of all oil, gas, and other minerals as contained in Deed from George D. Broyles, Jr., M.D. to Tom Broyles et al, dated 5/28/85, recorded in Vol. 1079, Pg. 261, Anderson County Deed Records.

7. Waiver of Ingress, egress, and other surface rights for exploration of development of minerals as contained in Deed from George D. Broyles, Jr., M.D. to Tom Broyles, et al, dated 5/28/85, recorded in Vol. 1079, Pg. 261, Anderson County Deed Records.

8.    Reservation of all oil, gas, and other minerals in two deeds, from George
      D. Broyles, Jr., M.D., to Tom Broyles, et al, dated respectively May 28, 1985 and No. 20, 1985 of record respectively in Vol. 1079, Pg. 261 and Vol. 1102, Pg. 391, both of the Anderson County Land Records.

9. Conveyance of water line easement in instrument from George D. Broyles, Jr., et al, to the City of Palestine, dated April 17, 1985, of record in Vol. 1076, Pg. 302 of the Anderson County Land Records.

10. Conveyance of a water line easement from George D. Broyles, et al, to the City of Palestine, dated April 19, 1985, of record in Vol. 1142, pg. 149 of the Land Records of Anderson County, Texas.

                       EXHIBIT B-14: PERMITTED EXCEPTIONS
                           STERLING HOUSE OF MUSKOGEE

1.    Taxes for the year 2001 and subsequent years, not now due or payable.

2.    Section line roadway easement.

3. Right of Way Agreement to Oklahoma Natural Gas Company, dated January 4, 1957, filed January 19, 1957, recorded in Book 1064, Page 537.

4. Easement to Muskogee County, Oklahoma, dated January 25, 1957, recorded in Book 1066, Page 565.

5. Deed of Dedication to City of Muskogee, Oklahoma, dated March 27, 1982, filed September 2, 1982, recorded in Book 1663, Page 371.

6. Easement to Oklahoma Gas & Electric filed May 14, 2001, recorded in Book 2831, Page 108.

7.    Ratification of Plat filed June 12, 1996.

                       EXHIBIT B-15: PERMITTED EXCEPTIONS
                            STERLING HOUSE OF OWASSO

1. Taxes for the year 2001 and subsequent years, not yet ascertainable or payable.

2. An undivided 1/2 interest in and to all of the oil, gas and other minerals in and under and that may be produced from said premises; and all rights, interests and estates of whatsoever nature incident to or growing out of said outstanding minerals.

3. Terms, conditions, provisions, covenants, restrictions, limits of no access, easements and building set back lines as shown on Plat and as contained in Deed of Dedication, dated August 24, 1993, filed August 26, 1993, recorded as Plat No. 4945; as ratified by Ratification of Plat and Certificate of Dedication dated August 24, 1993, filed November 5, 1993 at 9:51 A.M., recorded in Book 5559, Page 1112, which does not provide for a forfeiture or reversion of title.

4.    Easements over subject property as shown on Recorded Plat.

5. Five foot underground easement running from the nearest transformer or service pedestal to the service entrance of the building.

6. Terms, conditions and provisions of Easement for Transmission Line to Grand River Dam Authority, dated June 17, 1941, filed June 25, 1941 at 12:43 P.M., recorded in Book 1437, Page 591.

7. Terms, conditions and provisions of Right of Way Easement to Owasso Public Works Authority of Owasso and City of Owasso, Oklahoma, dated July 23, 1984, filed September 7, 1984 at 12:25 P.M., recorded in Book 4815, Page 1352.

8. Terms, conditions and provisions of Right of Way Grant to City of Owasso, dated April 17, 1989, filed April 20, 1989 at 10:37 A.M., recorded in Book 5178, Page 2115.

9. Terms, conditions and provisions of Utility Easement Agreement to City of Owasso, dated April 23, 1992, filed April 24, 1992 at 10:43 A.M., recorded in Book 5399, Page 1628.

10. Terms, conditions and provisions of Water Line Easement Agreement to City of Owasso, dated April 23, 1992, filed April 24, 1992 at 10:43 A.M., recorded in Book 5399, Page 1635.

11. Terms, conditions, provisions, covenants and restrictions in Declaration of Protective Covenants, dated April 24, 1992, filed April 24, 1992 at 10:44 A.M., recorded in Book 5399, Page 1645.

12. Terms, conditions and provisions of Easement Agreement by and between Food Lion, Inc., and Brookside State Bank, dated April 24, 1992, filed April 24, 1992 at 10:45 A.M., recorded in Book 5399, Page 1654.

13. Terms, conditions and provisions of Reciprocal Easement Agreement by and between Food Lion, Inc., and Brookside State Bank, dated April 24, 1992, filed April 24, 1992 at 10:45 A.M., recorded in Book 5399, Page 1667.

14. Broadband Easement and Right of Entry Agreement dated April 15, 1996, filed August 16, 1996, recorded in Book 5837, Page 64.

15. Disclaimer from Continental Gas Marketing, Inc. dated July 2, 1996, filed November 14, 1996, recorded in Book 5861, Page 681.

                       EXHIBIT B-16: PERMITTED EXCEPTIONS
                           STERLING HOUSE OF TEXARKANA

1. Taxes for the year 2001 and subsequent years, not yet ascertainable or payable.

2. 5 foot side yard setback line, 10 foot rear yard setback line and 15 foot front yard setback line all as shown on survey dated February 26, 1996, by Murray, Thomas & Griffin, Inc.

3. Power poles, service pole and underground cable box all as shown on survey dated February 26, 1996, by Murray, Thomas & Griffin, Inc.

                       EXHIBIT B-17: PERMITTED EXCEPTIONS
                       STERLING HOUSE OF N. OKLAHOMA CITY

1. Taxes for the year 2001 and subsequent years, not yet ascertainable or payable.

2. Restrictive covenants set out in Warranty Deed recorded in Book 124, Page 36 and Agreement recorded in Book 5013, Page 435, which do not provide for a forfeiture or reversion of title upon violation thereof.

3. Title to all minerals within and underlying the premises, together with all mining rights, and other rights, privileges, and immunities relating thereto.

4.    Restrictions in Warranty Deed recorded in Book 5184, Page 78.

5.    Easement in favor of CITY OF OKLAHOMA CITY recorded in Book 5013, Page
      1785.

6. Easement in favor of Oklahoma Gas & Electric Company, recorded in Book 6970, Page 1196.

7. Easement in favor of the City of Oklahoma City, recorded in Book 7028, Page 142.

                       EXHIBIT B-18: PERMITTED EXCEPTIONS
                           STERLING HOUSE OF CHICKASHA

1. Taxes for the year 2001 and subsequent years, not yet ascertainable or payable.

2.    Statutory right of way along all section lines.

3. Rights of Way in favor of CHICKASHA GAS & ELECTRIC COMPANY, recorded in Book 176, Page 7 and Book 255, Page 80.

4.    Easement in favor of THE PUBLIC, recorded in Book 240, Page 276.

5. Right of Way in favor of SOUTHWESTERN BELL TELEPHONE COMPANY, recorded in Book 569, Page 586.

                       EXHIBIT B-19: PERMITTED EXCEPTIONS
                            STERLING HOUSE OF DESOTO

1. Taxes for the year 2001 and subsequent years, not yet ascertainable of payable.

2. Drainage easement and right of way dedication, as shown on plat recorded in Volume 96093, Page 3095 of the Deed Records of Dallas County, Texas.

3. Easement and Right of Way from Sterling House Corporation to Texas Utilities Electric Company, dated September 5, 1996, filed November 15, 1996, recorded in Volume 96225, Page 1777 of the Deed Records of Dallas County, Texas.

4. Easement and Right of Way from Alterra Health Care to Southwestern Bell Telephone Company, dated June 21, 1999, filed July 27, 1999, recorded in Volume 99145, page 313 of the Deed Records of Dallas County, Texas.

5. Terms, conditions and covenants of Special Warranty Deed from MainBank, formerly known as The Red Oak State Bank to Health Care REIT, Inc., dated May 15, 1996, recorded in Volume 96098, Page 2837 of the Deed Records of Dallas County, Texas.

                       EXHIBIT B-20: PERMITTED EXCEPTIONS
                         STERLING HOUSE OF OKLAHOMA CITY

1. Taxes or assessments which are not shown as existing liens by either the public records or the records of any taxing authority that levies taxes or assessments on real property; also taxes for the year 1995 and subsequent years.

2. Journal Entry of Judgment Decree Vacating a part of Pennsylvania South Section Three Addition to the City of Oklahoma City, Cleveland County, Oklahoma, filed in Cleveland County District Court Case No. C-77-651, and Order Nunc Pro Tunc Journal Entry of Judgment Vacating a part of Pennsylvania South Section Three Addition to the City of Oklahoma City, Cleveland County, Oklahoma, recorded in Book 514, Page 653.

         Building limit restriction lines as shown on subdivision plat.

                       EXHIBIT B-21: PERMITTED EXCEPTIONS
                            STERLING HOUSE OF DUNCAN

1. Advalorem tax for 2001 and subsequent years, are not yet ascertainable or payable.

2. Interests in and to all of the oil, gas, coal, metallic ores and other minerals in and under and that may be produced from said premises; and all rights, interests and estates of whatsoever nature incident to or growing out of said outstanding minerals.

3. Statutory section line right-of-way on the South 16.5 feet of said property.

4. Easement dated 1/31/73, recorded in book 1124, page 116 to the City of Duncan, Oklahoma, for sewer line purposes.

5. Easement dated 8/17/73, recorded in book 1141, page 483 to the City of Duncan, Oklahoma, for sewer line purposes.

6. Sewer Easement dated 9/9/76, recorded in book 1320, page 819 to R.A. Clampitt, which has been assigned to the City of Duncan and recorded in book 1324, page 182.

                       EXHIBIT B-22: PERMITTED EXCEPTIONS
                          STERLING HOUSE OF CEDAR HILL

1.    Real estate taxes and assessments not yet due and payable.

2. Restrictive Covenant recorded at Volume 86127, Page 6002 of the Deed Records of Dallas County, Texas.

3. Easement and Right-of-Way from Morgan E. Wheatley and wife Mabel Wheatley to The Texas Pipeline Company, dated January 24, 1947, filed April 9, 1947, and recorded in Volume 2808, Page 167 of the Deed Records of Dallas County, Texas; as affected by Easement Amendment executed by and between The Texas Pipeline Company and Cedar Hill/Joe Wilson Joint Venture, dated April 10, 1985, filed April 30, 1985, and recorded in Volume 85086, Page 3335 of the Deed Records of Dallas County, Texas.

4. Easement and Right-of-Way from Sterling House Corporation, a Kansas corporation, to Texas Utilities Electric Company, a Texas corporation, dated September 5, 1996, filed November 15, 1996, and recorded in Volume 96225, Page 1773 of the Deed Records of Dallas County, Texas.

                       EXHIBIT B-23: PERMITTED EXCEPTIONS
                            STERLING HOUSE OF FINDLAY

1.    Taxes for the year 2001 and subsequent years, but not yet due and payable.

2.    Any special assessments not reflected by the County Treasurer's Tax
      Duplicate.

3. Matured and unmatured installments of special assessment for Rush Creek for the year 1997 and subsequent years.

4.    Utility easement of 10 feet as shown on recorded plat.

5.    Minimum building setback line of 75 feet as shown on recorded plat.

6. Restrictions appearing of record at Plat Volume 9, Page 441 and amended at Deed Volume 933, Page 100 and Volume 959, page 234.

                       EXHIBIT B-24: PERMITTED EXCEPTIONS
                             STERLING HOUSE OF TROY

1.    Taxes for the year 2001 and subsequent years, but not yet due and payable.

2. Utility easements of 10 feet along East and South lines and 5 feet along North line of Lot 8204 as shown on recorded plat.

3.    Building setback line of 25 feet as shown on recorded plat.

4.    Sanitary sewer easement line as shown on recorded plat.

5. Right of way granted to The Dayton Power and Light Company by instrument dated May 28, 1982 and recorded at Deed Volume 562, Page 330.

6. Easement for water lines granted to the City of Troy, Ohio, by instrument dated November 18, 1970 and recorded at Deed Volume 479, Page 55.

                       EXHIBIT B-25: PERMITTED EXCEPTIONS
                          STERLING HOUSE OF GEORGETOWN

1. Standby fees, taxes and assessments by any taxing authority for the year 2001, and subsequent years, not yet due and payable, and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership.

2. Any titles or rights asserted by anyone, including, but not limited to, persons, the public, corporations, governments or other entities,

      a. to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans, or

      b. to lands beyond the line of the harbor or bulkhead lines as established or changed by any government, or

      c.    to filled-in lands, or artificial islands, or

      d.    to statutory water rights, including riparian rights, or

      e. the area extending from the line of mean low tide to the line of vegetation, or the rights of access to that area or easement along and across that area.

3. Twenty foot (20') easement dated October 10, 1985, granted to City of Georgetown by Joe B. McMaster and Barbara Rister Petrosky, recorded in Volume 1263, Page 589, Official Records, Williamson County, Texas an as shown on survey prepared by Fred L. McMichael, R.P.L.S. No. 3682, dated April 21, 1997.

4. Twenty five foot (25') building setback line on North; 7.5 building setback line on East and West; 20' building setback line on South all as shown on survey prepared by Fred L. McMichael, R.P.L.S. No. 2682, dated April 21, 1997.

5.  Drainage structures and detention ponds as shown on survey prepared by Fred
    L. McMichael, R.P.L.S. No. 3682, dated April 21, 1997

6. Easement for Utilities granted to the City of Georgetown, Texas, dated May 6, 1997, filed May 7, 1997 under File No. 972594.

                       EXHIBIT B-26: PERMITTED EXCEPTIONS
                             STERLING HOUSE OF PIQUA

1.    Taxes for the year 2001 and subsequent years, but not yet due and payable.

2. Easement to the City of Piqua, Ohio, dated May 17, 1995 and recorded at Deed Volume 662, page 487.

3. Right of way to The Ohio Fuel Gas Company dated July 30, 1952 and recorded at Misc. Volume 11, page 412,

4. Easement to the City of Piqua dated May 10, 1995 and recorded at Deed Volume 662, page 485.

5. Easement to the Ohio Bell Telephone Company dated August 26, 1977 and recorded at Deed Volume 531, page 807.

6. Right of way to The Ohio Fuel Gas Company dated September 23, 1961 and recorded at Deed Volume 383, page 42.

7.    25 foot utility easement as shown at Plat Volume 12, page 148.

                       EXHIBIT B-27: PERMITTED EXCEPTIONS
                          STERLING HOUSE OF CLARKSVILLE

1.  Taxes and assessments not yet due and payable.

2.  Agreement for Dedication of Easement dated September 24, 1986 between Robert
    R. Welch, Trustee, and the City of Clarksville and recorded August 11, 1987 at 1:34 p.m. in Official Record Book Volume 394, Page 192, in the Register's Office for Montgomery County, Tennessee.

3. Agreement for Dedication of Easement dated August 11, 1987 between Robert R. Welch, Trustee, and the City of Clarksville and recorded December 28, 1990 at 8:55 a.m. of record in Official Record Book Volume 451, Page 1543, in the Register's Office for Montgomery County, Tennessee.

4. Easement conveyed from Belle Forest Apartments, LLC to TRT Throneberry Development, LLC, dated October 30, 1997 and recorded October 30, 1997 at 2:36 p.m. of record in Official Record Book Volume 640, Page 1308, in the Register's Office for Montgomery County, Tennessee.

5. Restrictions contained in the deed from Frank N. McGregor and James G. Holleman to James T. Ringpfeil, Jere M. Ervin, Vernard Barkley, Bernard Barkley, Glenn L. Lawrence, John T. Baugh, and James E. Cary, trading and doing business as Belle Forest Apartments, dated June 30, 1973 and recorded July 9, 1973 at 8:00 a.m. of record in Official Record Book Volume 150, Page 120, in the Register's Office for Montgomery County, Tennessee.

6. Noncompetition agreement as set out in the deed between Belle Forest Apartments, LLC and Sterling House Corporation, dated October 30, 1997 and recorded October 30, 1997 at 2:36 p.m. of record in Official Record Book Volume 640, Page 1311, in the Register's Office for Montgomery County, Tennessee.

                       EXHIBIT B-28: PERMITTED EXCEPTIONS
                            STERLING HOUSE OF CANTON

1.  Taxes and assessments not yet due and payable.

2.  Original Notice of Commencement filed at Imaging #97072228.

3. Easement and all other matters to Stark County Metropolitan Sewer District set forth in an instrument dated August 21, 1997 and recorded at Stark County Official Records imaging numbers 97010050 and 97045828.

4. Stark County Metropolitan Sewer District Easement dated November 17, 1997 and recorded at Stark County Imaging #97064713.

5. Conditions, Restrictions, Easement and Reservation set forth in an instrument dated October 25, 1965 and recorded in Volume 3116, Page 186 of the Stark County Records and all other matters.

6. Affidavit from Larry Paul set forth in an instrument dated September 17, 1997 and recorded at Stark County Official Records Imaging Number 97051762 as to modification of restrictions.

7. Non-Drilling Oil and Gas Lease and all other matters to E.D.F. Oil & Gas, Inc. set forth in the instrument dated July 25, 1989 and recorded in Volume 846, Page 646 of the Stark County Official Records.

8. Personal property tax lien filed by Health Care REIT, Inc. in the amount of $2,475.08 dated December 7, 2000 recorded at Instrument No. 2000073265.

                       EXHIBIT B-29: PERMITTED EXCEPTIONS
                          CLARE BRIDGE OF OKLAHOMA CITY

1. Ad valorem taxes for 2001, and subsequent years that are not yet due and payable.

2. All interest in and to all of the oil, gas and other minerals in and under and that may be produced from the premises; and all rights, interests and estates of whatsoever nature incident to or growing out of said outstanding minerals.

3.  All unreleased oil and gas leases, both recorded and unrecorded.

4. Terms, conditions and provisions of a public street easement with ingress and egress as contained in Easement to the City of Oklahoma City, Oklahoma, recorded in Book 3949, Page 558.

5. Terms, conditions and provisions of a public street easement with ingress and egress as contained in Easement to the City of Oklahoma City, Oklahoma, recorded in Book 3951, Page 1551.

6. Terms, conditions and provisions of a utility easement as contained in Easement to Oklahoma Gas and Electric Company, recorded in Book 4712, Page 175.

7. Terms, conditions and provisions of a utility easement as contained in Easement to Oklahoma Gas and Electric Company, recorded in Book 5634, Page 207.

8. Terms, conditions and provisions of a water line easement as contained in Easement to the City of Oklahoma City, Oklahoma, recorded in Book 5648, Page 901.

9. Terms, conditions and provisions of a water line easement as contained in Easement to the City of Oklahoma City, Oklahoma, recorded in Book 5851, Page 721.

10. Terms, conditions and provisions of a water easement as contained in Easement to the City of Oklahoma City, Oklahoma, recorded in Book 5851, Page 723.

11. Terms, conditions and provisions of a water line easement as contained in Easement to the City of Oklahoma City, Oklahoma, recorded in Book 4673, Page 388.

12. Rights of parties in possession as tenants only.

13. Terms, conditions, covenants and restrictions contained in the Memorandum of Lease between South Park Health Care Center, Inc. and Peak Medical Oklahoma No. 4, Inc.

14. Encroachment of building into easement recorded in Book 5851, Page 721, as shown on survey prepared by Smith-Roberts & Associates, Inc. dated October 12, 1998.

15. Encroachment of building into easement recorded in Book 4673, Page 388, as shown on survey prepared by Smith-Roberts & Associates, Inc. dated October 12, 1998.

16. Encroachment of building into easement recorded in Book 5648, Page 901, as shown on survey prepared by Smith-Roberts & Associates, Inc. dated October 12, 1998.

17. Possible unrecorded easement for sanitary sewer line located in the northeasterly corner of the property as shown on survey prepared by Smith-Roberts & Associates, Inc. dated October 12, 1998.

18. Encroachment of building into easement recorded in Book 5851, Page 723, as shown on survey prepared by Smith-Roberts & Associates, Inc. dated October 12, 1998.

19. Regulatory Agreement for Multi-Family Housing Projects from South Park Health Center, Ltd. to Secretary of Housing and Urban Development, dated February 20, 1980, filed February 20, 1980 at 11:07 a.m., and recorded in Book 4646, Page 35.

                       EXHIBIT B-30: PERMITTED EXCEPTIONS
                          STERLING HOUSE OF N. AUGUSTA

1. Taxes for the year 2001, a lien but not yet due and payable and taxes for all subsequent years.

2.  Easements to South Carolina Power Company, recorded in Deed Book 403, page
    97.

3. Easement to South Carolina Electric & Gas Company, recorded in Book 272, page 200.

4. Easement to Georgia Power Company, recorded in Book 92, page 17 and Book 91, page 112.

5. Telephone junction box; Water spigot; Headwalls; Manholes; Junction boxes; Sanitary sewer lines, Reinforced concrete pipes; Sanitary sewer clean outs; Irrigation valves; Catch basins; Gas lines; Drop inlets; Poles; Gas meter; and Underground TV cable line as shown on Plat of survey prepared for Sterling House Corporation by Cox and Dinkins, Inc., dated November 17, 1998, and last revised April 1, 1999.

6. Rights of others in and to the right-of-way shown as Leisure Lane on plat prepared for Sterling House Corporation by Cox and Dinkins, Inc., dated January 8, 1998, recorded in Plat Book 37, page 211; also shown on plat prepared by Cox and Dinkins, Inc., dated November 17, 1998, and last revised April 1, 1999.

7. Rights of residents, as residents only, under unrecorded residency agreements.

8.  Cable Television Installation Agreement recorded in Book 947, page 291.

9.  Easements set forth in deed recorded in Deed Book 1871, page 47.

                       EXHIBIT B-31: PERMITTED EXCEPTIONS
                              CLARE BRIDGE OF SALEM

1.  Taxes for the year 2001 and subsequent years, not yet due and payable.

2. An easement created or disclosed by instrument, including the terms and provisions thereof,
         Dated          :   January 19, 1955
         Recorded       :   February 15, 1955 in Volume 472, page 399
         In favor of    :   Portland General Electric

3.  Utility Easement Agreement, including the terms and provisions thereof,
         Dated          :   March 20, 1998
         Recorded       :   April 9, 1998 in Reel 1477, Page 641
         By and between :   Marica K. Putman and Louise M. Putman and ALS-Clare
                            Bridge, Inc.

4.  Improvement Agreement, including the terms and provisions thereof,
         Dated          :   April 29, 1998
         Recorded       :   May 20, 1998 in Reel 1489, Page 328
         By and between :   City of Salem and ALS-Clare Bridge, Inc.

5. An easement created or disclosed by instrument, including the terms and provisions thereof,
         Dated          :   April 29, 1998
         Recorded       :   May 27, 1998 in Reel 1491, Page 98
         In favor of    :   City of Salem

6. Rights of residents, as residents only, under unrecorded residency agreements.

7. Broadband Services Agreement by and between Far-West Communications, Inc. and Alterra Healthcare dated May 26, 2000 and recorded on August 29, 2000 in Reel 1715, Page 458.

                       EXHIBIT B-32: PERMITTED EXCEPTIONS
                            CLARE BRIDGE OF ASHEVILLE

1.  Taxes for the year 2001 and thereafter which are not yet due and payable.

2. Restrictions, reservations of easements, conditions contained in instrument recorded in Book 1732, Page 525; and amended in Book 2072, Page 45, Buncombe County Registry.

3. The following matters that are shown by survey dated February 26, 1999, revised April 9, 1999, by Robert C. Brown, Registered Land Surveyor: Walden Ridge Drive, twenty (20) foot sanitary sewer easement in Plat Book 68, Page 105, water valves and valve pit, building setbacks of fifteen (15) feet along North and South property lines and ten (10) feet along East and West property lines, cleanouts, thirty (30) foot sanitary sewer and water easements in Plat Book 72, page 125, sanitary sewer lines and manholes, storm drains and pipes, underground electric, concrete pads and six (6) inch D.I.P. water line.

4. Building restriction line(s), easement(s) and other matters as shown on a plat recorded in Plat Book 68, Page 53; Plat Book 68, Page 105; and Plat Book 72, Page 125, Buncombe County Registry.

5. Easement and Right-of-Way dated October 8, 1953, between T. A. Davis and wife, Bernice M. Davis and Carolina Power & Light Company and recorded January 19, 1954, at 11:00 AM in the records of the Register of Deeds, Buncombe County, North Carolina, in Book 740, Page 566.

6. Easement and Right-of-Way dated June 19, 1961, between T. A. Davis and wife, Bernice M. Davis, and Carolina Power & Light Company and recorded June 27, 1961, at 9:33 AM in the records of the Register of Deeds, Buncombe County, North Carolina, in Book 846, Page 376.

7. Easement and Right-of-Way dated October 24, 1953, between W. R. Birmingham and wife, Etta Birmingham, and Carolina Power & Light Company and recorded January 19, 1954, at 11:00 AM in the records of the Register of Deeds, Buncombe County, North Carolina, in Book 740, Page 603.

8. Easement and Right-of-Way dated June 19, 1961, between W. R. Birmingham (widower) and Carolina Power & Light Company and recorded June 27, 1961, at 9:33 AM in the records of the Register of Deeds, Buncombe County, North Carolina, in Book 846, Page 372.

9. Agreement dated November 6, 1997, between Clare Bridge of Asheville, LLC, a North Carolina limited liability company, Winston W. Pulliam, Sr., and Pulliam and Kasey Properties, LLC, a North Carolina limited liability company and recorded November 7, 1997, at 12:41 PM in the records of the Register of Deeds, Buncombe County, North Carolina, in Book 1993, Page 536.

10. Road maintenance requirements in North Carolina Special Warranty Deed dated November 5, 1997, between Clare Bridge of Asheville, LLC, a North Carolina limited liability company, and Winston W. Pulliam, Sr. and recorded November 7, 1997, at

    12:39 PM in the records of the Register of Deeds, Buncombe County, North Carolina, in Book 1993, Page 515.

                       EXHIBIT B-33: PERMITTED EXCEPTIONS
                           STERLING HOUSE OF COLUMBIA

1.  2001 Taxes, a lien, which are not yet due and payable.

2.  All matters shown on Plat recorded in Book 6, page 527A.

3.  All matters shown on Plat recorded in Book 11, page 175.

4. Reciprocal Easements as set forth in Book 1388, page 222, and re-recorded in Book 1426, page 473.

5. Restrictions as set forth in Book 835, page 342, as amended by Book 851, page 660; Book 1382, page 47; Book 839, page 367; and Book 841, page 117.

6. Water Line Easement granted to City of Columbia for the use and benefit of Columbia Power and Water System as recorded in Book 1408, page 156.

7. Survey Number 98-215, dated March 10, 1999, revised March 29, 1999, prepared by SCI Surveyors, Inc., Surveyors, indicates the following:

    (a) Minimum building setback line setbacks 75' front, 7.5' sides and 20' rear.

    (b) Southwest corner of building encroaches into sanitary sewer easement
        5.7'.

    (c) Proposed Sterling Lane along the southwesterly boundary.

    (d) Note 10 regarding underground utilities.

    ALL as more particularly shown on survey.

                       EXHIBIT B-34: PERMITTED EXCEPTIONS
                           CLARE BRIDGE OF WILMINGTON

1.  Taxes for the year 2001 and thereafter which are not yet due and payable.

2. Matters that are shown on plat recorded in Map Book 37, Page 128, New Hanover County Registry.

3. Rights of residents, as residents only, under unrecorded residency agreements.

                       EXHIBIT B-35: PERMITTED EXCEPTIONS
                             CLARE BRIDGE OF EVERETT

1. Taxes and assessments for the year 2001 and thereafter which are not yet due and payable.

2. Notice of Additional Sewer Connection Charges levied by the City of Everett, as disclosed by Snohomish County Recording No. 8408230225.

3.  Easement and the terms and conditions thereof:

    Disclosed by:  Instrument recorded under Auditor's File No. 781593
    Purpose:       Ingress and egress
    Area Affected: As in said document

4.  Easement and the terms and conditions thereof:

    Grantee:       P.U.D. No. 1 of Snohomish County
    Purpose:       Electric transmission line
    Area Affected: 10 foot wide strip within subject property
    Dated:         January 20, 1989
    Recorded:      February 3, 1989
    Recording No.: 8902030150

5.  Easement and Right of Entry Agreement and the terms and conditions thereof:

    Grantee:       Tele-Vue Systems, Inc. d/b/a Viacom Cable
    Purpose:       Cable television distribution system
    Area Affected: As in said document
    Dated:         November 15, 1994
    Recording No.: 9411150348

6.  Easement and the terms and conditions thereof:

    Grantee:       City of Everett, a municipal corporation
    Purpose:       Utility line(s) and appurtenances and related rights as in said document
    Area Affected: 15 foot wide strips of land within subject property
    Dated:         July 20, 1998
    Recording No.: 9807200601

7.  Easement and the terms and conditions thereof:

    Grantee:       Public Utility District No. 1 of Snohomish County and GTE
                   Northwest Incorporated
    Purpose:       Electric transmission line and related rights as in said
                   document
    Area Affected: 10 foot wide strip of land within subject property
    Dated:         October 13, 1998
    Recording No.: 9810130963

8. Covenant regarding drainage, disclosed by the plat of West View recorded in Volume 19 of Plats, page 103.

9. Terms and conditions of City of Everett Ordinance No. 1107-85 recorded under Snohomish County Recording No. 8502200121.

10. Restrictive Covenant Agreement and the terms and conditions thereof:

    Recorded:      June 22, 1998
    Recording No.: 9806220945
    Regarding:     Restriction on the use of subject property

11. MDU Service Agreement and the terms and conditions thereof:

    Recorded:      February 10, 1999
    Recording No.: 9902100223
    Regarding:     Cable television distribution system

12. Right to conform existing driveways together with the right to make necessary slopes for cuts and fills upon the land herein described granted to City of Everett by deed recorded under Snohomish County Recording No. 9807200602.

13. Rights of residents, as residents only, under unrecorded residency agreements.

14. Ingress and Egress Easement

    Recording No.: 781593

                       EXHIBIT B-36: PERMITTED EXCEPTIONS
                            STERLING HOUSE OF EDMOND

1. Taxes for the year 2001 and subsequent years, not yet ascertainable or payable.

2. Title to all minerals within and underlying the premises, together with all mining rights, and other rights, privileges, and immunities relating thereto.

3. Airport zoning ordinances and regulations recorded in Book 906, Page 301, in Book 993, Page 157; in Book 1028, Page 521; in Book 2237, Page 340; in Book 2237, Page 315; and in Book 3065, Page 621, to the extent subject property is affected thereby.

4. Temporary permit to take and use ground water in favor of the OKLAHOMA WATER RESOURCES BOARD recorded November 8, 1977 in Book 4414, page 1101 affects subject property as shown on plat of survey by Raymond Prescott dated May 26, 1995.

5. Statutory Right of Way along North 33 feet of subject property as shown on plat of survey by Raymond Prescott dated May 26, 1995

                         EXHIBIT C: FACILITY INFORMATION

                                                                 FACILITY TYPE (PER LICENSE)
           FACILITY NAME/ADDRESS         ALLOCATED LEASE AMOUNT           BEDS/UNITS
---------------------------------------  ----------------------  ---------------------------
1.   Clare Bridge of Bradenton                $3,550,000         Assisted Living
     6101 Pointe W Blvd.                                         40 beds
     Bradenton, FL  34209                                        34 units
     Manatee County

2.   Clare Bridge of Sarasota                 $3,650,000         Assisted Living
     8450 McIntosh Road                                          38 beds
     Sarasota, FL  34238                                         34 units
     Sarasota County

3.   Sterling House of Ponca City             $1,650,000         Assisted Living
     1500 E. Bradley Avenue                                      39 beds
     Ponca City, OK  74604                                       39 units
     Kay County

4.   Sterling House of Norman                 $1,539,000         Assisted Living
     1701 Alameda Street                                         39 beds
     Norman, OK  73071                                           39 units
     Cleveland County

5.   Sterling House of Lawton                 $1,600,000         Assisted Living
     6302 W. Lee Road                                            42 beds
     Lawton, OK  73505                                           42 units
     Comanchie County

6.   Sterling House of Bartlesville           $1,480,000         Assisted Living
     5420 S.E. Adams Blvd.                                       39 beds
     Bartlesville, OK  74006                                     39 units
     Washington County

7.   Sterling House of Enid                   $1,480,000         Assisted Living
     4613 W. Willow Road                                         39 beds
     Enid, OK  73703                                             39 units
     Garfield County

8.   Sterling House of Stillwater             $1,480,000         Assisted Living
     1616 McElroy Road                                           39 beds
     Stillwater, OK  74075                                       39 units
     Payne County

9.   Sterling House of Shawnee                $1,480,000         Assisted Living
     3947 Kickapoo                                               39 beds
     Shawnee, OK  74804                                          39 units
     Pottowatomie County

10.  Sterling House of Midwest City           $1,480,000         Assisted Living
     615 W. Blue Ridge Drive                                     39 beds
     Midwest City, OK  73110                                     39 units
     Oklahoma County

11.  Sterling House of Claremore              $1,582,500         Assisted Living
     1605 N. Highway 88                                          43 beds
     Claremore, OK  74017                                        43 units
     Rogers County

12.  Sterling House of Waxahachie             $1,582,500         Assisted Living
     2250 Brown Street                                           60 beds
     Waxahachie, TX  75165                                       50 units
     Ellis County

                                                                 FACILITY TYPE (PER LICENSE)
           FACILITY NAME/ADDRESS         ALLOCATED LEASE AMOUNT           BEDS/UNITS
---------------------------------------  ----------------------  ---------------------------
13.  Sterling House of Palestine              $1,582,500         Assisted Living
     101 Trinity Court                                           43 beds
     Palestine, TX  75801                                        43 units
     Anderson County

14.  Sterling House of Muskogee               $1,582,500         Assisted Living
     3211 E. Chandler Road                                       43 beds
     Muskogee, OK  74403                                         43 units
     Muskogee County

15.  Sterling House of Owasso                 $1,595,000         Assisted Living
     12807 E. 86th Place N.                                      43 beds
     Owasso, OK  74055                                           43 units
     Tulsa County

16.  Sterling House of Texarkana              $1,595,000         Assisted Living
     4204 Moores Lane                                            60 beds
     Texarkana, TX  75503                                        50 units
     Bowie County

17.  Sterling House of N. Oklahoma City       $1,595,000         Assisted Living
     2435 N.W. 122nd Street                                      43 beds
     N. Oklahoma City, OK  73120                                 43 units
     Oklahoma County

18.  Sterling House of Chickasha              $1,480,000         Assisted Living
     801 Country Club Road                                       39 beds
     Chickasha, OK 73018                                         39 units
     Grady County

19.  Sterling House of Desoto                 $1,595,000         Assisted Living
     747 W. Pleasant Run                                         60 beds
     Desoto, TX  75115                                           50 units
     Dallas County

20.  Sterling House of Oklahoma City          $1,480,000         Assisted Living
     2500 S.W. 89th Street                                       39 beds
     Oklahoma City, OK  73159                                    39 units
     Oklahoma County

21.  Sterling House of Duncan                 $1,450,000         Assisted Living
     915 Plato Road                                              39 beds
     Duncan, OK  73533                                           39 units
     Stephens County

22.  Sterling House of Cedar Hill             $1,661,000         Assisted Living
     602 E. Beltline Road                                        60 beds
     Cedar Hill, TX  75104                                       50 units
     Dallas County

23.  Sterling House of Findlay                $2,000,000         Assisted Living
     725 Fox Run Road                                            37 beds
     Findlay, OH  45840                                          37 units
     Hancock County

24.  Sterling House of Troy                   $2,200,000         Assisted Living
     81 S. Stanfield Road                                        37 beds
     Troy, OH 45373                                              37 units
     Miami County

25.  Sterling House of Georgetown             $2,300,000         Assisted Living
     2600 University Drive E                                     54 beds
     Georgetown, TX  78626                                       54 units
     Williamson County

                                                                 FACILITY TYPE (PER LICENSE)
           FACILITY NAME/ADDRESS         ALLOCATED LEASE AMOUNT           BEDS/UNITS
---------------------------------------  ----------------------  ---------------------------
26.  Sterling House of Piqua                 $ 2,120,000         Assisted Living
     1744 W. High Street                                         37 beds
     Piqua, OH  45356                                            37 units
     Miami County

27.  Sterling House of Clarksville           $ 2,622,279         Assisted Living
     2183 Memorial Drive                                         49 beds
     Clarksville, TN  37043                                      49 units
     Montgomery County

28.  Sterling House of Canton                $ 2,398,100         Assisted Living
     1119 Perry Drive N.W.                                       42 beds
     Canton, OH  44708                                           42 units
     Stark County

29.  Clare Bridge of Oklahoma City           $ 3,200,000         Assisted Living
     12401 Dorset Drive                                          38 beds
     Oklahoma City, OK  73120                                    34 units
     Oklahoma County
     (Still in retainage)

30.  Sterling House of N. Augusta            $ 2,890,000         Assisted Living
     105 N. Hills Drive                                          52 beds
     N. Augusta, SC  29841                                       52 units
     Aiken County

31.  Clare Bridge of Salem                   $ 5,620,298         Assisted Living
     1355 Boone Road S.E.                                        60 beds
     Salem, OR  97306                                            60 units
     Marion County

32.  Clare Bridge of Asheville               $ 3,692,675         Assisted Living
     4 Walden Ridge Drive                                        38 beds
     Asheville, NC  28803                                        34 units
     Buncombe County

33.  Sterling House of Columbia              $ 2,635,620         Assisted Living
     5011 Trotwood Avenue                                        49 beds
     Columbia, TN  38401                                         49 units
     Maury County

34.  Clare Bridge of Wilmington              $ 3,200,939         Assisted Living
     3501 Converse Drive                                         38 beds
     Wilmington, NC  28403                                       34 units
     New Hanover County

35.  Clare Bridge of Everett                 $ 6,876,202         Assisted Living
     2015 Lake Heights Drive                                     52 beds
     Everett, WA  98208                                          46 units
     Snohomish County

36.  Sterling House of Edmond                $ 1,739,000         Assisted Living
     116 W. Danforth Road                                        43 beds
     Edmond, OK  73003                                           43 units
     Oklahoma County
                                 TOTAL       $81,665,113

                     EXHIBIT D: LANDLORD'S PERSONAL PROPERTY

                 CONSISTING OF EXHIBIT D-1 THROUGH EXHIBIT D-36

                             [INTENTIONALLY DELETED]

                    EXHIBIT D-1: LANDLORD'S PERSONAL PROPERTY

                       Facility Name: ____________________

               [CREATE ADDITIONAL EXHIBIT D-___ FOR EACH FACILITY]

                      EXHIBIT E: DOCUMENTS TO BE DELIVERED

            Tenant shall deliver each of the following documents to Landlord no later than the date specified for each document:

            1. Annual Financial Statement of Tenant (audited) and Facility Financial Statement (audited) - within 90 days after the end of each fiscal year.

            2. Annual Facility Budget not later than 60 days prior to the beginning of the next fiscal year.

            3. Company Financial Model not later than 10 days after the Company Financial Model has been updated or disseminated to any financial institution or entity other than an Affiliate of the Tenant.

            4. Quarterly Healthcare Integrity and Protection Data Bank (HIPDB) Report (dated not earlier than the end of the quarter) - within 45 days after the end of each quarter.

            5. Quarterly Updates to Operator Profile of Tenant, including a review of the Profile prepared by Landlord and identification of all changes to the Profile to reflect the current situation - within 45 days after the end of each quarter.

            6. Periodic Financial Statement of Tenant - within 45 days after the end of each quarter.

            7. Monthly Facility Financial Statement - within 30 days after the end of each month.

            8. Tenant's Certificate and Annual or Quarterly Facility Financial Report (Exhibit F) - with each delivery of Tenant's financial statements.

            9. Annual Facility Financial Report (based upon internal financial records) - within 60 days after the end of each fiscal year.

            10. Federal tax returns of Tenant - within 15 days after the filing of the return. If the filing date is extended, also provide a copy of the extension application within 15 days after filing.

            11. If applicable, Medicaid cost reports for each Facility - within 15 days after filing of the report with the State agency.

            12. State and federal health care survey and inspection reports, inspector exit interview notes and report, plans of correction, re-survey reports, evidence of annual license renewal, HIPDB adverse action report, notice of licensure deficiencies or commencement of licensure revocation or decertification proceeding, notice of admissions ban, issuance of a provisional or temporary license and all correspondence regarding any of the foregoing for each Facility - within five days after receipt by Tenant.

            13. Real estate taxes:

                (a) Copy of invoice and check - within five days after the due date; and

                (b) Copy of official receipt or other satisfactory evidence of payment - within 30 days after the due date.

            14. Certificate of insurance renewal, current Certificate of Compliance from insurance agent and evidence of payment of premium - at least 30 days prior to the expiration of each policy.

            15. Facility information: [i] a security deposit report, including resident name, date of move-in, security deposit, and corresponding security deposit bank account balance, with a monthly update of any changes; [ii] a report accounting for all resident trust funds, including corresponding trust fund deposit bank accounts; [iii] a schedule and copies of any equipment leases and financings, including vendor, equipment descriptions, monthly payment, rate and maturity, with a monthly update of any changes and the required nondisturbance agreement if the original cost of the equipment exceeds $50,000.00; [iv] a schedule of all utility providers and utility deposits; [v] a list of all rent concessions, including, but not limited to, free rent, rent reduction, community fee waivers, rate locks, rate guaranties and waivers of security deposits; [vi] a copy of each private pay resident's occupancy agreement and each Facility's form of agreement; [vii] a schedule of all employee vacation and sick days; and [viii] employee policies and procedures handbook, including employee benefits - current and annually updated reports, schedules and copies to be delivered on or before March 31 of each year.

                         EXHIBIT F: TENANT'S CERTIFICATE
                         AND FACILITY FINANCIAL REPORTS

Report Period: Commencing _______________ and ending _______________

Lease: Lease made by HEALTH CARE REIT, INC., HCRI NORTH CAROLINA
       PROPERTIES, LLC, HCRI TENNESSEE PROPERTIES, INC. and HCRI TEXAS PROPERTIES, LTD. (collectively called "Landlord") to ALTERRA HEALTHCARE CORPORATION ("Tenant")

              I hereby certify to Landlord as follows:

            1. The attached [specify audited or unaudited and annual or quarterly, and if consolidated, so state] financial statements of Tenant [i] have been prepared in accordance with generally accepted accounting principles consistently applied; [ii] have been prepared in a manner substantially consistent with prior financial statements submitted to Landlord; and [iii] fairly present the financial condition and performance of Tenant in all material respects.

            2. The attached Annual Facility Financial Report and Facility Accounts Receivable Aging Report for the Report Period is complete, true and accurate and has been prepared in a manner substantially consistent with prior schedules submitted to Landlord. As set forth in the Annual Facility Financial Report, Tenant has maintained the Portfolio Coverage Ratio and the Current Ratio/Debt to Equity Ratio for the Report Period as required under the Lease between Tenant and Landlord.

            3. To the best of my knowledge, Tenant was in compliance with all of the provisions of the Lease and all other documents executed by Tenant in connection with the Lease at all times during the Report Period, and no default, or any event which with the passage of time or the giving of notice or both would constitute a default, has occurred under the Lease.

            Executed this ___ day of _______________.

                                                  _____________________________

                                                  Name:________________________

                                                  Title:_______________________

                        ANNUAL FACILITY FINANCIAL REPORT

FACILITY NAME:    _____________________________________________________________
FACILITY ADDRESS: _____________________________________________________________
                  _____________________________________________________________

REPORT PERIOD:    Twelve (12) months beginning _______________ and ending
                  _______________. All information reported should be for this period only.

                                            CENSUS          % RESIDENT
  OCCUPANCY DATA                             DATA               DAYS       % REVENUES
---------------------     -------      ----------------     ----------     ----------
Total Beds/Units:         _______      Medicaid:             _______%       _______%
Total Available Days:     _______      Medicare:             _______%       _______%
Total Occupied Days:      _______      Private & Other:      _______%       _______%
Occupancy Percentage:     _______%     Total:                _______%       _______%

                                 OPERATING DATA

1.    Gross Revenues.................................................................    $____________________

2.    Contractual Allowances.........................................................    $____________________

3.    Net Revenues...................................................................    $____________________

4.    Operating Expenses(before interest, lease/rent, depreciation,
      amortization and management fees)..............................................    $____________________

5.    Net Operating Income...........................................................    $____________________

6.    Interest Expense...............................................................    $____________________

7.    Lease/Rent Expense.............................................................    $____________________

8.    Depreciation Expense...........................................................    $____________________

9.    Amortization Expense...........................................................    $____________________

10.   Management Fees................................................................    $____________________

11.   Management Fees (as a percent of Gross Revenues)...............................     ____________________%

12.   Overhead Allocation (if applicable)............................................    $____________________

13.   Other (identify)...............................................................    $____________________

14.   Income Taxes...................................................................    $____________________

15.   Net Income (amount should agree with the facility's financial statements)......    $____________________

                                 FINANCING DATA
                (Note: This data breaks out Items 6 and 7 above.)

                                Related to HCRI     All Other Leases and/or Debt       Total
                               -----------------    ----------------------------    -------------
Lease Payments                     _________               _________                  ________
Interest Payments                  _________               _________                  ________
Principal Payments (if any)        _________               _________                  ________
                                  $                       $                          $
                                   =========               =========                  ========

                                 COVERAGE RATIO

1.     Net Operating Income                                    $______________

2.     Less Imputed Management Fee
         ( _____% of gross revenues)                           (_____________)

3.     Less Imputed Replacement Reserve for period
         ($_________ per bed [or unit] per year)               (_____________)

4.     Adjusted Net Operating Income                           $______________

5.     Loan/Lease Payments to HCRI                             $______________

6.     Actual Coverage Ratio (Line 4 / Line 5)                  ______________

7.     Minimum Coverage Ratio (per Lease Agreement)             ______________

                                  CURRENT RATIO
                           [DELETE IF NOT APPLICABLE]

1.     Current Assets                                          $______________

2.     Current Liabilities                                     $______________

3.     Actual Current Ratio (Line 1 / Line 2)                   ______________

4.     Minimum Current Ratio (per Lease Agreement)              ______________

I certify that the foregoing is true and accurate.

______________________________________     Date:_______________________________

Name:_________________________________     Phone Number:_______________________

Title:________________________________

               QUARTERLY FACILITY ACCOUNTS RECEIVABLE AGING REPORT

                     FACILITY NAME:    ____________________

                     FACILITY ADDRESS: ____________________
                                       ____________________
                                       ____________________

ACCOUNTS RECEIVABLE AGING AS OF ____________ (MOST RECENT QUARTER ENDED)

PAYOR                  0-30 DAYS   %    31-60 DAYS  %    61-90 DAYS  %    OVER 90 DAYS %    TOTALS       %
Medicaid              $_______ ____%   $_______ ____%   $_______ ____%    $_______ ____%    $_______ ____%

Medicare              $_______ ____%   $_______ ____%   $_______ ____%    $_______ ____%    $_______ ____%

Commercial Insurance  $_______ ____%   $_______ ____%   $_______ ____%    $_______ ____%    $_______ ____%

Other -_____________  $_______ ____%   $_______ ____%   $_______ ____%    $_______ ____%    $_______ ____%

TOTALS                $_______ 100%    $_______ 100%    $_______ 100%     $_______ 100%     $_______ 100%

% OF TOTALS $         ___________%     ___________%     ___________%      ___________%          100%

ACCOUNTS RECEIVABLE AGING AS OF ____________ (2ND RECENT QUARTER ENDED)

PAYOR                  0-30 DAYS   %    31-60 DAYS  %    61-90 DAYS  %    OVER 90 DAYS %    TOTALS       %
Medicaid              $_______ ____%   $_______ ____%   $_______ ____%    $_______ ____%    $_______ ____%

Medicare              $_______ ____%   $_______ ____%   $_______ ____%    $_______ ____%    $_______ ____%

Commercial Insurance  $_______ ____%   $_______ ____%   $_______ ____%    $_______ ____%    $_______ ____%

Other -_____________  $_______ ____%   $_______ ____%   $_______ ____%    $_______ ____%    $_______ ____%

TOTALS                $________ 100%   $________ 100%   $________ 100%    $________ 100%    $________ 100%

% OF TOTALS $          ____________%    ____________%    ____________%     ____________%              100%

                      EXHIBIT G: GOVERNMENT AUTHORIZATIONS
                         TO BE OBTAINED; ZONING PERMITS

                              [*TENANT TO PROVIDE*]

                          EXHIBIT H: PENDING LITIGATION

                              [*TENANT TO PROVIDE*]

                     EXHIBIT I: LIST OF LEASES AND CONTRACTS

                              [*TENANT TO PROVIDE*]